[PRELIMINARY COPY]

                        BERNARD HALDANE ASSOCIATES INC.
                             192 Lexington Avenue
                           Now York, Now York 10016
                                  15th Floor

                                                               December __, 1998


To Our Shareholders:


         You are invited to attend a Special Meeting of Shareholders of Bernard Haldane Associates, Inc. (the "Company") to be held on January 8 1999, as set forth in the attached Notice of Special Meeting of Shareholders, to vote on the proposed merger of Bernard Haldane Acquisition Corporation ("Newco") a newly formed non-public company organized by the management and other shareholders of the Company, with and into the Company. If the proposed merger is consummated, the shareholders of the Company (other than Newco and those who perfect dissenters' rights as described in the accompanying Proxy Statement) will be entitled to receive $3.00 in cash for each Common Share of the Company owned by them. Details of the proposed merger and other important information appear in the accompanying Proxy Statement.


       Your Board of Directors recommends a vote for the proposed merger. Although certain members of the Board of Directors have an inherent conflict of interest in the proposed merger, the Board of Directors of the Company referred the proposed merger to a Special Committee of independent directors which carefully considered the terms and conditions of the proposed merger and unanimously recommended the proposal to the full Board of Directors. The Board of Directors of the Company, after careful consideration of the recommendation of the Special Committee and the terms and conditions of the proposed merger, believes the proposed merger to be fair to shareholders of the Company. The Special Committee has also received the favorable opinion of Laidlaw Global Securities, Inc., an investment banking firm with broad experience in evaluating acquisition transactions, regarding the fairness of the proposed merger to shareholders of the Company from a financial point of view.

         The Board of Directors has been advised that Newco, which owns approximately 77% of the outstanding Common Shares of the Company, intends to vote all of such Common Shares in favor of the proposed merger, and, therefore, the approval of the proposed merger by the shareholders of the Company is assured. For a discussion of the interests of certain of the Company's directors, officers and others in this transaction, see "Special Factors -- Interests of Certain Persons in the Merger" in the accompanying Proxy Statement.

         We urge you to read the enclosed material carefully and request that you complete and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of Common Shares you own.


                                   Sincerely yours,


                                   BERNARD HALDANE ASSOCIATES, INC.


         Shareholders of the Company who do not wish to accept the per share payment in the Merger of $3. 00 in cash and who deliver to the Company a notice of intent to demand payment for their Common Shares before the vote of shareholders is taken and comply with the further provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders, will be paid the fair value of their Common Shares. For a description of the rights of dissenting shareholders and the procedures to be followed in order to obtain the fair value of their Common Shares, see the section captioned "RIGHTS OF DISSENTING SHAREHOLDERS" in the accompanying Proxy Statement and Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act, attached to the accompanying Proxy Statement as "Annex V."


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        BERNARD HALDANE ASSOCIATES, INC.

                                 PROXY STATEMENT

                                  ------------

                                TABLE OF CONTENTS


INTRODUCTION................................................................  1
         Matters to be Considered at the Meeting............................  1
         Voting at the Meeting..............................................  2
         Proxies............................................................  3

SUMMARY.....................................................................  4
         The Special Meeting................................................  4
         The Merger.........................................................  4
         Payment to Shareholders............................................  5
         Required Vote......................................................  5
         Effective Date of the Merger.......................................  5
         Interests of Certain Persons in the Merger.........................  5
         Recommendation of the Company's Board of Directors.................  7
         Opinion of Financial Advisor.......................................  7
         Financing of the Merger............................................  8
         Conditions to the Merger...........................................  8
         Tax Consequences to the Shareholders...............................  8
         Business of the Company............................................  8
         Financial Information Regarding the Company........................  8
         Market Prices and Repurchases of Common Shares.....................  9
         Rights of Dissenting Shareholders..................................  9

SPECIAL FACTORS.............................................................  9
         Background of the Merger...........................................  9
         Material Presented to the Special Committee........................ 12
         Informational Background Relating to the Financial
         Advisors Analysis and Opinion...................................... 12
         Valuation Process.................................................. 13
         Historical Financial Data Analysis and Financial Fore-
         casts.............................................................. 13
         Comparable Company Analysis........................................ 14
         Discounted Future Earnings Analysis................................ 16
         Stock Price History................................................ 17
         Odd Lot Holdings................................................... 17
         Board of Directors Determination................................... 17
         Opinion of Financial Advisor....................................... 19
         Revenue Growth..................................................... 20
         Trading History of the Company's Common Stock...................... 20
         Factors Relevent to the Proposed Merger............................ 21
         Assumptions........................................................ 22
         Qualification of Financial Advisor's Opinion....................... 23
         Recommendations of the Special Committee; Reasons for
         the Merger......................................................... 23
         Evaluation of the Public Market; Viability as a Public
         Company............................................................ 24
         Limited Trading Market............................................. 25

                                          (i)

         NASDAQ's Proposed Changes to its Maintenance Criteria.............. 25
         No Dividends....................................................... 27
         No Consideration of Independent or Competing Proposal.............. 27
         Fairness of Share Price Offered.................................... 27
         Management Group's Reasons for the Merger; Structure of
         the Merger......................................................... 28
         NASDAQ Advice Regarding Delisting.................................. 31
         Interests of Certain Persons in the Merger......................... 32

FINANCING OF THE MERGER..................................................... 35

CAPITALIZATION.............................................................. 36

THE MERGER AGREEMENT........................................................ 37
         Effective Date..................................................... 37
         Payment for Common Shares.......................................... 37
         The Exchange....................................................... 38
         Treatment of Options............................................... 39
         Conditions, Representations, and Covenants......................... 39
         Termination; Amendments............................................ 40
         Officers and Directors of the Surviving Corporation................ 40

INFORMATION CONCERNING NEWCO................................................ 40

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER............................... 42

ACCOUNTING TREATMENT OF THE MERGER.......................................... 43

RIGHTS OF DISSENTING SHAREHOLDERS........................................... 43

CONDUCT OF THE SURVIVING CORPORATION'S BUSINESS............................. 47

MARKET PRICES AND REPURCHASES OF COMMON SHARES.............................. 49

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY.................. 50

MANAGEMENT'S DISCUSSION AND ANALYSIS........................................ 53
         Results of Operations.............................................. 53
         Liquidity and Capital Resources.................................... 54
         Fiscal 1997 as Compared to Fiscal 1996............................. 58

BUSINESS AND PROPERTIES OF THE COMPANY...................................... 59
         Competition........................................................ 65
         Government Restrictions............................................ 66

MANAGEMENT OF THE COMPANY................................................... 67
         Executive Compensation............................................. 70
         Compliance with Section 16(a) of the Securities Exchange
         Act................................................................ 72

OUTSTANDING CAPITAL STOCK OF THE COMPANY.................................... 72

PRINCIPAL SHAREHOLDERS OF THE COMPANY....................................... 72

BIOGRAPHICAL INFORMATION OF PRINCIPAL SHAREHOLDERS.......................... 74

                                          (ii)

CERTAIN TRANSACTIONS AND RELATED PARTIES OF THE COMPANY..................... 75

ADDITIONAL INFORMATION...................................................... 75
         Current Information; Deregistration................................ 75

OTHER BUSINESS.............................................................. 76


Index to Consolidated Financial Statements................................F-1

Annex I           -        Agreement and Plan of Merger and an
                           Amendment thereto..............................I-1

Annex II          -        Certificate of Merger of
                           Bernard Haldane Acquisition Corporation
                           into Bernard Haldane Associates, Inc. .........II-1

Annex III         -        Opinion of Laidlaw Global Securities, Inc. ....III

Annex IV          -        Organization Agreement of
                           Bernard Haldane Acquisition Corporation
                           and an Amendment thereto.......................IV-1

Annex V           -        Sections 607.1301, 607.1302 and 607.1320
                           of the Florida Business Corporation Act
                           Regarding Dissenters' Rights...................V-1

Annex VI          -        Background Discussion Material
                           Presented to the Special Committee
                           on August 11, 1997.............................VI


                                    (iii)

[PRELIMINARY COPY]


                                 PROXY STATEMENT

                                  ------------

                        BERNARD HALDANE ASSOCIATES, INC.
                              192 Lexington Avenue
                            New York, New York 10016
                                 (212) 679-3360

                                  ------------

                         SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held On January 8, 1999

                                  -------------

                                  INTRODUCTION


         This Proxy Statement is being furnished to holders of common shares, $.00001 par value per share (the "Common Shares"), of Bernard Haldane Associates, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of The Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 on January 8, 1999 at 10:00 a.m. (New York time) and at any adjournment or adjournments or postponement or postponements thereof. This Proxy Statement, the enclosed Notice, and the enclosed form of proxy are first being
mailed to shareholders of the Company on or about December   , 1998.


Matters to be Considered at the Meeting

         At the Special Meeting, the shareholders of the Company are being asked to consider and vote upon a proposal recommended by the Board of Directors to approve and authorize an Agreement and Plan of Merger (the "Merger Agreement") between the Company and Bernard Haldane Acquisition Corporation, a Florida corporation ("Newco"), which provides for the merger (the "Merger") of Newco with and into the Company with the Company to be the surviving corporation (the "Surviving Corporation"). Newco was organized on November 5, 1997 by management and other shareholders of the Company, including Renee Nadel, Lilli Weinger, and Jerold P. Weinger, in connection with the transactions contemplated by the Merger. Newco owns approximately 77% of the outstanding Common Shares and has advised the Board of Directors that it intends to vote all of such Common Shares in favor of the proposed Merger. Therefore, the approval of the proposed merger by the shareholders of the Company is assured. (See "Special Factors -- Interests of Certain Persons in the

Merger" and "Information Concerning Newco."). A copy of the form of Merger Agreement between the Company and Newco is attached as Annex I to this Proxy Statement and should be read in its entirety.

         Pursuant to the terms of the Merger Agreement, each outstanding Common Share of the Company (other than treasury shares, shares held by Newco, and shares as to which dissenters' rights are perfected) will be converted into the right to receive $3.00 in cash, without interest. All unaffiliated shareholders will be cashed out at $3.00 per Common Share and will not retain any equity interest in the Company going forward. For information concerning the ownership of Newco, see "Special Factors -- Interests of Certain Persons in the Merger," and "Information Concerning Newco."

         A copy of the Certificate of Merger of Newco into the Company, is attached as Annex II to this Proxy Statement and should be read in its entirety.

Voting at the Meeting


         The Board of Directors has fixed the close of business on December 4, 1998 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 949,365 Common Shares outstanding and entitled to vote. The holders of such Common Shares are entitled to one vote per Common Share, exercisable in person or by properly executed proxy at the Special Meeting.


         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Special Meeting.

         The affirmative vote of the holders of a majority of the Common Shares issued and outstanding as of the Record Date is required for approval and authorization of the Merger Agreement.

         As of the Record Date, Newco beneficially owned a total of 731,670 Common Shares, constituting approximately 77% of the Common Shares issued and outstanding as of such date. Newco has informed the Board of Directors that it intends to vote all of such Common Shares for approval and authorization of the Merger Agreement. Therefore, approval and authorization of the Merger Agreement by the shareholders of the Company is assured.

         The Board of Directors of the Company recommends that shareholders vote FOR the approval of the Merger Agreement and authorization of the Merger. See "Special Factors." "Principal Shareholders of the Company," and "Information Concerning Newco."

Proxies

         All Common Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies have previously been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted FOR the approval and authorization of the Merger Agreement and the transactions contemplated therein. The Company does not know of any matters, other than as described in the Notice of Special Meeting, which are to come before the Special Meeting. If any other matters are properly presented to the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a proxy bearing a later date relating to the same Common Shares and delivering it to the Secretary of the Company, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to Bernard Haldane Associates, Inc., 192 Lexington Avenue, New York, New York 10016, Attention: Secretary.

         The Company will bear the cost of preparing and mailing the proxy material furnished to shareholders of the Company in connection with the Special Meeting. Proxies will be solicited by use of the mails. Directors, officers, and employees of the Company may also solicit proxies by telephone, telegram, or personal contact, and such persons will receive no additional compensation for such services. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the Common Shares held in their names.

         All information herein contained concerning the Company has been supplied by the Company. All information herein contained concerning Newco and the plans for the Surviving Corporation after the Merger has been supplied by the management and other shareholders of the Company.

         THE TRANSACTIONS TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVE A MATTER OF GREAT IMPORTANCE TO THE SHAREHOLDERS BECAUSE, IF APPROVED AND CONSUMMATED, THE SHAREHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL CEASE AND A RIGHT TO RECEIVE A CASH PAYMENT WITHOUT INTEREST OF $3.00 PER COMMON SHARE WILL REPLACE SUCH SHAREHOLDERS' EQUITY INVESTMENT IN THE COMPANY. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMA-

TION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS PROXY STATEMENT.

         SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE MERGER AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES BY FOLLOWING THE PROCEDURES DESCRIBED IN SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. SEE ANNEX V HERETO AND "RIGHTS OF DISSENTING SHAREHOLDERS."

         SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   SUMMARY

         The following summary is intended only to highlight certain information contained in this Proxy Statement. This summary is not intended to be a complete statement of all material features of the proposed Merger or other matters presented in this Proxy Statement and is qualified in its entirety by more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto, and other documents referred to in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Annexes hereto in their entirety.

The Special Meeting


         A Special Meeting of Shareholders of the Company will be held on January 8, 1999, at 10:00 A.M. (New York time) at the offices of the Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 to consider and vote upon the proposal recommended by the Board of Directors of the Company to approve and authorize the Merger Agreement. See "Introduction -- Matters to be Considered at the Meeting." Only record holders of Common Shares at the close of business on December 4, 1998, the Record Date, will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 949,365 Common Shares outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Special Meeting. See "Introduction -- Voting at the Meeting" and "Introduction -- Proxies."


The Merger

         Upon the approval and authorization of the Merger Agreement by the shareholders of the Company, Newco will be merged with and into the Company in accordance with the Florida Business Corporation Act of 1989 (the "FBCA"), the Company will be the Surviving Corporation, and the separate existence of Newco will thereupon cease. See "Special Factors," "The Merger Agreement -- General," "Principal Shareholders of the Company," and "Rights of Dissenting Shareholders."

Payment to Shareholders

         If the Merger is consummated, each outstanding Common Share will be converted into the right to receive, without interest, $3.00 in cash (except for treasury shares and shares held by Newco, which shares will be cancelled in the Merger, and shares owned by shareholders who have perfected dissenters' rights, which shares will be extinguished as provided under the FBCA). See "The Merger Agreement -- Payment for Common Shares," "The Merger Agreement -- The Exchange," and "Rights of Dissenting Shareholders."

Required Vote

         Pursuant to the FBCA, approval and authorization of the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of the majority of the issued and outstanding Common Shares entitled to vote thereon as of the Record Date. See "Introduction -- Matters to be Considered at the Meeting." As of the Record Date, Newco beneficially owned a total of 731,670 of the outstanding Common Shares, constituting approximately 77% of the Common Shares outstanding as of such date. Newco has informed the Board of Directors that it intends to vote all of such Common Shares for approval and authorization of the Merger Agreement. Newco owns a sufficient number of Common Shares to approve and authorize the Merger Agreement without the approval or authorization of other holders of Common Shares. Therefore, approval and authorization of the proposed Merger Agreement by the shareholders of the Company are assured. See "Introduction -- Voting at the Meeting," "Principal Shareholders of the Company," and "Special Factors -- Interests of Certain Persons in the Merger."

Effective Date of the Merger

         The Merger will become effective at the time a Certificate of Merger (a copy of the form of which is attached to this Proxy Statement as Annex II) relating to the Merger is accepted for filing by the Department of State of the State of Florida (the "Effective Date"). Such filing is currently anticipated to be made immediately following the Special Meeting. Such filing will be made, however, only upon satisfaction or waiver of certain conditions contained in the Merger Agreement and provided that no party has exercised any right of termination under the Merger Agreement.

Interests of Certain Persons in the Merger

         One director, Jerold P. Weinger, who is also a shareholder, and three other shareholders of the Company, Renee Nadel, Lilli Weinger and Seth Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Jerold
P. Weinger as custodian for his children) are hereinafter collectively referred to as the "Management Group." Jerold P. Weinger is also an executive officer of the Company. Jerold and Lilli Weinger are espoused. Jerold and Lilli Weinger and Renee Nadel are principal shareholders of the Company. The Management Group formed Newco on November 5, 1997, in connection with the transactions contemplated by the Merger Agreement. As of November 15, 1997, the members of the Management Group entered into an Organization Agreement (the "Organization Agreement") with Newco pursuant to which the Management Group contributed to Newco an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 shares of common stock, $.01 par value per share, of Newco ("Newco Shares"). As a result of such exchange, Newco became the beneficial owner of approximately 77% of the outstanding Common Shares of the Company. Upon consummation of the Merger, each issued and outstanding Newco Share, all of which are owned by the Management Group, will be converted into one common share of the Surviving Corporation and, as a result, the Management Group will own 100% of the issued and outstanding common shares of the Surviving Corporation.

         The opportunity for the Management Group to obtain a continuing equity interest in the Surviving Corporation (which opportunity is not available to the public shareholders of the Company) has presented the Management Group and members of the Board of Directors with a conflict of interest in connection with the negotiation of the Merger Agreement with the Company. Furthermore, all officers and certain directors of the Company will continue to serve, subject to the By-laws of the Surviving Corporation upon consummation of the Merger, which fact has also presented the Board of Directors with a conflict of interest in recommending approval of the Merger Agreement. The Special Committee was aware of actual and potential conflicts of interest of the officers and directors of the Company, including those included within the Management Group, when deciding to recommend approval of the Merger to the Board of Directors of the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         The Merger Agreement provides that the Surviving Corporation will use good faith efforts to provide officers' and directors' liability insurance covering officers and directors of the Company for a period of three years, on terms no less favorable to such officers and directors than those of such insurance maintained by the Company prior to the Merger. The Merger Agreement also provides that the Surviving Corporation will indemnify and hold harmless officers and directors of the Company against any liability in connection with any threatened, pending, or completed action, suit, or proceeding arising out of or related to the transactions contemplated by the Merger Agreement to the full extent permitted or required by Florida and the Company's Certificate of Incorporation and By-Laws.

         Jerold P. Weinger is an officer of the Company and receives compensation as such. Jerold P. Weinger is also a director of the

Company. Jerold P. Weinger currently intends to continue such relationships with the Surviving Corporation. (See "Management of the Company -- Management Compensation.") As a result, Jerold P. Weinger has a direct conflict of interest in recommending approval of the Merger to the shareholders of the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         Gusrae, Kaplan & Bruno is representing the Management Group and Newco in the proposed Merger. Gusrae, Kaplan & Bruno has represented members of the Management Group from time to time, and it is anticipated that upon consummation of the Merger, Gusrae, Kaplan & Bruno will continue to represent both the Management Group and the Surviving Corporation from time to time.

         Schoeman, Marsh & Updike, LLP is representing the Company in the proposed Merger. Schoeman, Marsh & Updike, LLP has acted as counsel to the Company with respect to the matters other than the Proposed Merger and has represented members of the Management Group from time to time, and it is anticipated that such law firm will continue to represent the members of the Management Group upon consummation of the Merger.

         See "Special Factors -- Interests of Certain Persons in the
Merger."

Recommendation of the Company's Board of Directors

         The Board of Directors of the Company, on the basis of the recommendation of a Special Committee of independent directors (the "Special Committee") appointed to evaluate the proposal now embodied in the Merger Agreement, has approved and authorized the Merger Agreement and the transactions contemplated thereby, believes that the proposed Merger is fair to the Company's unaffiliated shareholders, and recommends that the Company's shareholders approve and authorize the Merger Agreement. One of the principal reasons for the decision of the Special Committee to approve the Merger and recommend shareholder approval and authorization of the Merger Agreement is that the Merger will enable the Company's public shareholders to realize a cash return on investment or a return of capital at a price which they might not otherwise have been able to receive from their Common Shares in the open market. See "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger."

Opinion of Financial Advisor

         Laidlaw Global Securities, Inc. ("Laidlaw"), a New York Stock Exchange, Inc. member firm and an investment banking firm with broad experience in evaluating acquisition transactions, was retained by the Special Committee to render an opinion as to the fairness of the proposed Merger to the Company's public sharehold-ers from a financial point of view. Laidlaw advised the Special

Committee that in its opinion the $3.00 per Common Share to be paid to the public shareholders of the Company in the proposed Merger is fair to the Company's public shareholders from a financial point of view. For further information with regard to the opinion of Laidlaw and the fees paid by the Company to Laidlaw, see "Special Factors -- Opinion of Financial Advisor" and the full text of the Laidlaw opinion attached to this Proxy Statement as Annex III, which should be read in its entirety.

Financing of the Merger

         The Company currently has sufficient cash assets to finance the Merger, the Board of Directors does not intend to finance any part of the Merger from borrowings. See "Financing of the Merger."

Conditions to the Merger

         The obligations of the Company and Newco to consummate the Merger are subject to approval and adoption of the Merger Agreement by the shareholders of the Company and compliance with certain other covenants and conditions. Newco has advised the Board of Directors that it intends to vote all of its Common Shares in favor of the Merger Agreement, and therefore the approval and authorization of the Merger Agreement by the shareholders of the Company is assured. The shareholders of Newco approved and authorized the Merger Agreement effective as of January 2, 1998. See "The Merger Agreement -- Conditions, Representations, and Covenants," and "Financing the Merger."

Tax Consequences to the Shareholders

         If the Merger is consummated, the Public Shareholders of the Company will recognize gain or loss to the extent the cash received exceeds the tax basis in their Common Shares. Such gain or loss will be capital gain or loss if the Common Shares constitute a capital asset and will be long-term capital gain or loss depending on the holding period of the Common Shares by the shareholders. See "Federal Income Tax Consequences of the Merger to Company Shareholders."

Business of the Company

         The Company is principally engaged in providing career consulting and advisory services. See "Special Factors -- Background of the Merger," and "Business of the Company."

Financial Information Regarding the Company

         For financial information regarding the Company, see "Selected Consolidated Financial Information of the Company," "Management's Discussion and Analysis of Financial Condition and Results of

Operations," and the Company's Consolidated Financial Statements beginning at page F-1 of this Proxy Statement.

Market Prices and Repurchases of Common Shares

         For information concerning market prices and repurchases of Common Shares by the Company, see "Special Factors -- Background of the Merger" and "Market Prices and Repurchases of Common Shares."

Rights of Dissenting Shareholders

         Any shareholder who has not voted for the approval and authorization of the Merger Agreement can assert dissenters' rights and, if the Merger is consummated, can have the fair value of his Common Shares judicially determined and paid to him by complying with the requirements of the FBCA, which include, among other things, making a written demand for such determination given within sixty days after the Effective Date of the Merger. Neither the delivery of a proxy directing a vote against the Merger Agreement not a failure to vote for the Merger Agreement constitute a written demand for such determination. See "Rights of Dissenting Shareholders."

                                 SPECIAL FACTORS

Background of the Merger

         The Company was incorporated in Florida in July 1986 under the name of Quantum Ventures Group, Inc. Its Common Shares became publicly traded in 1986.

         Shortly after its incorporation, Joel S. Nadel, Bruce E. Mates and Jeffrey G. Klein subscribed for 275,000, 275,000 and 7,500 shares of the Company's Common Stock, respectively, for an aggregate consideration of $22,500 or $.0001 per share. (After giving affect to a 100:1 and 4:1 reverse stock splits.)

         In or about September 1989, Bruce Mates sold his 275,000 shares to Lilli Weinger pursuant to a private sale of the Company's stock. Subsequent thereto, Lilli Weinger gifted 5,000 shares of the Company's stock to Donna Quartiero, an employee of the Company. Lilli Weinger is the wife of Jerold P. Weinger, the Company's Chief Executive Officer, President and Treasurer. On or about September 1990, Mr. Nadel gifted his 275,000 shares of stock in the Company to Renee Nadel, his wife.

         Pursuant to a resolution of the Board of Directors, commencing on or about November 1, 1995 through May 31, 1996, the Company redeemed from its shareholders, a total of 199,500 shares of the Company's common stock at an average cost of approximately $2.49 to $2.75 per share.

         In January and February 1997, the members of the Management Group had been discussing the possibility of either making a tender offer for the shares of the Company's Common Stock or a going private transaction of the nature as outlined in this Proxy and considered a price, on a per share basis, of the Company's Common Stock that would be acceptable to the public shareholders. By the end of February 1997, Members of the Management Group had tentatively decided that a tender offer would not accomplish one of their objectives, that of having the Company being no longer required to file periodic reports or other documents with the Securities and Exchange Commission (the "SEC") and NASDAQ and in February 1997, certain members of the Management Group (Jerold P. Weinger and Renee Nadel) made an offer to the Company's Board of Directors the same as the Management Group would make and as discussed in the next sentence. Based upon their review of the Company's historical financials, future prospects and the market price for the Company's Common Stock, the Management Group believed that $2.75 per share was a fair, reasonable and acceptable price for the Company's Common Stock. For a discussion of the reasons for the Management Group's proposal, see "Management Group's Reasons for the Merger; Structure of the Merger."

         The Management Group has decided to undertake the proposed Merger at this time for the following reasons. The Management Group believes that under private ownership the Company can be managed in a way that would result in the effective utilization of the Company's assets without concern for the short-term effects of certain business decisions on the Company's earnings and the market value of its stock. Having the Company being privately owned will also permit the Management Group to operate the business of the Company for their sole benefit without potential conflicts of interest with other shareholders and will provide the members of the Management Group with an investment in the equity of the Surviving Corporation and will permit them to benefit from any increase in the value of the capital stock of the Surviving Corporation. Consummation of the Merger will unite management and ownership so that entrepreneurial risks which may be required to maximize the potential of the Company may be taken more freely. The Management Group therefore desires to bring the Company under private ownership while the Company's cash resources are sufficient to pay shareholders the fair value for their Common Shares and to fund the substantial costs of consummating a going-private transaction. The Management Group believes that there is no practical alternative to the Merger because the shareholders of the Company are so diffuse that the Company is unable to locate many shareholders for any purpose. There were no other alternative strategies or plans considered by the Company other than the Merger. Furthermore, due to market inactivity and lack of public recognition of the Company, the Management Group believed that the Company's stock would continue to decline from its all time high. The Management Group feared that promoting the interest of the Company's stock would create an artificial stock value, causing new stockholders to pay high prices, followed by a potential drop in value. There can be no assurance that the Company will have the cash resources or borrowing capability to pay the Public Shareholders the fair value for their Common Shares in the future. Consummation of the proposed Merger will result in the Surviving Corporation either having substantially less cash or having substantially more debt than the Company now has and having approximately $803,000 less tangible net worth. See "Capitalization".

      At a regularly scheduled meeting of the Company's Board of Directors held on March 12, 1997, Jerold P. Weinger stated that the Management Group planned to propose a transaction that, in his view, required the election of independent directors to review the proposal from the perspective of the Company's minority shareholders. Messrs. Gregg Weiss and Jeffrey Schachter were invited to attend the next scheduled meeting of the Company's Board of Directors.

         On April 25, 1997, at the next scheduled meeting of the Company's Board of Directors, Messrs. Weiss and Schachter met with the Board of Directors and were elected, as additional members of same.

         At the April 25, 1997 Board Meeting, the Management Group, through Jerold P. Weinger, proposed to the Board of Directors a "going-private" merger pursuant to which a corporation to be owned by the Management Group, would be merged into the Company and the public shareholders of the Company would receive $2.75 per Common Share in cash for their Common Shares. Thereafter, the Board of Directors of the Company commenced exploring the possibility of such a merger pursuant to the Management Group's proposal.

         In order to evaluate the fairness of the proposed Merger to shareholders of the Company not a part of the Management Group (the "Public Shareholders") of the Company and the cash price proposed to be paid to the Public Shareholders of the Company pursuant to the proposed Merger, the Board of Directors formed the Special Committee, comprised of directors Jeffrey Schachter and Gregg Weiss to investigate the fairness of the proposed Merger. Shortly thereafter, the Board reported to the Special Committee regarding its review of investment banking firms with a view toward obtaining an opinion as to the fairness of the proposed Merger to the Public Shareholders of the Company from a financial point of view. After this Report, the Special Committee selected Laidlaw to render such fairness opinion at the expense of the Company. There were no limitations placed on the scope of Laidlaw's investigation of the Company.

Material Presented to the Special Committee

         Based upon reports summarized hereto and attached hereto in full as Annex VI, Laidlaw advised the Special Committee on August 11, 1997 that a price of $3.00 per Common Share would be fair to the Public Shareholders from a financial point of view. Valuation analysis performed by Laidlaw indicated that the $3.00 price per share was within valuation ranges of comparable companies. The Special Committee informed the Management Group that it would recommend a price of $3.00 per Common Share. Laidlaw determined that the consideration of $3.00 per share to be paid to the Public Shareholders was fair from a financial point of view based on several factors, including comparing the Company's relevant multiples to a selected peer group of companies, and performing a discounted earning analysis, which resulted in a value of approximately $2.95 per share. Laidlaw also rendered a written opinion to the Special Committee on that date, that, based upon its analysis, it had concluded that $3.00 per Common Share to be paid to the Public Shareholders of the Company in the proposed Merger is fair from a financial point of view to the Public Shareholders of the Company. Based upon the oral presentation of its analysis by Laidlaw and Laidlaw's opinion and the Special Committee's evaluation of the business considerations discussed below and under "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger," the Special Committee recommended on September 3, 1997 to the Board of Directors that it proceed with the proposed Merger at a price of $3.00 per Common Share.


         All Public Shareholders are urged to read the entire text of Laidlaw's opinion and reports, copies of which are attached hereto as Annexes III and IV, respectively.



Informational Background Relating to the Financial Advisor's Analysis and
Opinion


         For the purpose of its opinion, Laidlaw defined the consideration to be paid to the Public Shareholders for all of the Common Shares of the Company at $3.00 per share.


         Of the 1,148,743 shares outstanding, members of the Management Group held 737,000 shares, or 64%, and the Public Shareholders hold 411,743 shares, or 36%. There are 1,327 shareholders of the Company of which 47% hold less than 50 shares and 82% hold less than 100 shares. Fully diluted shares outstanding total 1,433,743. Based on the $3.00 indicated price per share, the fully diluted valuation would be $4,301,229.



         Laidlaw was not given any instructions to seek alternative transactions or parties.

Valuation Process

         In arriving at its opinion, Laidlaw (1) reviewed certain available business and financial information relating to the Company, (2) reviewed the Merger Agreement between the Company and Newco, (3) reviewed certain other information, including financial forecasts for the Company, provided by the Company, (4) met with the Management Group to discuss the business and prospects of the Company and its projected performance, (5) considered certain financial and stock market data of the Company and compared such data with similar data for other publicly held companies in businesses similar to those of the Company,
(6) considered the financial terms of certain other merger agreements for minority interest of public companies, (7) considered the cost of holding an odd lot number of shares and the historic price performance, liquidity and trade activity of the Company and (8) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Laidlaw deemed relevant.

         With respect to the financial forecasts, Laidlaw assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Management Group as to the future financial performance of the Company. Laidlaw did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Laidlaw furnished with any such evaluations or appraisals. Laidlaw's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

         Laidlaw reviewed and compared the financial and market performance for a selected peer group of publicly traded career services companies. Laidlaw selected such group on the basis of various factors including business characteristics, size, capitalization, and as most comparable to the Company, and that were more meaningful for purposes of its analysis.

         Laidlaw estimated the value of the Company using the following methodologies, which are discussed in greater detail in the report, historical financial data analysis, financial proforma and forecasts analysis, comparable company analysis, comparable merger agreement analysis, stock price history, discounted future earnings analysis, and odd lot holdings.

Historical Financial Data Analysis and Financial Forecasts

         Laidlaw reviewed and analyzed the income statement of the Company for the twelve month period ended February 28, 1997 and audited income statement for the years ended May 31, 1992, 1993, 1994, 1995 and 1996, the balance sheet as of February 28, 1997 and the audited balance sheet as of year end May 31, 1995. Laidlaw reviewed the financial information for the Company including its Annual Reports on Form 10K and its Quarterly Reports on Form 10Q and analyzed the year to year and quarter to quarter growth rates.

         Laidlaw reviewed royalty revenues, sub-license revenue, total revenue, EBITDA, pretax income and net income. It also reviewed quarterly revenue of individual offices for six periods ending August 31, 1996. Laidlaw calculated certain profitability ratios and financial rates of return based on financial results for the period ending May 31, 1992 through the period ending February 28, 1997. Laidlaw calculated certain historical growth rates and margins.

         Laidlaw reviewed with the Management Group the proforma financial forecasts for 1997 and 1998. The forecasts take into account the slowdown in rate of growth of franchise revenues and the negative impact of the counter-cyclical trend of low unemployment which is consistent with recent experience of comparable companies. The Management Group indicated to Laidlaw that franchises had been established in most of the major markets throughout the United States and that future expansion would be primarily limited to secondary and tertiary markets. In addition, Laidlaw found that prices had increased at the franchise level from 8 to 12% during 1992 to 1995 and have been virtually nominal since 1996. Same unit revenue growth, excluding price increases, are relatively flat and services are now priced at or above competitive rates, limiting future price increases. The effects of full employment and slow growth in several mature markets appeared to Laidlaw to be the principal factors in the slow down in growth of the Company from its peak period in fiscal 1995.

         Total revenue growth, primarily from royalty revenues, was forecasted by Laidlaw at 6% annually for the next several years reflecting the slowed growth in franchisee revenues and the uncertainty regarding new franchise territories. Interest income and sale of licenses were assumed to be relatively flat year over year. Pre-tax margins were estimated at roughly 23% of royalty revenue through fiscal 1998 because of higher expenses due to new business development, increasing to 26% thereafter.

Comparable Company Analysis

         Laidlaw reviewed and compared the financial and market performance for a selected peer group of publicly traded companies in the career consulting, human resource management and staffing services industries. Laidlaw selected the group on the basis of various factors including industry relation, business characteristics, size, capitalization, and as most comparable to the Company, and thus more meaningful for purposes of its analysis.


         Right Management, Inc. ("RMI") was the closest comparable in terms of its business model. However, several key differences differentiate the two companies and affect valuation: The Company is a franchisor deriving all of its income from franchise fees, while RMI is an operating company deriving income from services rendered; and the Company's franchises derive their revenue from individuals verses RMI's corporate sponsored outplacement consulting services. Other companies in the broader group were involved with human resources management, training seminars, post secondary schools and temporary and permanent placement. This broader group includes Headway Corporate Resources, Inc., Franklin Covey Co, General Employ Enterprises, Inc., Romac International Inc., Concorde Career Colleges, Inc. and Winston Resources, Inc. (the "Group").



         Laidlaw calculated recent trading multiples of revenues, net income, book value, tangible book value, estimated earnings and return on equity, tangible book value and assets for companies within the Group. All forecasted sales, and pretax income were based on information contained in equity research reports and Institutional Broker's Estimate System ("IBES"). The equity values of the comparable companies used in Laidlaw's analysis were based on stock prices as of July 9, 1997. All financial proforma information and estimates were based on certain operating and financial forecasts provided to Laidlaw by the Management Group.



         Laidlaw reviewed and compared certain actual and forecasted financial and operating information of the Company with comparable information for the Group to measure the fairness of the Merger Agreement.



         One of the main differences between the Company and the Group is that unlike the Group, the Company does not own any of its operations, rather it is solely a franchisor. The differences between the Group and the Company reflect the higher value put on company owned operations verses franchisor income and the higher value placed on liquidity. Using comparable multiple analysis on estimated earnings, the Company valuation measures are within the range of the comparison companies. Given the difference between franchisors and company owned operations, the more relevant ratio comparisons are as follows:



                            THE COMPANY(1)          RMI            The Group
                             (at $3.00)       (as of 7/9/97)     (as of 7/9/97)
Price to revenue                1.66                0.60          0.24 - 3.18

Price to book value             1.26                1.53          1.44 - 6.66

Price to tangible
book value                      1.73                2.67               na

Return on equity                0.16                0.16          0.10 - 0.35



____________________
    (1) Assumes that $560,000 worth of options were exercised.

Laidlaw compared the P/E of forecasted results with those of RMI and the Group.



                                                                      The Group
         THE COMPANY(*)    Yr. to yr. net    RMI     Yr. to yr. net     (w/out
           (at $3.00)      income growth   (as of    income growth    extremes)
                                           7/9/97)
12/96         5.88x            -27.4%        7.76x         24%          7.76x-
                                                                        20.24x
LTM           6.0x             -24.9%        9.4x          na           9.38x-
                                                                        50.00x
12/97         11.6x            -32.0%        11.3x         -17%         9.51x-
                                                                        17.0x
12/98         11.0x            5.69%         7.5x          50%          7.5x-
                                                                        12.5x00



_______________________
(*) Calendarized, continuing operations



All forecasted information for the Group companies were obtained from equity research reports and IBES. Laidlaw assumed no responsiblity for generating such forecasts.


Discounted Future Earnings Analysis

         Laidlaw analyzed the ongoing business of the Company using discounted cash flow analysis to estimate an enterprise value of the Company per comparison to the value of the proposed transaction. Due to the lack of control at the franchisee level, a saturation of major markets, limited ability to raise prices, and investment in the start up and development of its subsidiary, First Career Corp. ("First Career"), over the next 12 to 24 months, the Management Group believed that accurate forecasts could not be made beyond the period of one year.

         To determine present value of potential future cash flows for the Company, without the benefit of long-range management forecasts, Laidlaw used the most recent operating results and one-year forecasts provided by the Management Group as a predictor for future operating results to develop a discounted cash flow scenario.

         Laidlaw calculated an equity value for the Company based upon the present value of the Company's six year stream of forecasted free cash flows and fiscal year 2002 terminal value. The fiscal year 2002 terminal value was calculated as a perpetuity of the estimated rate of return on invested capital.

         When conducting its analysis, Laidlaw relied on certain assumptions relating to sales growth, operating margins and capital expenditures of the Company's businesses provided by the Management Group. For the six year forecast, Laidlaw applied a discount rate of 15% to future cash flows. This analysis resulted in a valuation of $4.22 million, or $2.94 per fully diluted share of the Company's Common Shares, based on Laidlaw operating assumptions, which may or may not reflect actual future operations.

Stock Price History


         There are currently 1,327 total shareholders of record. Of these shareholders, 82% hold less than 99 shares and 47.4% hold less than 49 shares. These odd lots are expensive to sell with a minimum processing charge of about $50 for the transaction. 92.4% of the shares are held by 1.7% of the shareholders. The historic bid price per common share of the Company since June 1996 ranged from a high of $2.75 (2/27/97) to a low of $2.25 (7/9/97). The bid price as of the date of announcement of the Merger Agreement was $2.25. The mean trading price over the (LTM) was approximately $2.60 with minimal trading volume and frequency. Of the then prior 240 trade days, the Company's shares were only traded on 52 days. Monthly trading volume ranged between 1,000 and 45,000 shares with a twelve month average of less than 14,000 shares.


Odd Lot Holdings

         Due to the high percentage of Public Shareholders that own an odd lot amount of shares, Laidlaw reviewed the actual cost of selling those shares and compared it to the Merger Price. 82% of the Public Shareholders hold less than 99 shares and there is a processing charge associated with trading those shares. The processing charge for an odd lot number of shares is approximately $50. Laidlaw divided the shareholders into 5 groups based on the number of shares held. 629 Shareholders hold less than 49 shares, 461 hold between 50 and 99, 202 hold between 100 and 499, 12 hold between 500 and 999 and 23 holders own over 1000 shares. Laidlaw assumed that each shareholder in the group holds the maximum number of shares in the range and, after accounting for the $50 processing charge, calculated the realizable price per share available to these shareholders and compared that to the Merger Price. For the shareholders with less than 50 shares, the Merger Price represents a 144% premium over their realizable bid price and for the holders of over 1000 shares it represents a premium of 33% over the bid price.

Board of Directors Determination

         Based in part on the recommendation of the Special Committee and after discussions with the Management Group as to the Management Group's willingness to enter into the proposed Merger at the $3.00 price (in which the Management Group advised the Board of Directors that a price of $3.00 per Common Share would be acceptable to them), the Board of Directors determined that the proposed

Merger is fair to the Public Shareholders of the Company and voted unanimously (except that Jerold P. Weinger, the member of Management Group who is a director and a stockholder of the Company abstained) on September 3, 1997 to proceed with the proposed Merger at a price of $3.00 per Common Share. The members of the Board of Directors who voted on the proposed Merger, consisting of the directors who were members of the Special Committee, relied on no other information than that provided by the Board of Directors' and Laidlaw's analysis and opinion. The Board of Directors has expressly adopted the discussion of the factors considered by the Special Committee set forth under "Recommendation of the Special Committee; Reasons for the Merger" (including the analysis set forth under "Opinion of Financial Advisor" which was expressly adopted by the Special Committee). In addition, Laidlaw reconfirmed its opinion as of the date of mailing of this Proxy Statement. A copy of the opinion of Laidlaw dated August 11, 1997 and its reconfirmation are attached as Annex III to this Proxy Statement which should be read in its entirety. See "Special Factors -- Opinion of Financial Advisor".

         In addition to being attached hereto as Annex III, the opinion of Laidlaw is available for inspection and copying at the executive offices of the Company, 192 Lexington Avenue, New York, New York, during regular business hours of the Company by any interested holder of Common Shares or his representative who has been so designated in writing.

         On November 5, 1997, the Management Group formed Newco for the purpose of consummating the proposed Merger and the other transactions contemplated by the Merger Agreement. Shortly thereafter, the members of the Management Group entered into the Organization Agreement with Newco pursuant to which Jerold and Lilli Weinger and Renee Nadel (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Jerold P. Weinger as custodian for his children and Jerold and Lilli Weinger's son) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares outstanding. As a result of such exchange, Newco became the beneficial owner of 731,670 (approximately 77% of the issued and outstanding) Common Shares of the Company.

         Due to the fact that Newco, beneficially owns approximately 77% of the outstanding Common Shares of the Company, the proposed Merger may be considered an involuntary transaction since the number of shareholder votes required to consummate the Merger may be obtained entirely from Newco and/or members of the Management Group. The Public Shareholders will be required either to accept cash for their Common Shares or assert their dissenters' rights and possibly obtain a judicial determination of the fair value of their Common Shares. See "Rights of Dissenting Shareholders."

Opinion of Financial Advisor

         The full text of Laidlow's opinion is attached hereto as Annex III.

         Laidlaw reviewed and analyzed the income statements of the Company for the nine month period ended February 28, 1997 and audited income statements for the years ended May 31, 1992, 1993, 1994, 1995 and 1996, the balance sheet as of February 28, 1997 and the audited balance sheet as of year end May 31, 1995. Laidlaw reviewed the financial information for the Company including the Annual Reports on Form 10K and the Quarterly Reports on Form 10Q and analyzed the year to year and quarter to quarter growth rates.

         Laidlaw also reviewed royalty revenues, sub-license revenue, total revenue, EBITDA, pretax income and net income. It also reviewed quarterly revenue of individual offices for six periods ending August 31, 1996. Laidlaw had calculated (i) certain profitability ratios and financial rates of return based on financial results for the period ending May 31, 1992 through the period ending February 28, 1997; and (ii) certain historical growth rates and margins.


         The following is a chart setting forth the historical and proforma financial information for revenue, earnings and earnings per share of the Company for the periods reviewed by Laidlaw.


                                    Nine Months
                                    Ended                                     Years Ended May 31,
                                    February 28,     -----------------------------------------------------------------------
                                          1997          1996           1995           1994            1993            1992
Revenues                               $1,986,579    $2,344,439     $1,937,387     $1,327,778     $  991,088      $  805,936

Net Income (Loss)                         428,941       533,440        699,104        206,074        (86,670)        (90,515)

Earnings per Share - Historical              0.42          0.44           0.61           0.20          (0.09)          (0.10)

Earnings per Share - Proforma                0.54          0.53           0.74           0.26          (0.12)          (0.13)



Average O/S Shares                      1,014,347     1,227.894      1,161,347      1,014,729        914,622         914,622
Less:  Repurchased Shares                (217,695)     (217,695)      (217,695)      (217,695)      (217,695)       (217,695)
----------------------------------------------------------------------------------------------------------------------------------
New O/S Shares                            796,652     1,010,199        943,652        797,034        696,927         696,927

Revenue Growth

         Laidlaw also reviewed with management of the Company the proforma financial forecasts for 1997 and 1998. Laidlaw assumed that the forecasts were reasonably prepared on basis reflecting the best currently available estimates and judgements of the Company's management. These forecasts take into account the slowdown in rate of growth of franchise revenues and the negative impact of the counter-cyclical trend of low unemployment which is consistent with recent experience of comparable companies. The Company's management indicated to Laidlaw that franchises have been established in most of the major markets throughout the Untied States and that future expansion will be primarily limited to secondary and tertiary markets and price increases at the franchise level have ranged between 10 to 15% during Fiscal 1992 to Fiscal 1995 and have been nominal since Fiscal 1996. Laidlaw noted (i) Unit revenue growth, excluding price increases, are relatively flat and services are now priced at or above competitive rates, limiting future price increases and (ii) the effects of full employment and slow growth in several mature markets appear to be the principal factors in the slow down in growth from the peak period in Fiscal 1995.

         Total revenue growth, primarily from royalty revenues, was forecast at 6% annually for the next several years reflecting the slowed growth in franchisee revenues and the uncertainty regarding new franchise territories. Interest income and sale of licenses were assumed to be relatively flat year over year. Pre-tax margins were estimated at roughly 23% of royalty revenue through 1998 because of higher expenses due to new business development of First Career program, increasing to 26% thereafter.


         Laidlaw noted that Actual (A) or Estimated (E) earnings per share for Fiscal 1995(A), Fiscal 1996(A), Fiscal 1997(A), the calendar year to end December 31, 1997(E), Fiscal 1998(E), the calendar year to end December 31, 1998(E) were $0.60(A), $0.42(A), $0.35(A), $0.26(E), $0.25(E), $0.27(E) and
$0.30(E), respectively, all at an assumed 1,400,000 shares of Common Stock issued and outstanding. Laidlaw noted that at $3.00 per share, the Price/Earnings Ratios would be $4.76, $7.14, $8.57, $11.6, $12.0, $11.0 and
$10.00 for the respective periods indicated above.


Trading History of the Company's Common Stock

         Laidlaw reviewed the trading history of the Company's Common Stock. It noted there were 1,327 shareholders of record. Of these shareholders, approximately 82% held less than 99 shares and approximately 47% held less than 49 shares, with approximately 2% of the Company's Shareholders owning approximately 92% of the Company's issued and outstanding shares. These odd lots are expensive to sell with a minimum processing charge of about $50 for the transaction. The historic bid price per common share of the Company since June 1996 ranged from a high of $2.75 (2/27/97)
to a low of $2.25 (7/9/97). The mean trading price was approximately $2.60 with minimal trading volume and frequency. Of the 240 trade days they reviewed, the Company's shares were only traded on 52 days. Monthly trading volume ranged between 1,000 and 45,000 shares with a twelve month average of less than 14,000 shares. Due to the high percentage of Public Shareholders that own an odd lot amount of shares, Laidlaw reviewed the actual cost of selling those shares. 82% of the Public Shareholders hold less than 99 shares and there is a processing charge associated with trading those shares. The processing charge for an odd lot number of shares is approximately $50. Laidlaw divided the shareholders into 5 groups based on the number of shares held. 629 shareholders hold less than 49 shares, 461 hold between 50 and 99, 202 hold between 100 and 499, 12 hold between 500 and 999 and 23 holders own over 1,000 shares. Laidlaw assumed that each shareholder in the group holds the maximum number of shares in the range and, after accounting for the $50 processing charge, calculated the realizable price per share available to these shareholders. For the shareholders with less than 50 shares, $3.00 represents a 144% premium over their realizable bid price of $2.25 per share on July 9, 1997 and for the holders of over 1,000 shares it represents a premium of 33% over the bid price.

Factors Relevent to the Proposed Merger

         In its written opinion, Laidlaw stated that, it took into account various factors as fully described above, which it deemed relevant to the proposed merger, including, among others:

         (1) The financial terms and conditions of the Merger Agreement (See "Special Factors -- Background of the Merger");

         (2) Certain historical business information relating to the Company, including the Annual Reports on Form 10-K of the Company for the period ended May 31, 1992, 1993, 1994, 1995 and 1996, and the Quarterly Reports on Form 10-Q of the Company for the period ended August 31, 1996, November 30, 1996, and February 28, 1997 (See "Special Factors -- Valuation Process");

         (3) Various financial forecasts and other data provided by the Company (See "Special Factors -- Historical Financial Data Analysis and Financial Forecasts");

         (4) Public information with respect to certain other companies in lines of business it believed to be comparable in certain respects to the Company, and the trading markets for such other companies' securities (See "Special Factors -- Comparable Company Analysis");

         (5) The financial terms of certain other merger agreements involving the acquisition of minority interests of other public companies (See "Special Factors -- Comparable Company Analysis"); and

         (6) The stock price and trading volume history of the Company's Common Stock (See "Special Factors -- Stock
                  Price History").

         Laidlaw also met with certain officers and employees of the Company to discuss the foregoing, including the past and current business operations, financial condition and prospects of the Company, as well as other matters it believed relevant to its inquiry. Laidlaw also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

Assumptions

         In its review and analysis and in arriving at its opinion, Laidlaw assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and did not attempt independently to verify nor did it assume responsibility for verifying any of such information. With respect to the financial projections of the Company, Laidlaw assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Laidlaw expressed no opinion with respect to such forecasts or the assumptions on which they are based. Laidlaw further relied upon the assurance of management of the Company that they were unaware of any facts that would make such information incomplete or misleading. Laidlaw did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company.

         Laidlaw took into account its assessment of general economic, market and financial conditions and its general knowledge of securities valuation. Laidlaw's opinion necessarily was based upon conditions as they existed on the date of the issuance of its opinion, and Laidlaw assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date. Laidlaw's opinion did not imply any conclusion as to the likely value of the Company following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the value of a company. Its opinion did not address the Company's underlying business decision to effect the Merger. It was directed only to the fairness, from a financial point of view, of the Merger Agreement and does not constitute a recommendation to the Public Shareholders of Company's Common Stock with respect to the Merger Agreement. It also did not address the decision of the directors and executive officers of the Company to enter into an indemnification agreement or give effect to any liabilities they may have incurred thereby.

Qualification of Financial Advisor's Opinion

         The foregoing summary of the opinion of Laidlaw and other statements in this Proxy Statement concerning such opinion are qualified in their entirety by reference to the full text of such opinion included as Annex III to this Proxy Statement, which should be read in its entirety. In addition, such opinion is also available for inspection and copying at the principal executive offices of the Company located at 192 Lexington Avenue, New York, New York 10016, during its regular business hours by any interested shareholder or his representative who has been so designated in writing.

         Laidlaw is an independent investment banking firm with broad experience in evaluating acquisition transactions. As part of its investment banking business, Laidlaw is continually engaged in the valuation of businesses and their securities in connection with such matters as mergers and acquisitions, private placements, underwritings, and distributions of listed and unlisted securities. The Company paid Laidlaw a fee of $48,000 and agreed to pay certain expenses in excess of $7,500 (which, to date, have not exceeded such amount) in connection with its opinion and, in addition, agreed to indemnify Laidlaw and its affiliates, control persons, directors, officers, employees and agents against all losses, claims, damages, liabilities, costs and expenses (including reasonable counsel and other professional fees) resulting from Laidlaw's services in connection with the proposed Merger, including claims under the federal securities laws. Laidlaw is not affiliated in any way with the Company, Newco or the Management Group and, except for the compensation paid to it for rendering the fairness opinion in connection with the proposed Merger, has not received any compensation or other payments from the Company, Newco, or the Management Group during the last ten years.

Recommendations of the Special Committee; Reasons for the Merger

         The Special Committee, acting unanimously, determined that the proposed Merger is fair to the Public Shareholders of the Company.


         In making its recommendation to the Board of Directors, the Special Committee relied primarily upon the opinion of Laidlaw that the $3.00 per Common Share to be paid to the Public Shareholders of the Company in the proposed Merger is fair to the Company's Public Shareholders from a financial point of view, and the Special Committee reviewed and analyzed the factors presented to it by Laidlaw and adopted the analysis of Laidlaw which enabled Laidlaw to render such opinion. (See "Special Factors -- Opinion of Financial Advisor.") In addition, in evaluating the desirability of the proposed Merger from the standpoint of the Company, the

Special Committee considered the factors discussed below, as reported by the Board of Directors relating to the business reasons of the Company for entering into the proposed Merger. See the following discussions: "--Evaluation of the Public Market; Viability as a Public Company"; --Limited Trading Market;" "--NASDAQ's Proposed Changes to its Maintenance Criteria"; "--No Dividends"; and "--Fairness of Share Price offered." In evaluating the overall fairness of the Merger to the Company's Public Shareholders, the Special Committee took into account its assessment of the future prospects of the Company based upon Laidlaw's opinion and the factors discussed below, in addition to Laidlaw's analysis of the fairness of the Merger from a financial point of view.


Evaluation of the Public Market; Viability as a Public Company


         The Board of Directors first reported on its evaluation of the public market for the Company's Common Shares and concluded that the reasons for which the Company became a public company in 1986 are no longer viable business reasons for remaining publicly owned. Since that time (The Board of Director's first report), due to NASDAQ's changes in maintenance criteria (see "Recommendations of the Special Committee"; "Reasons for the Merger -- NASDAQ Proposed Changes to its Maintenance Criteria") the Company no longer meets NASDAQ's maintenance requirements. The Company has been de-listed from NASDAQ. Although the Company sought to appeal its de-listing, the time to appeal has now expired. Therefore, the Company is no longer commercially viable as a public company. Therefore the Board of Directors believes that the Common Shares should not be used for the purpose of raising additional capital because the issuance of shares by the Company at market prices would have a dilutive effect on the book value per share. Upon ceasing to be a public company, the Company's direct expenses (which management estimates are a minimum of approximately $100,000 per year) associated with being a public company, consisting of legal, accounting, stock transfer, and printing fees, would be substantially eliminated. In addition to such direct expenses, public company status requires substantial management time for attention to the preparation and review of required reports, responses to inquiries from regulatory authorities and shareholders, meetings and conversations with attorneys, accountants, and shareholders and similar matters.


         In addition, the Board of Directors reported to the Special Committee the effect of public company status on the Company's competitive position. Public companies, such as the Company, are required to make available to the public, pursuant to the disclosure requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), information concerning their businesses, including detailed financial information.

         In evaluating the detriments to the Company arising from the proposed Merger, the Special Committee acknowledged that the purchase of the Common Shares held by the Public Shareholders will require the Company to expend a substantial amount of its available cash. In addition, the price at which the Merger is to be consummated is higher than the prices the Company has paid in purchasing Common Shares during the last thirty months.

Limited Trading Market


         The Special Committee discussed the Company's earnings over the past three fiscal years and considered the future prospects of the Company. After reviewing the reported trading volume in the Company's securities, the Special Committee noted that there was only a limited trading market in the Company's Common Stock even though it was then being traded on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ") Small Cap market place. NASDAQ's monthly report for July 1997 stated that the total reported volume for that month was 18,650 shares of the Company's Common Stock in a total of eleven trades occurring on only three days. Similarly, NASDAQ's monthly report for June 1997 stated a reported volume of 26,450 shares in a total of 10 trades reported on only five days. The Board of Directors also reported to the Special Committee that there were only three market makers with a significant spread between bid and asked prices and many of the Company's shareholders hold only a limited number of shares of the Company's Common Stock. As a result, if these smaller shareholders wanted to dispose of their shares of the Company's Common Stock, broker-dealer commissions could take up a substantial portion of their selling proceeds.

NASDAQ's Proposed Changes to its Maintenance Criteria

         The Board of Directors also reported to the Special Committee that NASDAQ had proposed changes to its maintenance criteria that could increase (i) the cost of the Company's maintaining its NASDAQ listing, (ii) the administrative burden of maintaining such listing, requiring the Company's executive officers to reallocate their time from business operations to administrative time necessary to maintain the listing, and (iii) the possibility of the eventual delisting of the Company's Common Stock from the NASDAQ Small Cap System. Subsequently, the Company's Common Stock was delisted, the only practical alternative would be trading on NASDAQ's OTC Bulletin Board. The Special Committee noted that securities traded on the OTC Bulletin Board are publicly perceived to be not as "reputable" as Small Cap traded securities and a listing on the OTC Bulletin Board would likely result in a more limited trading volume, rendering the holdings of the Company's Public Shareholders even less liquid.

         Among NASDAQ's proposed modifications to its Small Cap maintenance criteria, the Board of Directors reported that the following which would have an impact upon the Company and/or its continued listing on the Small Cap System:

                  (i) net income of $500,000 in the most recently completed fiscal year or in two of the last three fiscal years;

                  (ii)     at least 300 round lot holders;

                  (iii) 500,000 shares are to be publicly held (officers, directors and holders of 10% or more of a security are specifically excluded from the word "public") with a market value of at least $1,000,000;

                  (iv)     the distribution of annual reports to shareholders;


                  (v) the distribution of quarterly reports to share-holders; and

                  (vi)     the solicitation of proxies for annual meetings.

         After reviewing NASDAQ's proposed changes to its maintenance criteria for continued listing, the Special Committee was of the view that, if enacted,
(A) continued listing was in substantial doubt, and (B) even if listing were to be maintained by the Company, the Company would have to increase its administrative expenses. The Special Committee noted that (i) although the Company had net income in excess of $500,000 for Fiscal 1995 and Fiscal 1996, it did not meet this threshold for Fiscal 1997 and, due to market saturation of the Haldane offices, this threshold may not be met in Fiscal 1998; (ii) as of July 31, 1997 the Company had only approximately 200 round lot holders; and (iii) at July 31, 1997 the Company had 949,365 shares issued and outstanding. With an aggregate of 736,670 shares held by officers, directors and holders of 10% or more of the Company's Common Stock, that left approximately 212,695 held "publicly" with an aggregate market value of approximately $585,000 (based on an assumed market value of $2.75 per share, representing the average of the low bid and asked prices of the Company's Common Stock as then reported by NASDAQ). Therefore, the Special Committee was of the view that continued inclusion of the Company's securities on the NASDAQ Small Cap System appeared to be unlikely if the proposed changes to NASDAQ's maintenance criteria were adopted. The Special Committee was also of the view that even if the Company was able to meet the foregoing proposed criteria, the Company's administrative expenses could substantially escalate with increased printing, mailing, and professional fees and expenses resulting from the dissemination of periodic reports.



         Subsequently, the Company's Common Stock was delisted from NASDAQ Small Cap. However, the Company's Common Stock continues to be traded on the Over-the-Counter ("OTC") Bulletin Board.

No Dividends

         The Special Committee considered the fact that the Company has never paid a dividend and noted that it has been the general policy of the Company to retain its earnings to support operations and the expansion of the Company's businesses. The Special Committee discussed whether the failure to pay dividends might have had a depressing effect on the prices for the Common Shares in the over-the-counter market by making the Common Shares a less attractive investment as compared to investments paying current returns. Although the Special Committee noted that it had no means of determining what might have been under different circumstances, it noted that many companies such as the Company, which are small in terms of revenues and assets, do not pay dividends or pay only nominal dividends.

No Consideration of Independent or Competing Proposal


         The Special Committee did not consider the possibility of seeking, or hiring an investment banking firm to seek, an independent or competing proposal for the purchase of the Company's Common Shares because the Special Committee was aware that the members of the Management Group had not expressed any interest in selling their 77% ownership interest in the Company to an independent purchaser. Thus, the Special Committee sought instead to obtain a fair price for the Common Shares owned by the Public Shareholders of the Company by negotiating with the Management Group the highest possible cash price for the Common Shares owned by the Public Shareholders. The Special Committee recognized that consummation of the Merger will preclude current shareholders of the Company, other than the Management Group, from participating in any future growth of the Surviving Corporation. The Special Committee also recognized that members of the Management Group will have an investment in the equity of the Surviving Corporation. Nevertheless, the Special Committee concluded that a transaction at a fair price, in which the Public Shareholders would receive cash for their Common Shares, was in the best interests of the Public Shareholders and was preferable to the failure to consummate any transaction, particularly in light of the historical limited trading market and the lack of market interest in the Common Shares and the lack of payment of any dividends on the Common Shares. However, the Special Committee did not know whether the limited trading volume may have affected the market price of the Common Shares.


Fairness of Share Price Offered


         The Special Committee noted that, to its knowledge, the price to be paid for the Common Shares in the proposed Merger is substantially higher than the highest price bid for the Common Shares during the prior twelve months, including prices paid by the Company in negotiated and open market transactions within the prior thirty months, and will represent a return on investment or a return of capital to shareholders of the Company at a time when they might not otherwise be able to realize such a return. The proposed Merger presents the Public Shareholders with an opportunity to exchange their Common Shares for cash, which opportunity is not readily available in the public market due to the limited trading volume of the Common Shares in recent years.


         Although the Special Committee was aware that the proposed Merger was structured as an involuntary transaction in that the Management Group (through Newco) has sufficient voting power to approve the Merger without the consent of any other shareholder and there is no requirement that the transaction be approved by a majority of the minority shareholders, and although the Special Committee was aware that it had not retained an unaffiliated representative to act solely on behalf of the Company's unaffiliated shareholders in negotiating the terms of the Merger, the Special Committee believes nevertheless that the proposed Merger is procedurally fair to the Company's unaffiliated shareholders because the price at which the Merger is to be consummated was determined by the Special Committee of disinterested directors in reliance upon the analysis and fairness opinion of Laidlaw, an expert in the valuation of companies which is completely unaffiliated with the Company and the Management Group, and because shareholders who do not accept the Merger price may assert their dissenter's rights under the FBCA and receive the fair value of their Common Shares as determined by the court. See "Rights of Dissenting Shareholders" and Annex V to this Proxy Statement.

         It is expected that if the proposed Merger is not consummated, current management, under the general direction of the Board of Directors, will continue to manage the Company as an ongoing business. The Company has no present plans to change its Board of Directors or management (other than to dispense with the services of Messrs. Jeffrey Schachter and Gregg Weiss, directors of the Company), including, but not limited to, any plan or proposal to change the number or term of directors, to fill any vacancy on the Board of Directors, to change any material term of the compensation of any executive officer, or to change the Company's current policy of not paying dividends.

Management Group's Reasons for the Merger; Structure of the Merger

         The Management Group has decided to undertake the proposed Merger at this time for the following reasons. The Management Group believes that under private ownership the Company can be managed in a way that would result in the effective utilization of the Company's assets without concern for the short-term effects of a certain business decisions on the Company's earnings and the market value of its stock. Having the Company being privately owned will also permit the Management Group to operate the business of the Company for their sole benefit without potential conflicts of interest with other shareholders and will provide the members of the Management Group with an investment in the equity of the Surviving Corporation and will permit them to benefit from any increase in the value of the capital stock of the Surviving Corporation. Consummation of the Merger will unite management and ownership so that entrepreneurial risks which may be required to maximize the potential of the Company may be taken more freely. The Management Group therefore desires to bring the Company under private ownership while the Company's cash resources are sufficient to pay shareholders the fair value for their Common Shares and to fund the substantial costs of consummating a going-private transaction. There can be no assurance that the Company will have the cash resources or borrowing capability to pay the Public Shareholders the fair value for their Common Shares in the future. Consummation of the proposed Merger will result in the Surviving Corporation either having substantially less cash or having substantially more debt than the Company now has and having approximately $803,000 less tangible net worth. See "Capitalization."


         The Company's tangible book value was $3,041,427 and $3,059,782 as of May 31, 1998 and August 31, 1998 respectively. On a pro forma basis, assuming consummation of the Merger on August 31, 1998 at a price of $3.00 per Common Share and the consequent redemption by the Company of the approximate 217,695 Common Shares owned by the Public Shareholders of the Company and the payment by the Company of an estimated $.69 per redeemed Common Share in fees and expenses (see "Financing of the Merger"), tangible book value per common share of the Surviving Corporation would be $3.08 which represents a decrease of approximately 26.2% over the stated tangible book value as of August 31, 1998. Thus, the Management Group, as the shareholders of the Surviving Corporation, will experience as of August 31, 1998 an immediate 4.35% decrease in tangible book value per share as a result of the Merger. Following is a chart outlining the historical and proforma tangible book value of the Company:

                 Bernard Haldane Associates, Inc. & Subsidiaries
                               Tangible Book Value


                                                                  August           Proforma         Proforma
                                            May 31, 1998        31,  1998       as of 5/31/98      as of 2/28/98
                                            ------------      -------------     -------------      -------------
Tangible book value                         $  3,041,427      $ 3,059,782        $ 2,238,342       $  2,256,697
                                            ============      ===========        ===========       ============

# of common shares outstanding                   949,365          949,365            731,670            731,670
                                            ============      ===========        ===========       ============

Tangible book value per share                      $3.20            $3.22              $3.06              $3.08
                                            =============     ===========        ===========       ============

% Change in Tangible Book Value from May 31, 1998:
Tangible book value at 5/31/97                 3,041,247
                                            ============
  Change in tangible book value                 (803,085)
                                            ============
                  % Change                       -26.40%
                                            ============
% Change in Tangible Book Value from August 31, 1998:
Tangible book value at 8/31/98                 3,059,782
                                            ============
  Change in Tangible book value                 (803,085)
                                            ============
                  % Change                       -26.25%
                                            ============



% Change in Tangible Book Value per Share of Management Group from August 31, 1998:



                                            Per Share         No. of Shares      Amount
Tangible book value
    pro-forma as of 8/31/98                 $  3.08             731,670         2,256,697

    at 8/31/98                                 3.22             731,670         2,355,977
                                            --------                            ---------
                  Change                    $ (0.14)                              (99,280)
                                            ========                            =========

               % Change                       -4.35%                               -4.21%
                                            ========                           ==========


                                                     Difference due to rounding

         The Company has never paid a dividend, and the Management Group concurs in the Special Committee's view that the principal reason for the Company's policy of not paying dividends is the Company's decision to retain its earnings to support operations and the expansion of the Company's business. Also, the payment of dividends would reduce the shareholders' equity in the Company. The Management Group believes that because the Common Shares have had only limited trading and has traded below the net tangible book value per Common Share for the past twelve months if the Company needed to replenish shareholders' equity, it could not be replenished by the sale of Common Shares.


         The reasons that the Management Group selected the Merger as the appropriate structure for cashing out the Public Shareholders of the Company, as opposed, for example, to a tender offer, is that the Management Group wanted to be assured of completely eliminating the interests of all of the shareholders of the Company other than the Management Group, and the Management Group knew that it controlled sufficient Common Shares to assure the approval of the Merger. A tender offer would arguably have been less desirable from the Public Shareholders' point of view as well, because a tender offer, as a voluntary transaction, would not have given rise to the involuntary transaction premium discussed above under "Special Factors -- Opinion of Financial Advisor" and because any non-tendering shareholders would have run the risk of owning, after the completion of the tender offer, shares in a non-publicly traded company. The merger structure permitted different consideration to be paid to the two different types of shareholders of the Company, that is, cash to the Public Shareholders of the Company and stock in the Surviving Corporation to the Management Group (through Newco).

         The $3.00 cash price to be paid in the Merger was deemed to be fair by Laidlaw, an expert in the valuation of companies which is completely unaffiliated with the Management Group; the proposed Merger presents the Public Shareholders with an opportunity to exchange their Common Shares for cash, which opportunity is not readily available in the public market, and to receive a price substantially higher than the highest price offered for the Common Shares during the last ten years; and unaffiliated shareholders who do not accept the Merger price may assert their dissenter's rights under the FBCA and receive the fair value of their Common Shares as determined by the Court. For the foregoing and other reasons the members of the Management Group believe that the proposed merger is fair to the Public Shareholders of the Company. See "Special Factors -- Opinion of Financial Advisor," "Rights of Dissenting Shareholders," and Annexes III and V to this Proxy Statement.

NASDAQ Advice Regarding Delisting

         Proving out the anticipations of the Company's Board of Directors, by letter dated December 2, 1997, the staff of NASDAQ's Listing Qualifications department advised the Company that NASDAQ's new quantitative maintenance requirements for continued listing would become effective on February 23, 1998 and that "A review of your company's most recently filed financial statements and market data has determined that [the Company] may not meet the new requirements for continued listing." Specifically, NASDAQ pointed the Company to the requirements of (1) a "public float" of 500,000 shares, and (2) having a market value of $1,000,000. The Company was not capable of meeting these new standards. The Company estimated its "public float" to be less than 300,000 shares with an arguable value of not greater than $2.75 per share (the highest bid price for the Company's Common Stock quoted since December 1, 1996) or a total market value of not greater than $600,000. A potential split of the Company's securities would not serve to increase the "public float's" market value. The Company's shares of its Common Stock have been delisted from trading on NASDAQ's SmallCap Market place. Although the Company sought to appeal its delisting, the time to appeal has now expired. Therefore, the Company is no longer commercially viable as a public company.

         The Company believes that such delisting will diminish the ability of the Company's Shareholders to dispose of their shares of the Company's Common Stock in the public market place and, as a result, may result in a decrease of the market price for the Company's Common Stock if any such market exists.


Interests of Certain Persons in the Merger

         General. On November 5, 1997, members of the Management Group formed Newco for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. As of November 15, 1997 the members of the Management Group entered into the Organization Agreement with Newco pursuant to which Jerold P. Weinger, Renee Nadel and Lilli Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Jerold P. Weinger as custodian for his children and Jerold and Lilli Weinger's son, Seth Weinger) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares issued and outstanding. As a result of such exchange, Newco became the beneficial owner of approximately 77% of the Common Shares of the Company that are issued and outstanding.

         Upon consummation of the Merger, each issued and outstanding Newco Share, all of which are owned by the Management Group, will be converted into one validly issued, fully paid and non-assessable common share of the Surviving Corporation, and, as a result, the Management Group will own 100% of the issued and outstanding common shares of the Surviving Corporation. All Common Shares owned by Newco or held in the Company's treasury will be cancelled. All other Common Shares (other than shares as to which dissenters' rights are perfected) will be converted to the right to receive $3.00 per Common Share in cash. See "The Merger Agreement."

         Set forth below are the names and addresses of the members of the Management Group, the number of Newco Shares received pursuant to the Organization Agreement, and the percentage of Newco Shares beneficially owned by such person as of the Record Date:

                                          Number of
Name and Address                          Newco Shares             Approximate
of Beneficial                             Beneficially             Percent
Owner                                     Owned                    Of Class(1)

Renee Nadel                                  262,500                  35.8%
7885 Ayr Court
Boca Raton, Florida 33496

Lilli Weinger (1)(2)                         293,895(3)               40.2%
4 Woodgreen Place
Rockville Center, New York 11570

Jerold P. Weinger (2)                        176,420(3)               24.1%
192 Lexington Avenue, 15th Floor
New York, New York 10016

Seth Weinger                                   5,000                   0.7%
4 Woodgreen Place
Rockville Center, New York 11570

--------

(1) Also represents the approximate percentage of common shares of the Surviving Corporation that such person will own upon consummation of the Merger.


(2) Jerold P. Weinger and Lilli Weinger are espoused. They each disclaim beneficial ownership of the shares of Newco's Common Stock held of record in the other person's name.

(3) Includes 6,145 shares of Newco's common stock owned jointly by Jerold and Lilli Weinger.


         For a description of the record ownership of Newco Shares, see the Merger Agreement attached as Annex I to this Proxy Statement.


         Conflicts of Interest. The opportunity to retain a continuing equity interest in the Surviving Corporation (which opportunity is not available to shareholders of the Company, except Newco) has presented the Management Group and members of the Board of Directors with conflicts of interest in connection with the negotiation of the Merger Agreement with the Company. Further, after consummation of the Merger, all officers and directors of the Company (except for Messrs. Jeffrey Schachter and Gregg Weiss, directors) will continue as officers and directors of the Surviving Corporation, which fact has presented the Board of Directors with a conflict of interest in recommending approval of the Merger Agreement to the shareholders of the Company. The Special Committee was aware of the actual or potential conflicts of interest of the officers and certain directors of the Company, including the members of the Management Group, when deciding to recommend approval of the Merger to the Board of Directors of the Company including the members of the Management Group, when deciding to recommend approval of the Merger to the Board of Directors of the Company.

         The Merger Agreement provides that the Surviving Corporation will use good faith efforts to provide officers' and directors' liability insurance covering officers and directors of the Company prior to the Merger. The Merger Agreement also provides that the Surviving Corporation will indemnify and hold harmless officers and directors of the Company against any liability in connection with any threatened, pending, or completed action, suit, or proceeding arising out of or related to the transactions contemplated by the Merger Agreement to the full extent permitted or required by Florida law and the Company's Certificate of Incorporation and Bylaws.

         Jerold P. Weinger is an officer of the Company and receives compensation as such. Jerold and Lilli Weinger are espoused. See "Management of the Company -- Management Compensation." Jerold P. Weinger currently intends to continue his employment relationship with the Surviving Corporation. As a result, Jerold P. Weinger has a direct conflict of interest in recommending approval of the Merger to the shareholders of the Company.

         Except for Messrs. Jeffrey Schachter and Gregg Weiss, directors, all officers and directors of the Company will continue to serve as officers and directors of the Surviving Corporation, and as a result, such persons may be deemed to have a conflict of interest in recommending shareholder approval of the proposed Merger. Such directors, specifically Messrs. Jerold P. Weinger and Jeffrey G. Klein, will continue to receive annual compensation plus expenses incurred in connection with attendance at meetings of the Board of Directors.

         Gusrae Kaplan & Bruno is representing the Management Group and Newco in the proposed Merger. Gusrae Kaplan & Bruno has represented members of the Management Group from time to time, and it is anticipated that upon consummation of the Merger, Gusrae Kaplan & Bruno will continue to represent both the Management Group and the Surviving Corporation from time to time.

         Schoeman, Marsh & Updike, LLP is representing the Company in the proposed Merger. Schoeman, Marsh & Updike, LLP have acted as counsel to the Company with respect to matters other than the proposed merger and has represented members of the Management Group from time to time, and it is anticipated that such law firm will continue to represent the Company and members of the Management Group upon consummation of the Merger.

         Other Matters. Upon consummation of the Merger, Messrs. Weinger and Klein will be the officers and the two directors of the

Surviving Corporation and will serve in the following capacities, subject to the By-laws, until their successors are duly elected:

         Name                               Position

         Jerold P. Weinger                  President, Chief Executive
                                            Officer, Treasurer and Director

         Jeffrey G. Klein                   Secretary and Director

         All members of the Board of Directors are reimbursed for all reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

                             FINANCING OF THE MERGER

         If the Company purchases all of the approximate 217,695 Common Shares held by the Public Shareholders of the Company, the maximum amount of funds required by the Company will be $653,085 ($3.00 per Common Share), plus an estimated $150,000 ($0.69 per Common Share being purchased in the Merger) of related fees and expenses. The application of the funds to be used to finance the proposed Merger is estimated to be approximately as follows (assuming $3.00 per Common Share to be paid to each Public Shareholder of the Company pursuant to the Merger Agreement and $0.69 per purchased Common Share of related fees and expenses):

Application of Funds:
Payment of cash for the
  Company's Common Shares ........................              $653,085.00 (1)

Estimated fees and expenses:

         Legal fees and expenses .................              $ 55,000.00

         Accounting fees and expenses ............                15,000.00

         Laidlaw fee .............................                48,000.00

         Printing costs and postage ..............                15,000.00

         Miscellaneous ...........................                17,000.00

           Total estimated fees and expenses .....              $150,000.00 (2)
                                                                -----------

Total Application of Funds .......................              $803,085.00 (3)
                                                                -----------

         Assuming the purchase of all of the approximate 217,695 Common Shares held by the Public Shareholders of the Company, the cost of the proposed Merger to the Company per Common Share to be purchased will be as follows:

                  (1)      $3.00                     per Common Share
                  (2)      $0.69                     per Common Share
                  (3)      $3.69                     per Common Share

         The Company will fund the purchase from its general working capital.

         The foregoing includes the Company's reimbursement to Newco or payment on its behalf for all of its documented actual out-of-pocket expenses incurred in connection with the proposed Merger.

                                 CAPITALIZATION

         Set forth below is the consolidated capitalization of the Company as of August 31, 1998, and the pro forma capitalization of the Company assuming the Merger had been consummated as of that date. This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement.




                                                Historical          Pro-Forma
                                           August 31, 1998          Adjustments       Pro-Forma
------------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                    $587,116                $0           $587,116

Stockholders' equity: Common stock
  ($.00001 par value, 950,000,000
  shares authorized. 1,148,865 shares
  issued, historical; $.01 par value,
  2,000,000 shares authorized,
  731,670 shares issued and
  outstanding, pro-forma)
                                                        12             7,305 (1)          7,317
 Additional paid-in capital                      2,761,727          (803,085)(2)      1,444,899
                                                                    (506,438)(3)
 Retained earnings                                 804,481            (7,305)(1)        804,481
                                                                           0
                                                ----------        -----------        ----------
                                                 3,566,220        (1,309,523)         2,256,697

 Less: Cost of shares in treasury                  506,438          (506,438)(3)              0
                                                ----------        -----------        ----------
                                                 3,059,782          (803,085)         2,256,697
                                                ----------        -----------        ----------
       Total Capitalization                     $3,646,898         ($803,085)        $2,843,813
                                                ----------        -----------        ----------

--------
1 Capitalize additional paid-in capital to increase par value of common stock to $.01 for 731,670 shares outstanding.
2 Cost of acquiring shares held by public shareholders.
3 Retirement of existing treasury shares.

                              THE MERGER AGREEMENT

Effective Date

         The Merger will become effective at the time of filing of the Certificate of merger, executed by the proper officers of the Company and Newco, with the office of the Department of State of the State of Florida, which filing is currently anticipated to be made on the date of the Special Meeting. Such filing will be made upon satisfaction or waiver of the conditions contained in the Merger Agreement.

         The Merger Agreement provides that at the Effective Date of the Merger, Newco will be merged with and into the Company in a merger in which the Company will be the surviving corporation and the separate corporate existence of Newco will cease. Pursuant to the Merger, each Common Share issued and outstanding immediately prior to the Effective Date (other than Common Shares held in the Company's treasury and other than the Common Shares held by shareholders of the Company who shall have perfected dissenters' rights under the FBCA) will be automatically converted into the right to receive $3.00 in cash without interest. At the Effective Date of the Merger, each Common Share then held in the Company's treasury, by virtue of the merger and without any action on the part of the holder thereof, shall be cancelled and retired and cease to exist.

Payment for Common Shares

         In order to receive the cash to which the Company's Public Shareholders will be entitled as a result of the Merger, each such holder of Common Shares will be required to surrender his stock certificates, together with a duly executed letter of transmittal, to a paying agent designated by the Surviving Corporation (the "Paying Agent"). Upon receipt of such certificates together with a duly completed and executed letter of transmittal, the Paying Agent will mail a check, in an amount equal to $3.00 for each Common Share represented by such certificates, to the registered owner or his transferee, or will otherwise pay such owner or transferee pursuant to his instructions.

         INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO SHAREHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE. SHAREHOLDERS SHOULD SURRENDER CERTIFICATES FOR COMMON SHARES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY CARD AND SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY.

         Each certificate which prior to the Effective Date represented outstanding Common Shares (other than treasury shares, shares held by Newco, and shares owned by shareholders who perfect their statutory dissenters' rights pursuant to the FBCA) will, on and after the Effective Date, evidence only the right to receive the amount of cash, without interest, into which the Common Shares represented thereby shall have been converted. No interest will be paid or accrued on the amounts payable upon the surrender of any such certificate.

         If any payment for Common Shares is to be made in a name other than that in which the certificates for such Common Shares surrendered for payment is registered on the stock transfer books of the Company as of the Effective Date, it will be a condition of such payment that the certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates so surrendered.

The Exchange

         The Merger Agreement provides that, on and after the Effective Date, the Surviving Corporation will make available to the Paying Agent, in accordance with the terms and conditions of a Paying Agent Agreement (to be entered into by the Company and the Paying Agent), sufficient cash to permit the exchange of Common Share certificates surrendered to the Paying Agent for $3.00 per Common Share in cash.

         On the Effective Date, the Company will deposit cash with the Paying Agent in an amount equal to the cash value of all outstanding and contingently issuable Common Shares (other than treasury shares and shares held by Newco). If any such funds have not been paid out at the expiration of 90 days from the Effective Date in exchange for surrendered Common Share certificates, such funds will be returned immediately to the Surviving Corporation.

         In addition, if at any time during such 90-day period any shareholders perfect their dissenters' rights pursuant to the FBCA, the Paying Agent will return the funds attributable to such Common Shares to the Surviving Corporation. See "Rights of Dissenting Shareholders."

         If any certificate or certificates representing Common Shares are surrendered to the Paying Agent (together with a duly completed and executed letter of transmittal) after such 90-day period, the Paying Agent will promptly notify the Surviving Corporation and the Surviving Corporation will promptly deposit with the Paying Agent an amount equal to $3.00 multiplied by the number of Common Shares represented by such surrendered certificate or certificates, and the Paying Agent will promptly pay $3.00 per share for each of such Common Shares to the holder or holders thereof.

         If any certificates representing Common Shares shall not have been surrendered (together with a duly completed and executed letter of transmittal), the Surviving Corporation shall be entitled to dispose of the payment in respect of such certificates in accordance with applicable laws regarding abandoned property, escheat or other similar laws.

Treatment of Options

         On the Effective Date, all rights with respect to the Common Shares issuable under any stock options shall be terminated by the mutual agreement of the Company and the holders of such options. Newco intends to issue options to the Company's current optionholders in such quantities and with substantially similar terms and conditions as the options currently held.

Conditions, Representations, and Covenants

         The respective obligations of the Company and Newco to consummate the Merger are subject to the following conditions, among others: (i) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon of the Company; (ii) the correctness in all material respects of the representations and warranties made by the parties to the Merger Agreement; (iii) the performance in all material respects to the agreements, obligations, and conditions made by the parties to the Merger Agreement; and (iv) the receipt of any and all consents from third parties and government agencies required to consummate the Merger and the transactions contemplated thereby. The obligation of Newco to consummate the Merger is subject to the condition, among others, that there shall not have been instituted or threatened any proceedings in law or equity relating to, or seeking to prohibit or otherwise challenging, the consummation of the Merger or seeking to obtain substantial damages with respect thereto.

         Aside from the filing of the Certificate of Merger with the Department of State of the State of Florida, the Company is not aware of any consents to the Merger required from governmental agencies.

         The Company has agreed to conduct its business in the ordinary and usual course prior to the Effective Date. In that regard, the Company has agreed that it will not, without the written consent of Newco, engage in certain types of transactions, including, among others, the issuance of shares and the amendment of its Certificate of Incorporation or By-laws. The Company has further agree that it will not, without the written consent of Newco, pay any dividends, or make any capital expenditures which in the aggregate exceed $50,000, or incur any increases in indebtedness other than in the ordinary course of business except in connection with the proposed Merger.

         The Merger Agreement provides for indemnification of the Company's officers and directors and for the maintenance of officers' and directors' liability insurance policies for a period of three years after the Effective Date. See "Special Factors -- Interests of Certain Persons in the Merger."

         With the exception of shareholder approval of the Merger, the Company and Newco each may waive compliance with any of the agreements or conditions to its obligation to consummate the Merger.

Termination; Amendments


         The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of the Boards of Directors of the Company and Newco. The Merger Agreement, as amended, may also be terminated by the Company or Newco if the Merger shall not have been consummated by April 1, 1999 (or such later date as may be established by the parties to the Merger Agreement) or if any court or other governmental body shall have issued a final order enjoining or otherwise prohibiting the proposed Merger. The Merger Agreement may also be terminated prior to its stated termination date, upon termination of the Organization Agreement.


         The Merger Agreement may be amended at any time, either before or after approval and authorization by the shareholders of the Company or Newco of the Merger Agreement, by action taken by the respective Boards of Directors of the Company and Newco, except that after approval of the Merger by the shareholders of the Company, no amendment may be made which reduces the amount or changes the form of consideration to be received by the shareholders of the Company.

Officers and Directors of the Surviving Corporation Following the Merger

         Except for Messrs. Schachter and Weiss, the officers and directors of the Company will be the officers and directors of the Surviving Corporation, to serve, subject to the By-laws of the Company, until their respective successors are duly elected. It is anticipated that Messrs. Schachter's and Weiss' services will be dispensed with upon the consummation of the Merger. See "Management of the Company -- Information Regarding Directors and Officers of the Company," "Conduct of the Surviving Corporation's Business After the Merger and Other Post-Merger Matters," "Information Concerning Newco," and "Special Factors -- Interests of Certain Persons in the Merger."

INFORMATION CONCERNING NEWCO

         On November 5, 1997, the Management Group formed Newco for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. As of November 15, 1997, the members of the Management Group entered into the Organization Agreement with Newco pursuant to which each of Jerold P. Weinger, Renee Nadel, Lilli Weinger and Seth Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Mr. Weinger as custodian for his children) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares outstanding. As a result of such exchange, Newco became the beneficial owner of approximately 77% of the Common Shares of the Company.


         The Organization Agreement provides that the 731,670 Common Shares beneficially owned by Newco, and which were previously owned by members of the Management Group, shall be returned to the members of the Management Group, and the Newco Shares owned by the Management Group shall be returned to Newco, if the Merger has not been consummated by not later than April 1, 1999 (which date may be extended by unanimous agreement of the members of the Management Group). The Organization Agreement is attached as Annex IV to this Proxy Statement.


         Until the Effective Date, it is not anticipated that Newco will have any significant assets (other than the Common Shares described above) or liabilities (other than those arising under the Merger Agreement or in connection with the Merger) or engage in any other activities other than those incidental to its formation and the Merger.

         The principal executive offices of Newco are located at c/o Bernard Haldane Associates, Inc., 192 Lexington Avenue, New York, New York 10016. The telephone number for Newco's principal executive office is (212) 679-3360.

         Newco is a non-public company. The directors and executive officers of Newco are Messrs. Weinger and Klein who hold the following positions:

         Name                              Position

         Jerold P. Weinger                 President, Chief Executive Officer
                                           and Director

         Jeffrey G. Klein                  Secretary and Director

At the Effective Date, it is expected that Messrs. Weinger and Klein, and other key employees of the Company will assume substantially equivalent positions with the Surviving Corporation. See "Special Factors -- Interests of Certain Persons in the Merger."

         The authorized capital stock of Newco consists of 2,000,000 Newco Shares, par value $.01 per share. The Newco Shares are entitled to one vote per share on all matters submitted to a vote of shareholders.

              FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE
                   COMPANY, THE COMPANY'S PUBLIC SHAREHOLDERS,
               THE MANAGEMENT GROUP AND THE SURVIVING CORPORATION

         The first part of this transaction deals with the transfer of stock of the Company to Newco. Section 351 of the Internal Code as amended to date (the "Code") permits the transfer of property to a corporation if the shareholders, after the transfer, own 80% or more of the corporation. Property is defined as any property, tangible or intangible (which would include stock), as long as the transferee is not an investment company. Since Newco owns more than 50% of the Company, approximately 77%, it is excluded from the definition of an investment company. Therefore, the transfer of the Company's stock to Newco is a non-taxable transaction.

         The second part of the transaction deals with the merger of the Company and Newco. The business of the Company will be continued by the surviving corporation. Pursuant to Section 368(a)(1)(A) of the Code, a statutory merger is non-taxable unless boot is received as part of the consideration received. Since all shareholders of the Company, except Newco, will receive $3.00 for each share and no stock, they will be considered as if their shares were redeemed. Newco and its shareholders will receive only stock and, therefore, the transaction will be considered non-taxable as to them. The other stockholders, the Public Shareholders, who received only $3.00 will incur a gain or loss on this transaction. Depending on the type of asset the stock was in the hands of the Public Shareholders, their holding period and basis, they will report either ordinary, short term or long term gain or loss on this transaction. Under
Section 368(b) of the Code both the Company and Newco will be considered parties to the reorganization.

         Since both Newco and the Company are parties to a reorganization under
Section 368(a)(1) of the Code, Section 361 provides that no gain or loss will be recognized by these corporations on the distribution of the Company stock to the shareholders of Newco.

         Pursuant to Code Section 1223, the holding period of the Company's shares received by the shareholders of Newco, who contributed their Company shares to Newco and eventually received Company shares in exchange for their Newco shares as a result of the merger, will include the holding period of the original Company shares they transferred to Newco plus the holding period of the Newco shares, provided that the original Company shares and the Newco shares were a capital asset in the hands of these shareholders at the time of Code
Section 351 exchange and at the time of the merger.

         Pursuant to Code Section 358, the basis in the stock of Newco received in the Section 351 transaction by the shareholders of the Company will be the basis they had in the Company stock they transferred to Newco.

         Pursuant to Code Section 358, the basis of the new stock the shareholders of Newco received in the merger will be the basis of the Newco stock they exchanged therefor.

                       ACCOUNTING TREATMENT OF THE MERGER

         The Merger will be accounted for as a combination of companies under common control with no adjustment of the carrying value of their respective assets and liabilities. The amounts paid to acquire Common Shares of the Company will be accounted for as a reduction of shareholders' equity of the Surviving Corporation, and the Common Shares acquired will be cancelled.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Holder of Common Shares are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA which Sections are reprinted in their entirety in Annex V to this Proxy Statement. All references in Sections 607.1301, 607.1302 and 607.1320 and in this summary to a "shareholder" are to the recordholders of the Common Shares as to which dissenters' rights are asserted. A person having a beneficial interest in Common Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the recordholder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

         Holders of Common Shares who follow the procedure set forth in Section
607.1320 of the FBCA ("Section 607.1320") will be entitled to receive payment of the "fair value" of such Common Shares. FBCA defines "fair value" to be the value of the Common Shares as of the close of business on the date prior to the date of shareholder approval of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable.

         Under Section 607.1320, where a merger is to be submitted for approval at a meeting of shareholders, the corporation, not less than ten nor more than sixty days prior to the meeting, must notify each of its shareholders of the proposed shareholders' meeting. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger and contain or be accompanied by a copy or summary of the merger agreement. Furthermore, the notice shall contain a clear and concise statement that, if the plan of merger is effected the shareholders dissenting therefrom may be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their Shares, and shall be accompanied by a copy of Sections 607.1301, 607.1302 and 607.1320 of the FBCA. This Proxy Statement shall constitute such notice to the shareholders of the Company and the Agreement and Plan of Merger and the applicable statutory provisions of the FBCA are attached to this Proxy Statement as Annex I and Annex V, respectively. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by the full text of Sections 607.1301, 607.1302 and 607.1320 of the FBCA attached to this Proxy Statement. Any shareholder who wishes to exercise such dissenters' rights or who wishes to preserve his right to do so, should review the following discussion and Annex "V" carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the FBCA.

         Each shareholder who wishes to assert dissenters' rights must (i) deliver to the Company, before the taking of the vote on the Merger, a written notice of his intent to demand payment for his Common Shares if the proposed Merger is effectuated, and (ii) not vote his Common Shares in favor of the proposed Merger. Because an executed proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the Agreement and Plan of Merger, a shareholder who votes by proxy and who wishes to exercise his dissenters' rights must (i) vote against adoption of the Agreement and Plan of Merger, or (ii) abstain from voting on adoption of the Agreement and Plan of Merger. A vote against adoption of the Agreement and Plan of Merger, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payments for the Common Shares satisfying the requirements of Section 607.1320.

         Only a holder of record of Common Shares is entitled to assert dissenters' rights for the Common Shares registered in that holder's name. A notice of intent to demand payment for Common Shares shall be exercised by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, and if the Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute a notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds Common Shares as nominee for several beneficial owners may exercise dissenters' rights with respect to the Common Shares held for one or more beneficial owners while not exercising such rights with respect to the Common Shares held for other beneficial owners. In such case, the notice should set forth the number of Common Shares as to which dissenters' rights are sought. Where no number of Common Shares is expressly mentioned, the demand will be presumed to cover all Common Shares held in the name of the record owner. Shareholders who hold their Common Shares in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for the making of a notice of intent to demand payment for such nominee's Common Shares.

         Within ten days after the date of shareholder approval of the Merger, the Company must give written notice of adoption of the Agreement and Plan of Merger to each shareholder who filed a notice of intent to demand payment for his Common Shares. Within twenty days after the giving of such notice to him by the Company, any shareholder who elects to dissent must file with the Company a notice of such election, stating his name and address, the number of Common Shares as to which he dissents, and a demand for payment of the fair value of his Common Shares. Any shareholder filing an election to dissent shall deposit his stock certificates with the Company simultaneously with the filing of the election to dissent.

         Within ten days after the expiration of the period in which shareholders may file their notices of election to dissent, or within ten days after the Merger is effected, whichever is later (but in no case later than ninety days from the date of shareholder approval of the Merger Agreement), the Company shall make a written offer to each dissenting shareholder who has made a demand as provided in Section 607.1320 to pay an amount the Company estimates to be the fair value for such Common Shares. The fair value determined will reflect the value of the Common Shares prior to the Merger. Such notice and offer shall be accompanied by (i) a balance sheet of the Company as of the latest available date, and (ii) a profit and loss statement of the Company for the 12-month period ended on the date of such balance sheet.

         Any shareholder who has duly filed a notice of election to dissent in compliance with Section 607.1320 will thereafter be entitled only to payment of the fair value of his Common Shares and will not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his Common Shares. After such offer, no such notice of election may be withdrawn unless the Company consents thereto.

         If within thirty days after the making of such offer by the Company, any shareholder accepts the same, payment for his Common Shares will be made within ninety days after the making of such offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such Common Shares.

         If the Company fails to make an offer for the fair value of the Common Shares within the period specified above, or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty days thereafter, then the Company, within thirty days after receipt of written demand from any dissenting shareholder given within sixty days after the date on which the Merger was effected, shall, or at its election at any time within such period of sixty days may, file an action in any court of competent jurisdiction in Dade County, Florida requesting the fair value of such Common Shares to be determined. The court shall also determine whether each dissenting shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his Common Shares. If the Company fails to institute such a proceeding, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with the Company as to the value of their Common Shares, shall be made parties to the proceeding. The Company must pay to each dissenting shareholder the amount found to be due him within ten days after final determination of the proceedings. Upon payment of the judgement, the dissenting shareholders will cease to have any interest in such Common Shares.

         Shareholders considering seeking dissenters' rights should be aware that the fair value of their Common Shares as determined under Section 607.1320 could be more than, the same as, or less than the consideration they would receive pursuant to the Agreement and Plan of Merger if they did not seek to demand payment of their Common Shares. Any judicial determination of the "fair value" of the Common Shares can be based on numerous considerations, including, but not limited to, the market value of the Common Shares prior to the Merger and the net asset value and earnings value of the Company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the Common Shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

         Failure to follow the steps required by Section 607.1320 for perfecting dissenters' rights may result in the loss of such rights, in which event a shareholder will be entitled to receive the cash consideration.

                 CONDUCT OF THE SURVIVING CORPORATION'S BUSINESS
                 AFTER THE MERGER AND OTHER POST-MERGER MATTERS

         It is expected that following the Merger, the business and operations of the Surviving Corporation will initially be continued substantially as they are currently being conducted by the Company. However, as discussed above under "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger," management of the Surviving Corporation will continue to evaluate such business and operations after the Effective Date and make such changes as are deemed appropriate. The Management Group has advised Laidlaw, the Special Committee and the Board of Directors that it has no intention of breaking up or liquidating the Company. The Surviving Corporation's corporate headquarters are expected to remain in New York, New York.

         The Management of the Company has no current plans to undertake any material changes in the Company's business or policies, including any specific activities entailing substantial business risks, some or all of such activities, if undertaken by management and if not successful, may have an adverse effect on the Surviving Corporation.

         The Company has no present plan or proposal which relates to or would result in: the acquisition by any person of additional securities of the Company, or the disposition, through a public or private sale, of securities of the Company or a subsidiary; an extraordinary corporate transaction, such as merger, reorganization, or liquidation involving the Company or any of its subsidiaries; the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; any change in the present Board of Directors or management of the Company, including, but not limited to, any plan or proposal to change the number or term of directors, to fill any vacancy on the Board of Directors, any changes in the Company's present dividend policy or in the indebtedness or capitalization of the Company; other material changes in the Company's corporate structure or business; or any material change in the Certificate of Incorporation (other than the Charter Amendments) or the By-laws of the Company.

         Although the Company has no present plan or proposal relating to or which would result in any of the transactions listed above, subsequent to the Merger, the Surviving Corporation will be privately owned by the Management Group. Accordingly, in connection with the future operation of the business of the Surviving Corporation or for the benefit, convenience, or advantage of the shareholders of the Surviving Corporation (the Management Group), for business, personal, tax, or financial reasons or otherwise, the Surviving Corporation may engage in any one or more of the types of transactions listed above. Specifically and only by way of example, depending on the opportunities, requirements, and financial resources available to the Surviving Corporation, the

Surviving Corporation may sell some of its assets or assets or securities of any of its subsidiaries in public or private transactions to obtain funds for future growth or any other purposes; may sell debt securities or, after a substantial restructuring of the Surviving Corporation, equity securities of the Surviving Corporation; may engage in extraordinary corporate transactions such as mergers, reorganizations, recapitalizations,or partial liquidations involving itself or any of its subsidiaries for its or their benefit or for the benefit of its shareholders (the Management Group); may sell or transfer material amounts of assets of its own or its subsidiaries; may borrow money from banks, other institutions, shareholders (the Management Group), or others or use its own funds to invest in new enterprises, new businesses, existing businesses or other conservative or speculative investments whether or not related to the existing businesses of the Surviving Corporation; may rearrange operating assets of the Surviving Corporation or one or more of its subsidiaries; may invest directly or indirectly in publicly or non-publicly traded securities; may seek directly or indirectly control of publicly owned corporations; may change its officers, directors, or employees or any or all terms of their employment or service; may pay dividends or make other distributions to shareholders (the Management Group); may enter into non-arm's-length transactions with its officers, directors, or shareholders (the Management Group) or their affiliates, or with the officers, directors, or affiliates of subsidiaries of the Surviving Corporation; may seek to amend its Certificate of Incorporation or By-laws; and may do any and all other things and enter into any transactions which in the opinion of the Surviving Corporation or its management or the shareholders of the Surviving Corporation (the Management Group) may be deemed to be of benefit or advantage to the Surviving Corporation or its shareholders (the Management Group) and which may result in substantial financial benefit to the Surviving Corporation, its subsidiaries, or its shareholders (the Management Group).

         Although the Company currently has no definitive plans to open a major new business location, add material services, or, acquire a new business, as part of its normal business activities, the Company continually investigates and considers investments in other companies, or the purchase thereof, which would enable the Company or any of its subsidiaries to expand its existing businesses and services or add by way of acquisition an entirely new business activity. In addition, although the Company has no definitive plan to close any location, cease the providing of services or terminate competition in any market area, as part of its normal activities, the Company continually investigates the advisability of such actions in light of existing business conditions and the Company may make such decisions at any time in the future.

         The Board of Directors and officers of the Surviving Corporation will consist of the current directors and officers of the

Company. Other employees of the Company will assume substantially equivalent positions with the Surviving Corporation as they hold with the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         Compensation and employee benefits of employees of the Surviving Corporation are expected to be substantially the same as are currently provided by the Company, except for such adjustments as are necessary to fit the needs of the Surviving Corporation. See "Special Factors -- Interests of Certain Persons in the Merger."


         Upon consummation of the Merger, the Surviving Corporation will have four record holders of its common shares and therefore will be permitted to terminate, and will terminate, the registration of the Common Shares under the Exchange Act and its obligation to file periodic reports under the Exchange Act. The Common Shares will no longer trade, in the over-the-counter market and price quotations will no longer be reported.


         Termination of registration under the Exchange Act of the Common Shares will eliminate any obligation of the Surviving Corporation to furnish information to the public under the Exchange Act and to the SEC and will make certain of the provisions of the Exchange Act, for example the short-swing profits recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with meetings of shareholders, no longer applicable to the Surviving Corporation. See "Additional Information -- Current Information; Deregistration."

                 MARKET PRICES AND REPURCHASES OF COMMON SHARES


         The Company's common stock traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "BHAL" until August 5, 1997 when it was delisted. The Company's Common Stock now trades on the OTC Bulletin Board. There is limited trading actively in the Company's securities and there can be no assurance a regular trading market for the Company's common stock will be sustained.


         The following table sets forth, for the periods indicated, the bid price range of the Company's common stock:


                                               High                      Low
                                               ----                      ---
Fiscal 1997
Quarter Ended August 31, 1996                  $2.87                     $2.43
Quarter Ended November 30, 1996                $2.44                     $2.44
Quarter Ended February 28, 1997                $2.75                     $2.25
Quarter Ended May 31, 1997                     $2.62                     $2.25

Fiscal 1998
Quarter Ended August 31, 1997                  $3.25                     $2.31
Quarter Ended November 30, 1997                $2.37                     $2.37
Quarter Ended February 28, 1998                $3.00                     $2.37
Quarter Ended May 31, 1998                     $2.87                     $2.44

Fiscal 1999
Quarter Ended August 31, 1998                  $3.00                     $2.4375
Period from September 1, 1998                  $2.75                     $2.4375
  through November 12, 1998


(Prices quoted reflect 100:1 and 4:1 reverse stock splits effected prior to the first of the above stated quotations.)

         Such market quotations reflect the high bid and low prices as reflected by NASDAQ or by prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The following companies serve as market makers for the Company's securities: Tasin Co., Carr Securities and Howe, Barnes Investments Inc.

         As of the Record Date, there were approximately 1350 holders of record of the Company's common Stock.

         The Company has not paid any cash dividends since its inception and the Board of Directors does not contemplate doing so in the near future. Any decisions as to future payment of dividends will depend on the earnings and financial position of the Company and such other factors as the Board of Directors deems relevant.

         Pursuant to a resolution of the Board of Directors, commencing on or about October 31, 1995 through May 31, 1997 the Company redeemed from its shareholders, a total of 199,500 shares of the Company's common stock at an average cost of between $2.49 and $2.75 per share.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

         The selected consolidated financial information set forth below is derived from the Company's consolidated financial statements and should be read in conjunction with the Consolidated Financial Statements and the Notes thereto beginning at page F-1 of this Proxy Statement.

Summary of Operating Data:

                         Three Months Ended
                                  August 31                                        Year Ended May 31,
                                (Unaudited)

                         1998           1997            1998          1997            1996(1)          1995(1)(2)      1994(1)(2)
                         ----           ----            ----          ----            -------          -------         -------
Revenue
Royalty Income       $  649,421     $  703,535      $2,411,659      $2,480,866       $2,244,818       $1,747,988      $1,214,091

Sublicense
Income                     --           41,721         179,556         159,697             --            104,214          99,625

Consulting
Income                  178,405          2,100            --               640             --               --             --

Other Income               --             --           208,694            --               --             35,400           --

Interest Income          20,153         29,922          88,825         106,592           99,621           49,785          14,062

Total Revenues          847,979        772,278       2,888,734       2,747,795        2,344,439        1,937,387       1,327,778

Net Income               18,535        156,025         162,070         461,092          533,440          609,905         161,171

Net Income per
Share of Common
Stock (Basic)             $0.02          $0.16           $0.17           $0.48            $0.48            $0.57           $0.16

(Diluted)                 $0.02          $0.15           $0.16           $0.45            $0.46            $0.53           $0.16


--------

(1) Restated for discounted operations of retail travel agency.


(2) Restated for the equity minority interests in earnings not previously recorded. Net income and net income per share were reduced as follows:

                                                     1995            1994
                                                  ---------       ---------
          Net Income                              ($89,200)       ($44,903)
          Net Income per share  -  Basic              (.08)           (.04)
                                -  Diluted            (.08)           (.04)

SUMMARY BALANCE SHEET DATA


                                August 31,
                                   1998                                                          May 31,
                                (Unaudited)
                                                     1998             1997              1996(1)           1995(1)        1994(1)(2)
CURRENT ASSETS                  $2,562,935         $2,528,263       $2,538,234       $2,147,294         $2,007,844     $1,128,480

Other Assets                    $1,325,708          1,399,935        1,445,854        1,277,536          1,504,467      1,529,655

TOTAL ASSETS                    $3,888,463          3,928,198        3,984,088        3,424,830          3,512,311      2,658,135

CURRENT LIABILITIES

Account Payable and other       $  173,870            221,762          356,973          149,695            213,660        157,424
Current Liabilities

Current Maturities              $   44,438             42,437          235,240          245,956            315,951        307,065
of Long Term Debt

Other Liabilities               $  610,553            622,572          512,518          555,799            591,437        702,988

Minority Interest                      --                 --               --               --                 --         137,088

Stockholder's Equity            $3,059,782          3,041,727        2,879,357        2,473,380          2,391,263      1,353,570

TOTAL LIABILITIES               $3,888,463          3,928,198        3,984,088        3,424,830          3,512,311      2,658,135
AND STOCKHOLDERS'
EQUITY

--------

(1) Restated for discounted operations of retail travel agency.


(2) Restated for minority interest not previously recorded. This interest was purchased in the fiscal year ended May 31, 1995 and as such there was no net effect on financial statements after that date. Stockholder's Equity at May 31, 1994 was reduced for Minority Interest as follows:

            Investment by Minority                          $250,000
            Share of losses 1989 to May 31, 1994            $112,912
                                                            --------
            Book value of Minority Interest                 $137,088
                                                            ========

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations


         While the Company remains profitable, generating approximately
$275,000 in pre-tax earnings, royalty revenues declined from $2,480,866 in the Company's fiscal year ended May 31, 1997 ("Fiscal 1997") to $2,411,659 in the Company's fiscal year ended May 31, 1998 ("Fiscal 1998"), an approximate 3% decline. The first such decline since the Company acquired the Bernard Haldane license. Management does not believe this decline to represent the start of a trend. During this past year a sublicensee breached its agreement by failing to pay required royalties. Rather than comply with the terms and conditions of the sublicense agreement, the sublicense unilaterally terminated the agreement. The Company has initiated legal proceedings and seeks compensatory and punitive damages. In addition, the Company intends to reopen offices in these markets vacated by the former licensee. Further limiting royalty income was the voluntary termination of a second sublicense agreement encompassing four offices.



         With clients to service and no time to interview and investigate prospective purchasers, the Company, through wholly owned subsidiaries, was required to take over the operations of these offices. While operating these offices, the Company generated consulting revenues of approximately $171,000. However, payroll and related costs associated with the operation of these offices resulted in a significant operating deficit. During the coming year, management intends to transfer these offices to existing licensees or other individuals currently within the Haldane network and to date has transferred two of these offices.



         Royalty revenues increased from $2,244,818 during the Company's fiscal year ended May 31, 1996 ("Fiscal 1996") to $2,480,866 during Fiscal 1997, this percentage increase in royalty revenue was only approximately 11%, from Fiscal 1996 to Fiscal 1997 as compared to approximately 28% increase from the Company's fiscal year ended May 31, 1995 ("Fiscal 1995") to Fiscal 1996. Moreover, total royalty revenues per office declined for the first time in Fiscal 1997. Bernard Haldane offices are opened in almost every major metropolitan area in the United States and Canada. While additional expansion into smaller metropolitan areas can be anticipated, the licensing fee and the royalty revenues which can be generated from any such expansion will likely be significantly less than the current typical Haldane office as the geographical and demographical market for the Haldane services and products approach a saturation level.

         In an effort to increase its revenue base, the Company opened two licensed offices in the United Kingdom. However, logistical constraints, operational concerns and familarization with local rules and customs will most likely limit a rapid expansion in Europe. While management intends to pursue other opportunities overseas, there can be no assurance that expansion into the overseas market will prove successful.

         In an effort to diversify revenues, management identified a new targeted market and developed a special program for this market, First Career. First Career provides career management for recently graduated college students. Through August 31, 1998 First Career had incurred losses of approximately $600,000 and there can be no assurance that management will be able to reverse this trend.

Liquidity and Capital Resources

August 31, 1998 as Compared to May 31, 1998

         Total current assets as of August 31, 1998 were $2,562,935 as compared to $2,528,263 at May 31, 1998; an increase of 1%. Cash and cash equivalents declined from $1,693,220 at May 31, 1998, to $1,495,205 at August 31, 1998, while short term investments increased marginally from $108,908 at May 31, 1998 to $110,202 at August 31, 1998 and accounts receivable increased nearly 50%, from $315,436 at May 31, 1998 to $475,805 at August 31, 1998.

         The Company reported the value of its license, equipment, and other non-current assets of $1,325,708 at August 31, 1998 as compared to $1,339,935 at May 31, 1998 and total assets of $3,888,643 at August 31, 1998, as compared to $3,928,198 at May 31, 1998.

         Total current liabilities declined from $264,199 at May 31, 1998 to $218,308 at August 31, 1998 and total liabilities declined from $886,771 at May 31, 1998 to $828,861 at August 31, 1998, a decrease of approximately 7%.

         The Company believes that its current cash position and working capital are sufficient to meet its operational requirements for the coming year. Royalty revenues from licensee offices and the sale of territorial rights to the Bernard Haldane offices are expected to be sufficient to meet the Company's ongoing operational expenses and a proposed purchase at a cost of $3.00 per share of the Company's Common Stock owned by non-management and non-affiliated shareholders. Management does not anticipate the need for any significant capital expenditures in the coming year which would require any third party financing. Nor does the Company believe that there is any material risk of any sublicensee seeking rescission pursuant to any technical violations of state franchising statutes.


         For 1998, the Company increased its allowance for credit losses from $65,000 to $134,500, an increase of $69,500. A significant portion of the increase in the allowance for credit losses is the result of notes receivable from sublicensee offices where owners have experienced financial and cash flow difficulties. The Company has informally extended credit terms until such sublicensees are better able to repay their notes according to their respective terms.


         Management does not have concerns regarding the collectability of these accounts since the loans to the sublicensee offices are secured by the license, a default under the note payment would result in the loss of the license. Management does not have concerns regarding the collectability of its other accounts receivable or notes receivable.


Year 2000 Compliance


         The Company's systems are Year 2000 ("Y2K") compliant. The cost of such compliance by the Company was not material (less than $10,000). Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.


         The Company does not know if its licensees are Y2K compliant but believes that there will be no material adverse impact upon the Company if an individual licensee's office is not Y2K compliant.

Results of Operation


THREE MONTHS ENDED AUGUST 31, 1998 COMPARED TO THREE MONTHS ENDED
AUGUST 31, 1997
-------------------------------------------------------------------------------


     Royalty payments from licensee offices for the three month period ended August 31, 1998 ("1st Quarter 98") totaled $649,421 as compared to $703,535 during the three month period ended August 31, 1997 ("1st Quarter 97"). This represents a decrease of nearly 8% in 1st Quarter 98 from 1st Quarter 97 in royalty revenues despite an increase in the number of licensee offices. During the 1st Quarter 98 the Company recognized $178,405 in consulting income from the operation of several Company owned offices which were acquired when a licensee terminated his agreement with the Company. During the 1st Quarter 97 the Company recognized $2,100 in consulting revenues. (Company owned offices report revenues as consulting income and do not pay royalties.) The Company did not recognize any revenues from the sale of territorial licenses as compared to $41,721 during the 1st Quarter 97.


     Additional revenues for the 1st Quarter 98 include $20,153 in interest and dividend income as compared to $29,922 during the 1st Quarter 97. This decrease in interest income is directly attributable to the Company's declining cash position.


     Total revenues for the 1st Quarter 98 and the 1st Quarter 97 were $847,979 and $777,278, respectively. This 9% increase in revenues is directly attributable to the fact that the Company was required to operate several offices and does not reflect an increase in profitability. In fact, net income declined significantly due to an increase in expenses from $511,253 in 1st Quarter 97 to $817,624 in 1st Quarter 98, an increase of approximately 60%.


     Income before taxes decreased from $266,025 in 1st Quarter 97 to $30,355 in 1st Quarter 98, a decline of more than 76%. Payroll and general and administrative costs increased from $145,389 in 1st Quarter 97 to $276,335 in 1st Quarter 98, an increase of 90%; while general and administrative expenses increased from $231,944 in 1st Quarter 97 to $375,251 in 1st Quarter 98, an increase of 62%. These increased costs were primarily attributable to the costs incurred by the Company in assuming certain preexisting obligations of the terminated licensee offices and additional fees and costs incurred in operating these terminated licensee offices as Company owned offices. Net income after taxes for the 1st Quarter 98 totaled $18,355 as compared to $156,025 for the 1st Quarter 97. Income per share of common stock declined from $.16 in 1st Quarter 97 to $.02 in 1st Quarter 98.


     With the anticipated sale of all Company owned offices anticipated to be completed in the Company's second quarter, management anticipates a significant reduction in operating expenses and anticipates improved operating results.

FISCAL 1998 COMPARED TO FISCAL 1997


    While the Company remained profitable during Fiscal 1998, generating approximately $275,000 in pre-tax earnings, royalty revenues from licensee offices declined from $2,480,866 in Fiscal 1997 to $2,411,659 in Fiscal 1998, the first decline in royalty revenues since the Company acquired the rights to the Bernard Haldane license. This represents a decline of approximately 3% in gross royalties. Management does not believe this decline to represent the start of a trend. During Fiscal 1998 a licensee operating six offices in Texas and California breached its sublicensee agreement by failing to pay required royalties. Rather than comply with the terms and conditions of the sublicense agreement, the sublicensee unilaterally terminated the agreement. The Company has initiated legal proceedings and seeks compensatory and punitive damages. In addition, the Company intends to reopen offices in these markets vacated by the former licensee.


    Further limiting royalty income was the voluntary termination of a second license agreement encompassing four offices. With clients to service and no time to interview and investigate prospective purchasers, the Company, through wholly owned subsidiaries, was required to take over the operations of these offices. While operating these offices, the Company generated consulting revenues of approximately $171,000. However, payroll and related costs associated with the operation of these offices resulted in a significant operating deficit. During the coming fiscal year to end May 31, 1999 ("Fiscal 1999"), management intends to transfer these offices to existing licensees or other individuals currently within the Haldane network and to date has transferred one of these offices.


    The Company intends to reestablish its presence in Texas. However, further expansion in the United States will be limited. Offices are already open in almost every major metropolitan area in the United States and Canada. While there will likely be additional expansion into smaller metropolitan areas, the licensing fee and the royalty revenues which can be generated will likely be significantly less than the typical office as the geographical and demographical market for the Haldane services and products approach a saturation level.


    In an effort to increase its revenue base, the Company has opened two licensed offices in the United Kingdom. Management remains optimistic that the Company will be able to expand in the overseas market. However, logistical constraints, operational concerns and familiarization with local rules and customs will most likely to prevent any rapid expansion in Europe.


    In an effort to diversify revenues, management identified a new targeted market and developed a special program for this market, First
Career. To date, First Career has incurred losses in excess of $500,000 and there can be no assurance that management will be able to reverse this trend and market the program effectively and profitably.


     For Fiscal 1998 the Company reported income from continuing operations before income taxes of $275,605 on revenues of $2,888,734, and net after tax income of $162,070. This compares to a net after tax income of $461,092 on revenues of $2,747,795 for Fiscal 1997. Royalty income decreased from $2,480,866 in Fiscal 1997, to $2,411,659 in Fiscal 1998. This decline of almost 3% in royalty revenue is primarily attributable to the departure of two licensees from the organization. The Company took over the operation of four Haldane offices (one of which has since been sold) and hopes to open new offices in those territories where the licensee breached the sublicensing agreement and abandoned the organization. The Company in Fiscal 1998, reported $208,694 in consulting income after showing only nominal income in Fiscal 1997. Approximately $63,000 of this revenue is attributable to the operations of First Career and the balance is attributable to revenues earned from the operation of offices in those markets where licenses were terminated.


     Payroll and related costs continue to increase; rising from $453,573 in Fiscal 1997 to $773,945 in Fiscal 1998. This increase can be primarily attributable to increased costs and expenses associated with the operations, management and operational oversight in those cities where the Company assumed operations as well as costs associated with the operation of First Career.


     Advertising expenditures increased from $78,544 in Fiscal 1997 to $144,699 in Fiscal 1998. This increase in advertising expense is due primarily to costs incurred by both the Company owned offices and First Career.


     Income before taxes was $275,605 in Fiscal 1998 as compared to $752,318 in 1997. Net income after taxes continues to decline, falling from $461,092 in Fiscal 1997 to $162,070 in Fiscal 1998. Management attributes this significant decline in net income to the fact that the Company was not able to recognize royalty revenues from the operation of the Haldane offices in six cities located throughout the Southwest and the fact that the Company was forced to operate four offices when the owner defaulted under the sublicensing agreement and left the organization. Management hopes to open new licensed offices throughout the Southwest and transfer ownership of the Company owned offices to existing licensees.


     The Company anticipates increases in royalty payments in the coming year as the existing offices generate marginal increases in revenues. However, it is unlikely that the Company will be able to maintain its prior growth rate as fewer new markets become available and competition in existing markets becomes increasingly intense.

         Fiscal 1997 as Compared to Fiscal 1996

         For Fiscal 1997 the Company reported income from continuing operations before income taxes of $441,150 on revenues of $2,747,795, and net after tax income of $461,092. This compares to a net after tax income of $533,440 on revenues of $2,344,439 for Fiscal 1996 and net after income tax of $699,105 on revenues of $1,937,387 in Fiscal 1995. Royalty income from Haldane offices increased from $1,747,988 in Fiscal 1995, to $2,244,818 in Fiscal 1996 and $2,480,866 in Fiscal 1997. This 11% increase from Fiscal 1996 to Fiscal 1997 in royalty revenue is primarily attributable to an increase in the number of Haldane offices. Income attributable to the discontinued operations of Quantum Tours was $19,942 in Fiscal 1997 as compared to $19,996 in Fiscal 1996.

         Payroll, general and administrative costs increased from $1,147,271 in Fiscal 1996 to $1,658,353 in Fiscal 1997. This increase can be attributable to increased costs and expenses associated with the operations, management and oversight of the Haldane operations, increased costs and payroll expenses at the Company's executive offices as well as costs associated with the development of the First Career program. In addition, during Fiscal 1997 the Company sponsored its 50th anniversary conference in Las Vegas, Nevada. The conference was attended by licensed owners and their staff. The Company arranged for speakers and training seminars in addition to sponsoring an awards banquet during the four day conference. The decline in the Company's net income from Fiscal 1996 to Fiscal 1997 is directly attributable to the significant increase in payroll, general and administrative costs.

         Advertising expenditures increased from $73,538 in Fiscal 1996 to $78,544 in Fiscal 1997. This small increase in advertising expense is due to the Company's continuing commitment to support the Bernard Haldane sublicensees by promoting the Bernard Haldane name throughout the country.

         Income before taxes was $752,318 in Fiscal 1997 as compared to $841,768 in Fiscal 1996 and $728,806 in Fiscal 1995. Net income after taxes continues to decline, falling from $699,105 in Fiscal 1995 to $533,440 in Fiscal 1996 and $461,092 in Fiscal 1997. The Company remains liable for federal and state income taxes at the prevailing rates on current income as all carryforward tax losses have been utilized.




         The Management Group remains dissatisfied with the results of operations of First Career. Since inception, the Company has committed over $600,000 to launch a career consulting program directed at college students and recent college graduates. These expenditures have had a significant adverse impact on the overall operations of the Company. While the Management Group believes that the program is an excellent product, the Company has not been able to market the product successfully.


                     BUSINESS AND PROPERTIES OF THE COMPANY


         Summary. The Company owns the worldwide licensing rights to the Bernard Haldane name and system of career consulting. The Bernard Haldane organization operates through sublicensees in the United States, Canada and the United Kingdom offering career consulting, outplacement and job search services under the Bernard Haldane name. At May 31, 1998 there were approximately 75 Bernard Haldane sublicensees.


         The Company does not currently operate any Haldane offices. However, several licensed offices are owned by entities in which Jerold P. Weinger, the Company's President and Chief Executive Officer serves as either an officer or director or is a shareholder. Any office opened in a new territory is subject to payment of a licensing fee to the Company's wholly owned subsidiary, DRB, Ltd. ("DRB"), at the prevailing licensing rate. Licensees may open additional licensed offices within an existing territory without payment of any new licensing fees. Offices purchased from existing licensees were not subject to payment of any territorial fee to DRB.


         During Fiscal 1998, nine new licensee offices were opened, and where applicable, the Company intends to offer franchise offices. Management intends to open additional licensee offices, and where applicable, offer franchise offices. During Fiscal 1998, the Company advised a sublicensee that was in default under the terms and conditions of the sublicense agreement and as a result the sublicensee agreed to terminate the sublicense agreement. Concurrently therewith, the Company, through two wholly owned subsidiaries, assumed operations of the four offices formerly operated by the sublicensee. The Company has since transferred one of these offices to an existing sublicensee. Until such time as a new sublicensee is identified, the Company will continue to operate the remaining three offices, service existing clients and honor client refund requests.


         Also during this past year, a sublicensee owning a total of six offices in Texas and California left the organization in violation of the sublicensee agreement. The Company has initiated legal proceedings against this former sublicensee.


         Management does not anticipate opening any other company owned Haldane offices at this time. During Fiscal 1998, the Company opened its second overseas licensed office in the United Kingdom and the Company intends to explore overseas expansion opportunities.

         The Company has also developed a specially designed career management program to be offered to graduating college students through its wholly owned subsidiary, First Career Corp.


         Background. Dr. Bernard Haldane earned a Ph.D. in Humanities. In 1946, Dr. Haldane developed a program to assist the United
States military officers in acquiring civilian jobs following the Second World War.

         The initial Haldane office was opened in New York in 1947 under the name "Executive Job Counselors", and by 1948, Dr. Haldane was operating career consulting offices in Boston and Washington, D.C. In 1958, Dr. Haldane changed the Company's name from Executive Job Counselors to Bernard Haldane, which it and its sublicensees have used since that time.

         The current system of licensing Bernard Haldane offices began in the 1960s, with licensee offices in New York, Chicago and Philadelphia. In 1986 Dan Bruce, a licensee, who operated several Haldane offices, and the owner and principal shareholder of DRB, acquired from Career Productivity Inc., an entity owned by Dr. Bernard Haldane, the principal rights, names, and methods relating to "Individual Career Counseling Services" on a worldwide basis, including the name "Haldane" and variations thereof, although excluded were certain activities relating to the personal activities of Dr. Haldane. In consideration for the transfer of these rights, DRB agreed to pay $14,000 per month until July 1998 and $7,000 per month until July 2006 (the latter amount currently being adjusted by five percent per year to "reflect an inflation factor".) To secure such payments, DRB granted CPI a security interest in the names, methods, rights, sublicenses, etc. conveyed therewith. By September 1989, there were approximately thirty seven Haldane offices operating throughout the United States and Canada. In most instances these licensee offices paid a royalty fee equal to five percent of gross cash revenues to the license holder (DRB).

         In September 1989, the Company formed Career Services Management Corp. ("CSMC"). CSMC was an 80% owned subsidiary of the Company. In February 1995 the Company acquired all shares of stock owned by CSMC's minority shareholders in exchange for the issuance of a total of 75,000 shares of the Company's common stock.

         In September 1989, CSMC acquired all of the issued and outstanding shares of stock of DRB for $1,250,000 payable, $1,000,000 at closing and $250,000 pursuant to a promissory note payable to Mr. Bruce which provided for payment of principal with interest at the rate of eight percent per year. The principal balance on the note was to be amortized over a period of ten years with the entire unpaid principal balance due in 1992. Mr. Bruce has subsequently extended this obligation and, under current terms, provides for payment of interest only on the remaining outstanding principal balance of $200,000 payable monthly at a rate of eight percent per annum.

         DRB remains obligated to make monthly payments of $7,000 per month until July 2006 (previous to July, 1996, these payments were $14,000 per month) to B+E Partnership. B&E Partnership is an unrelated third party which purchased a note of DRB. Liability on such note was assumed by the Company when DRB was purchased. At the time of acquisition of DRB these payments were being made to Career Productivity Inc., whose owner was Bernard Haldane. Subsequent thereto, Career Productivity Inc. sold this obligation due from DRB to B+E Partnership. One of the partners of B+E Partnership is Mr. Bruce, the previous owner of DRB. The obligation of DRB to pay B+E Partnership is secured by the Haldane license. Should DRB default on its obligation, DRB would forfeit all rights to the use of the Haldane name and system of career consulting. Mr. Bruce is not involved in either DRB's or the Company's current operations.

         The System. The Bernard Haldane system (the "System") offers its clients a program intended to prepare and teach them the means to achieve individual career advancement and personal development. The System instructs clients on the dynamics of their own human potential and how to cope with adverse changes in their occupational life through individualized counselling sessions which normally last from three to twelve weeks.

         The System offers its clients a vocational program which can be utilized for career advancement, job hunting and self satisfaction. Based upon the Company's experience to date, most system clients utilize the program as a means to facilitate their job search or career development.

         The services offered include but are not limited to the following:

--       Appraisal of client's qualifications.
--       Development of client's career goals.
--       Training clients to establish immediate and long-range
         objectives in relation to career goals.
--       Developing a marketing program for the client.
--       Developing a program to assist in establishing appropriate interview contacts.
--       Preparation for interviews.
-- Development of effective interview techniques to induce job offers.

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

--       Counseling on salary negotiations and fringe benefits.
--       Assistance in reviewing and assessing job offers.
--       Future career planning.
-- Consultation, as needed concerning organizational, political and interpersonal skills related to career advancement.
-- Continued assistance for up to three years with client's career development.
-- Internet training and/or access to assist clients in using computers in their job search.

         The System is designated to aid the client in developing the skills and tools necessary to find a position, providing professional guidance through the actual search process and assistance until the client has found a suitable position. The System is taught on an individualized basis with the client working with a professional career adviser who guides and supports the client through this process.

         The Bernard Haldane offices assist and support the client in three ways; tangibly, psychologically and motivationally. "Tangibly" includes several aspects, such as researching companies via computer data bases, annual reports and brochures, so the client has an understanding of the potential of the background of the companies and the person possibly to contact. The client undergoes a debriefing regarding the interviews he/she has attended in order to ascertain what the client has or has not learned. The client is advised as to the next appropriate action to take. The "psychological" and "motivational" support is a combination of the whole process that is intended to re-motivate the client when confronted with the frustrations and anxieties of the interview process and unemployment. The Bernard Haldane Offices work and support the client until he/she has accepted the position of his/her choice within the contractual limitations.

         Each office has the flexibility in the manner it may conduct the System. However, the offices must comply with the overall System guidelines.

         Once a client has commenced new employment and/or secured a new position, he/she enters into the follow-up phase of the program. Clients may return approximately 90 days after completion of the marketing phase so his/her career position can be assessed and to determine the client's attitudes and the way the client has progressed into his/her new position. From this point, the client can draw upon the System and support services when and if needed for the remaining duration of the contract.

         Client Fees. A typical client pays fees set are by the individual office and are paid either in cash payment or by a payment plan over a period of several months. Fees for the System typically range from $3,500 to $9,500 and are payable upon commencement of the Company's efforts. Sublicensee offices may, at their discretion, accept installment payments. The Company does not provide sublicensees with financing.


         Sublicensee Fees. Sublicensees (those owners/operators of the individually licensed Haldane offices) typically pay a royalty fee of either five or six percent of their gross revenues to DRB. Royalty payments are due only on actual revenues. New territorial licenses are granted for a term of 20 years. Prospective sublicensees typically pay a sublicensing fee to DRB of approximately $25,000 for the right to operate a Haldane license in a designated area. This fee may be paid in full at the time of executing the license or over a period of time.

         Operations. Sublicensee offices are generally located in suburban and metropolitan area. The size of each office varies considerably from sublicensee to sublicensee. Average monthly rents vary considerably depending upon the city and location of each office. A typical Haldane office employs two consultants, two advisors, one administrative receptionist and one client support staffer. The consultants and advisors are paid on a commission basis with the receptionists and client support staff paid a salary. However, some offices may employ more or less persons according to their individual needs.

         Relationship with Sublicensees. The Company believes its relationship with the independent sublicensees are good and sponsors an annual conference to which owners, consultants and advisors are invited to attend. The Company coordinates a national advertising program for the benefit of all offices in its organization and through advertisements in such publications as the National Business Employment Weekly and The Wall Street Journal. The Company also provides initial and ongoing seminars for career advisors and consultants as well as two company newsletters. Some of the licensee offices use television and radio to supplement the present advertising.


         Proposed Activities. The continued success of the Company's operations is largely dependent upon the number and success of the sublicensees. As a result, the Company's strategy is to continue the growth of its current activities through selective expansion of sublicensee offices. During Fiscal 1998 nine new sublicensee offices were opened and approximately $180,000 in territorial licensing fees were generated from opening these offices. As the value of the Bernard Haldane name increases, Management plans to open additional offices in new territories, especially in Europe, with an initial licensing fee to DRB in addition to the monthly royalty.

         In conjunction with the planned expansion of sublicensee offices, DRB has registered as a franchisor in those states which require registration and offer franchise offices. See "Government Regulations." The Company's franchise offering circular has been filed and cleared by the New York Attorney General's office.

         Some of the sublicensee owned offices currently provide outplacement services to clients. Management has found that many large national and regional companies require the services of a skilled out-placement company to assist discharged employees to meet their goals and explore the market place for new job opportunities. To further these objectives, Management has developed an out-placement service, called OUTFLEX, which is coordinated by the Company executive offices and operated through the various sublicensee offices which have been met with limited success in the out-placement field. However, individual offices have advised the Company that they have been met with varying degrees of profitability in the out-placement field. There are currently no plans for DRB to actively pursue an out-placement program.

         Following a 1995 pilot program held at a major northeastern university, the Company through First Career opened three test markets during the first quarter of 1997 to further refine First Career's job finding and career management program directed at the college seniors and recent college graduate market. Eventually, the Company intends to license First Career nationwide.


         First Career is intended to appeal to college graduates, and their parents, who are frustrated in their search for meaningful career starts. First Career's program includes emphasis through trained counselors to help clients:


         --       Assess career employment qualifications.

         --       Develop career goals.

         -- Determine immediate objectives and the types of positions for which they are most qualified.

         -- Establish realistic long range objectives that afford job satisfaction and income potential.

         -- Construct a marketing program and a communications program to establish appropriate contacts and referrals.

         --       Prepare for interviews.

         --       Develop interview techniques.

         --       Review and assess job offers.

         -- Negotiate salary and fringe benefits following the decision to accept a job offer.

         -- A follow-up review designed to assist in internal advancement and revalidation of career objectives.


         After testing the program for over six months, it was determined that the original fee level of $1,950 was unaffordable for prospects. As a result, a revised program costing $995 was developed. Financing through Marine Midland Bank was made available to prospects. Recently, First Career entered into a joint venture agreement with Kaplan Educational Centers, a national college entrance test preparation group with 165 centers nationwide. The agreement provides for First Career and Kaplan to share office/training space and telemarketing efforts. Joint facilities are currently open in Binghamton and Syracuse, New York.


         First Career has incurred losses through February 28, 1998 of approximately $560,000. The Company attributes this loss to non-recurring start-up costs, developing program materials and pilot testing.

Competition

         Management believes that System provides a service to its clients which is unequaled by so-called job placement agencies which attempt to match clients with prospective employees, as opposed to providing individualized career consulting services.

         Nationwide there are several large career out-placement agencies including Drake Beam Moran, Right Associates and Lee Hecht Harrison and Associates which compete with the Company's sublicensees to provide corporate out-placement and counseling services. The focus of these competitors is believed to be out-placement services marketed to corporations and not the individual client which is the primary focus of the System.

         The career consulting and employment service market is highly fragmented, and the Company believes that there is no single company possesses a major share of the market. Although there are numerous career consulting, job placement and employment service companies, most are small and operate in a single market area.

         The large number of employment services and career consulting organizations is a result of the low barriers to industry entry. However, most companies remain small as expansion requires a continued increase in working capital.


         The competitive structure within each local marketing area is unique. In most major markets, many of the large job placement publicly traded companies are present, and in addition, there are several large local competitors. Competition is also provided by governmental entities, such as state employment offices.


         The Company's marketing strategy is to promote its services in local markets primarily through print advertising. Some sublicensee offices have utilized radio and television advertising reporting varying degrees of success. DRB has prepared television commercials for use by the individual sublicensee offices and makes these commercials available at no charge. Advertising in The Wall Street Journal and National Business Employment Weekly provide the System with national exposure. Each one of the sublicensee offices, the owner/operators of the individual licensee offices, contributes to the cost of advertising in the National Business Employment Weekly.

         Career consulting agencies in the United States are not regulated by any particular federal laws. However, some states require registration and/or licensing.

Government Restrictions

         Career consulting and job placement organizations have become an increasingly regulated field, particularly by state authorities. Several states prohibit the payment of an advance fee prior to securing a new job. While the System does not advertise as a job placement agency, some states could construe the operations of the Company's sublicensees as falling within their statutory guidelines and, accordingly, restrict operations in that state or prohibit the payment of any advance fees. Such regulation may adversely affect the operations of the sublicensee offices and, as a result, the Company.

         All of the Company's sublicensees' offices are subject to state and the Federal Trade Commission's ("FTC") guidelines on advertising and unfair and deceptive trade practices. Prior to CSMC's acquisition of DRB several of such offices were cited for violations of these provisions. Management believes that the sublicensee offices are currently in compliance will all applicable guidelines.

         The FTC and some states may view the payment of a royalty fee, the basis of which is the granting of a right to operate a business using the payee's name, program or system, as constituting a franchise relationship. The fee may be a set sum for the right to operate the business, or the royalty payment may be based upon the payee's revenues, or a combination of both.

         The FTC has promulgated rules regarding the sale of franchises. These rules provide in part that prior to the sale of a franchise, the franchisor must deliver to the franchisee a disclosure document. Filing of the franchise documents with the FTC is not required prior to soliciting sales of the franchise.

Certain states may or may not have similar disclosure and/or registration requirements.


         In those states where the granting of a sublicense for the right to operate an office may constitute a franchise, DRB intends to enter into franchise agreements with current licensees, and if necessary under the state statutes, DRB will offer current sublicensees the right of rescission. Management is of the opinion that the potential liability for violation of any state or federal statute relating to the sale of a franchise is not material because (i) the System of DRB licensing offices has been in existence since the 1960s and (ii) a majority of the current sublicensees acquired their license from DRB prior to the Company's acquisition of its Haldane license. Even assuming any sublicensee has a private right of rescission, the applicable statute of limitations may have expired for these private actions.


         Employees. The Company employs five full time employees.
Additional staffing needs are met through temporary staffing agencies.


         Discontinuance of Travel Services. In October 1992, the Company formed Quantum Tours International ("QTI") f/k/a/ QV Financial Services, Inc. QTI was a full service travel agency licensed in the state of Florida as a seller of travel services. QTI provides commissionable travel services for air, hotel, car, cruise and other means of travel.


         The Company's management has determined that corporate assets and resources would be better allocated by focusing exclusively on the Haldane and First Career operations. QTI's operations have been discontinued.


         Facilities. The Company's executive and corporate offices are currently located at 192 Lexington Avenue, New York, New York 10016. The Company currently leases approximately 9,800 square feet at that location at a cost of approximately $13,900 per month. The Company subleases approximately 61% of this space, at the same cost per square foot, to entities with which Jerold P. Weinger is associated. Net monthly lease cost to the Company after payment by the subtenants is approximately $3,700 per month.


         Litigation. A former client of a licensee has filed a complaint against the sublicensee and the Company. The Company has retained counsel and believes that this matter can be settled without any material adverse impact on the Company's operations.


                            MANAGEMENT OF THE COMPANY

The executive officers and directors of the Company are as follows:

Name                               Age           Position
Jerold P. Weinger                  53            President, Chief Executive
                                                 Officer, Treasurer and Director

Jeffrey G. Klein                   43            Secretary and Director

Jeffrey Schachter                  48            Director

Gregg Weiss                        41            Director

         Set forth below is a brief background of the executive officers and directors of the Company based upon information supplied by them:


         Jerold P. Weinger was elected as a director of the Company in May of 1989 and currently serves as the Company's President, Chief Executive Officer, Treasurer and Chairman of the Board. In September 1991, 266 Washington Associates, a New York real estate general partnership in which Mr. Weinger serves as one of the general partners, filed a voluntary petition in bankruptcy with the United States Bankruptcy Court for the Eastern District of New York. This action was subsequently dismissed. Since March 1992, Mr. Weinger served as the vice president and director of several different privately held companies which operate Bernard Haldane licensed offices. Since November 1991, Mr. Weinger has also served as the Chairman of the Board of Lauren Associates, a New York based entity engaged as a temporary employment agency. Since 1994, Mr. Weinger served as Chairman of the Board of Prime Staffing, Inc., a New York based Company engaged in information technology and consulting. Lauren & Associates, a New York based entity engaged in information technology and consulting. Since June 1987, Mr. Weinger served as vice president of STAT Staffing Inc., a New Jersey corporation which provides temporary nursing care to institutions. From February 1987 until June 1989, Mr. Weinger has served as the Vice President, Secretary and Director of Euromed, Inc., a New Jersey based company. During this time he also served as Vice President of Euromed's wholly-owned operating subsidiary, C.M.S. Europe Limited, which distributed medical products in Europe. From 1984 until December 31, 1987, Mr. Weinger was associated with Brooks, Weinger, Robbins & Leeds Inc. ("Brooks"), formerly a registered broker-dealer, and from January 1987 until January 1988, served as Chief Executive Officer of such firm.


         On or about January 1987, an action was commenced in United States District Court for the Southern District of New York by the SEC against, inter alia, Jerold P. Weinger.


         The SEC action alleged that Jerold P. Weinger violated Section 17(a) of the Securities Act of 1933 (the "Act"), and Sections 10(b) and 15(c) of the Exchange Act, and Rules 10(b)-5, 10(b)-6 and

15(c)-2 thereunder, in connection with certain initial public offerings in which Mr. Weinger had participated as an employee of Brooks, Hamburger, Satnick, Inc., formerly a registered-dealer. (Brooks, Hamburger, Satnick Inc. was not a predecessor to Brooks, Weinger, Robbins & Leeds Inc.) On or about January 1987, without admitting or denying any of the SEC allegations, Mr. Weinger consented to the entry of a Final Judgment of Injunction enjoining Mr. Weinger from further violations of said Sections 17(a) of the Act and Sections 10(b) and 15(c) of the Exchange Act and Rules 10b-5, 10b-6 and 15c-2.


         On February 9, 1987, the SEC issued an Order Instituting Public Proceedings, Making Findings and Imposing Remedial Sanctions Pursuant to Sections 15(d) and 19(h) of the Exchange Act against Jerold P. Weinger and others. The allegations against Mr. Weinger included his willfully violating
Section 17(a) of the Act, Section 10(b) of the Exchange Act and Rules 10b-5 and 10b-6 thereunder, as well as willfully aiding and abetting violations of Section 15(c) of the Exchange Act and Rule 15c-2 thereunder. Without admitting or denying the SEC's allegations, Mr. Weinger consented to the entry of an Order suspending him from association with any broker, dealer, investment company, investment advisor or municipal securities dealer in any capacity for a consecutive ninety day period (which period has expired).


         On January 4, 1989, the District Business Conduct Committee for District No. 12 of the National Association of Securities Dealers, Inc. ("NASD") filed a complaint before the NASD against Jerold P. Weinger and others. That complaint alleged that Mr. Weinger, while associated with Brooks violated
Article III, Section 1 of the NASD's Rules of Fair Practice by his failure to become registered as a general securities principal (notwithstanding that he was registered as a financial and operations principal at such time), despite his alleged active engagement in the management of that firm's investment banking and securities business. Without admitting or denying any of the allegations contained in the NASD's complaint, Mr. Weinger agreed to the entry of an order requiring him to take and pass the Series 24 General Securities Principal examination prior to applying for association with any NASD member and, that Mr. Weinger was suspended in all capacities from association with any NASD member for a period of ninety days which period has since expired.


         Mr. Weinger received a B.B.A. from Pace University and a M.S. from Brooklyn College.

         Jeffrey G. Klein, has served as Secretary and a Director of the Company since its inception. Mr. Klein is a practicing attorney in Boca Raton, Florida. From 1986-1989, Mr. Klein served as president and a Director of Unity Publishers Corp. ("Unity"), a publisher of financial newsletters. During this time, Unity was giving away shares of stock in publicly held companies as a gift for subscribing to its newsletter. Some states and the SEC have deemed this to be a prohibited transaction and, in those states, the newsletter and Mr. Klein are subject to Cease and Desist Orders in reference to the distribution of the stock as a gift for subscribing to the newsletter. Unity was named as a Defendant in an action brought by the SEC and is a signator to a Final Judgment of Permanent Injunction. From 1986 through 1988, Mr. Klein also served as Secretary and Director of Capital Investment Development Corp., a company which went public pursuant to a "blind pool" offering. From January 1985 through 1986, Mr. Klein served as in-house counsel to First Commonwealth Financial Corp., InfoData, Inc. and Newsletter Management Corp., all of which were located in Boca Raton, Florida. From 1983 through 1985, Mr. Klein was affiliated with the law offices of Gerald Beyer, Esq., Fort Lauderdale, Florida, and during 1983, Mr. Klein was employed by Arthur Andersen Co., Fort Lauderdale, Florida. Prior thereto, Mr. Klein was a practicing attorney in Pittsburgh, Pennsylvania. Mr. Klein received his J.D. and M.B.A. degrees from the University of Pittsburgh and a B.A. from Boston University.


         Jeffrey Schachter, was appointed a Director of the Company in April 1997. Since 1976, Mr. Schachter has served as the president of Silver Enterprises Refining, Inc., a Cliffwood, New Jersey based company involved in the commercial extraction of silver from photographic film. Mr. Schachter holds a Bachelor's degree from Lehman College.


         Gregg Weiss, was appointed a Director of the Company in April 1997. Mr. Weiss is an attorney practicing in New York City concentrating in the areas of taxation, trusts and estate planning. In 1991 Mr. Weiss founded the firm of Gardner & Weiss. Prior thereto, Mr. Weiss was associated with several different law firms and from 1981 - 1984 Mr. Weiss worked for the Internal Revenue Service in its Office of Chief Counsel. Mr. Weiss received an L.L.M. in Taxation from New York University, a J.D. degree from Hofstra University and a B.S. in Accounting from the State University of New York at Albany.


         Directors of the Company hold their offices until the next annual meeting of the Company's stockholders and until their successors have been duly elected and qualified or until their earlier resignation, removal from office or death.

         Officers of the Company serve at the pleasure of the Board of Directors and until the first meeting of the Board of Directors following the next annual meeting of the Company's stockholders and until their successors have been chosen and qualified.

Executive Compensation

         Jerold P. Weinger, the Company's President, oversees the Bernard Haldane operations and in consideration thereof, receives annual compensation of $225,000 and devotes his full time to the operations of the Company.


         The Company has established a Simplified Employee Benefit Plan, (the "Plan"). During the Company's fiscal years ended May 31, 1998 and 1997, Jerold
P. Weinger received $15,000 and $15,000, respectively, pursuant to this Plan. The terms and conditions of Mr. Weinger's employment are reviewed annually by the Board of Directors.


         Mr. Klein has received compensation from the Company of approximately $44,000 and $46,000 for legal services rendered to the Company by him during Fiscal 1997 and Fiscal 1998, respectively.


         Each of Messrs. Schachter and Weiss were paid $2,000 per month for a period of at least five months during the Company's last fiscal year for all their services to the Company. Directors of the Company may also receive a fee of $100 for each Board of Directors meeting attended and are reimbursed for all reasonable expenses incurred in connection with their attendance at such meetings. Approximately $20,000 in director fees were paid during the Company's last fiscal year.

         The following table set forth the annual compensation of the Company's executive officers for the last three (3) fiscal years:


NAME AND                         FISCAL      ANNUAL               LONG TERM
PRINCIPAL POSITION               YEAR        COMPENSATION         COMPENSATION
Jerold P. Weinger,               1998        $252,916
President, Chief Executive       1997        $215,000(1)               (2)
Officer & Treasurer              1996        $222,500(1)               (2)

Jeffrey G. Klein,                1998        $ 46,000
Secretary                        1997        $ 44,000                  (2)
                                 1996        $ 40,000                  (2)

--------

(1) Includes $22,500, $15,000 and $30,000 pursuant to the Company's Simplified Employee Benefit Plan in Fiscal 1996, 1997 and 1998, respectively.


(2) During the year ended May 31, 1997, Mr. Weinger and Mr. Klein were granted options to purchase 25,000 and 5,000 shares of the Company's Common Stock, respectively, at an exercise price of $2.50 per share. During the year ended May 31, 1996, Mr. Weinger and Mr. Klein were granted options to purchase 25,000 and 5,000 shares of the Company's Common Stock, respectively, at an exercise price of $2.50 per share. No stock options were granted during the year ended May 31, 1998.

Compliance with Section 16(a) of the Securities Exchange Act of 1934


Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended May 31, 1998, the Company's officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.


                    OUTSTANDING CAPITAL STOCK OF THE COMPANY

         As of the close of business on Record Date, there were issued and outstanding and entitled to vote at the Special Meeting of Shareholders, 949,365 shares of the Company's $.00001 par value Common Stock, the Company's only outstanding class of voting securities. Every holder of Common Stock as of that date is entitled to one vote for each share held.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned or held of record as custodian prior to the effective date of the exchange of the Company's shares of Common Stock for shares of the Company's Common Stock by all of the persons listed below as owning such shares except for Mr. Klein (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's Directors, and (iii) by all executive officers and Directors as a group.

                                                                 Approximate
                                                                 Percentage
                                  Number of Shares               of Ownership(5)
Lilli Weinger(1)(2)(3)                 470,315                        49.54%
4 Woodgreen Place
Rockville Center, NY 11570

Jerold P. Weinger (1)(2)(3)            470,315                        49.54%
192 Lexington, 15th Floor
New York, NY  10016

Renee Nadel(4)                         262,500                        27.65%
7885 Ayr Court
Boca Raton, FL  33496

--------
*    Denotes less than one percent.

(1) Does not give effect to shares of stock owned by the children of Jerold and Lilli Weinger whose beneficial ownership they each disclaim.

(2) Ms. Lilli Weinger is the spouse of Jerold P. Weinger. Their respective ownership includes the other person's ownership of the shares of the Company's Common Stock owned by the other. Includes 6,145 shares of the Company's Common Stock owned jointly by Jerold and Lilli Weinger. Jerold P. Weinger's ownership includes 61,825 shares owned by IRA's, SEPs and pension plans that he is the beneficiary of and 43,900 shares held by Jerold P. Weinger as custodian for his children. Lilli Weinger's ownership includes 11,500 shares of the Company's Common Stock owned by IRA's that she is the beneficiary of.

(3) Does not give effect to shares of stock issuable to Jerold P. Weinger and Mr. Klein upon exercise of stock options. Jerold P. Weinger has been granted options to purchase a total of 120,000 shares of stock. Mr. Klein has been granted the options to purchase a total of 22,500 shares of the Company's Common Stock. Assuming exercise of the foregoing options, the respective share of ownership would be 27.15% for Jerold P. Weinger and would be 2.52% for Mr. Klein.

(4) Ms. Nadel's shares are held in the name of a revocable trust that she is the beneficiary of.

(5) Does not include treasury stock which by statute is non-voting.

Gregg Weiss                          0                                 *
Garder & Weiss
100 Park Avenue
New York, NY  10017

Jeffrey Schachter                    0                                 *
77 Cliffwood Avenue
Cliffwood, NJ  07721

Jeffrey G. Klein (3)                 5,000                             *
23123 State Road 7, Suite 350B
Boca Raton, FL  33428

All executive officers
and Directors as a
Group (4 persons) (1)(2)(3)          181,420                           19.11%

               BIOGRAPHICAL INFORMATION OF PRINCIPAL SHAREHOLDERS

         The following is biographical information concerning Lilli Weinger, Renee Nadel and Seth Weinger, based upon information provided to the Company by them.

         Lilli Weinger has been a development associate for Hofstra University, School of Law from July 1997 to present. From December 1989 to June 1997, Ms. Weinger served in several capacities for the South Shore Y Jewish Community Center. From 1994 through June 1997, Ms. Weinger served as the Director for Development for the South Shore Y. Ms. Weinger has a BS in Education and an MS in Education, both obtained at the City University, Brooklyn campus.

         Renee Nadel has provided tutor training workshops at the Palm Beach County Library Literacy Project, without compensation. Ms. Nadel has been the President of the South Palm Beach County Women's Tennis Association since 1986 to present. Ms. Nadel has been a member of the Board of Directors of Congregation B'nai Israel from 1994 to present. She was also elected Secretary of that Board. Ms. Nadel also volunteers her time in other capacities.

         Seth Weinger has been employed at Robert Fleming, Inc., an investment banking firm located in New York City, from August 1997 to present. Prior to that, Seth Weinger was a full time student at Syracuse University, from September 1993 to May 1997. Mr. Weinger received a Bachelor's degree in Finance from that University.

             CERTAIN TRANSACTIONS AND RELATED PARTIES OF THE COMPANY



         During Fiscal 1996 and Fiscal 1997, pursuant to a resolution of the Board of Directors, the Company redeemed from the shareholders a total of 199,500 shares of the Company's Common Stock at an average cost of between approximately $2.49 to $2.75 per share, including 5,000 shares of Common Stock owned by Jeffrey G. Klein.



         On May 31, 1996, a majority of the Company's shareholders, pursuant to a recommendation of the Company's Board of Directors, granted the Company's two officers, Mr. Weinger and Mr. Klein, options to purchase 25,000 shares, and 5,000 shares, respectively, of the Company's Common Stock at an exercise price of $2.50 per share. The Company also granted options for 25,000 shares of the Company's Common Stock to Windsor Consulting Inc., a consultant, and 5,000 shares of Common Stock to Ms. Quartiero, a Company employee. The options were granted to the foregoing at an exercise price of $2.50 per share. The exercise price represented the average between the low and high bid for the Company's Common Stock on May 31, 1996.

         During Fiscal 1997, a majority of the Company's shareholders, pursuant to a recommendation of the Board of Directors granted Jerold P. Weinger and Mr. Klein options to purchase 25,000 and 5,000 shares, respectively, of common stock of the Company at an exercise price of $2.50 per share. Also, options to purchase 25,000 shares of common stock at an exercise price of $2.50 per share were granted to Windsor Consulting Inc., a Company consultant, and options to purchase 5,000 shares of common stock at a price of $2.50 per share were granted to Donna Quartiero, an employee of the Company.

                             ADDITIONAL INFORMATION

Current Information; Deregistration

         The Company is currently subject to the informational requirements of the Exchange Act, and in accordance therewith, files, reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities located at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Branch Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Upon consummation of the Merger, the Common Shares will no longer trade on OTC Bulletin Board and price quotations will no longer be reported by OTC Bulletin Board or other sources.

         After the Effective Date, the Management Group intends to cause the Surviving Corporation to terminate registration of the Common Shares under
Section 12 of the Exchange Act. Upon consummation of the Merger, all outstanding shares of the Surviving Corporation will be held by members of the Management Group. Registration of the Common Shares under the Exchange Act may be terminated upon application of the Company to the Commission. The Management Group intends to cause the Surviving Corporation to make such application if the shareholders approve and authorize the Merger Agreement (which approval is assured due to the fact that Newco, which beneficially owns approximately 77% of the outstanding Common Shares, has advised the Board of Directors that it intends to vote such Common Shares in favor of the proposed Merger) and the Merger is consummated. Termination of registration under the Exchange Act of the Common Shares will reduce the information required to be furnished by the Surviving Corporation to the public and to the Commission and will make certain of the provisions of the Exchange Act, for examples the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statements in connection with meetings of shareholders, no longer applicable to the Surviving Corporation.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be presented to the shareholders for action at the Special Meeting, but if any such matters properly come before the Special Meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgement.

         Representatives of Miller, Ellin & Co., the Company's independent public accountants, are expected to be present at the Special Meeting and will be accorded an opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY, NEWCO, OR THE MANAGEMENT GROUP NOT CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                     By Order of the Board of Directors,

                                     Jeffrey G. Klein,
                                     Secretary


New York, New York
December   , 1998

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                                     INDEX

                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

Independent Auditors' Report                                             F-2

Consolidated Balance Sheets
   as of May 31, 1998 and 1997 and the Three
   Months Ended August 31, 1998 (Unaudited)                           F-3 - F-4

Consolidated Statements of Income for the
   Years Ended May 31, 1998, 1997 and 1996
   and the Three Months Ended August 31, 1998
   and 1997 (Unaudited)                                               F-5 - F-6

Consolidated Statements of Changes in Stockholders' Equity
   for the Years Ended May 31, 1998, 1997 and 1996 and the
   Three Months Ended August 31, 1998 and 1997 (Unaudited)               F-7

Consolidated Statements of Cash Flows for the Years
   Ended May 31, 1998, 1997 and 1996 and the Three
   Months Ended August 31, 1998 and 1997 (Unaudited)                  F-8 - F-9

Notes to Consolidated Financial Statements                           F-10 - F-26

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Bernard Haldane Associates, Inc.

We have audited the accompanying consolidated balance sheets of Bernard Haldane Associates, Inc. and Subsidiaries as of May 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended May 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bernard Haldane Associates, Inc. and Subsidiaries as of May 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles.



                         /s/ Miller, Ellin & Company, LLP

                         MILLER, ELLIN & COMPANY, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS

August 13, 1998
New York, New York

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                                                                       MAY 31,
                                                                            AUGUST 31,        -------------------------
                                                                               1998             1998         1997
                                                                         ---------------      ----------   ----------
                                                                            (Unaudited)
CURRENT ASSETS:

   Cash and cash equivalents                                              $   1,495,206       $1,693,220   $1,698,099
   Short-term investments                                                       110,202          108,908       55,426
   Accounts receivable - net of allowance for doubtful accounts of
     $223,000, $180,000 and $290,000 at August 31, 1998, May 31,
     1998 and 1997, respectively, (includes receivables from related
     parties of $183,274, $100,635 and $86,413)                                 475,805          315,436      419,470
   Notes receivable - net of allowance for credit losses of
     $19,200, $15,000 and $24,000 at August 31, 1998,
     May 31, 1998 and 1997, respectively, current portion                        93,761           89,855      149,080
   Due from related parties                                                      29,498            8,887       11,001
   Prepaid expenses and miscellaneous receivables                               158,112          185,957       60,158
   Prepaid income taxes                                                          57,351             -            -
   Deferred income taxes                                                        143,000          126,000      145,000
                                                                          -------------     ------------   ----------
              Total current assets                                            2,562,935        2,528,263    2,538,234
                                                                          -------------     ------------   ----------
OTHER ASSETS:

   Licenses - net of accumulated amortization of $1,904,197,
     $1,870,372 and $1,657,917 at August 31, 1998, May 31,
     1998 and 1997, respectively                                                753,801          787,626      864,611
   Equipment, fixtures and leasehold improvements - net of
     accumulated depreciation of $49,673, $46,165 and $28,871
     at August 31, 1998, May 31, 1998 and 1997, respectively                     48,812           48,374       50,831
   Security deposits and other                                                  100,825          115,820       79,103
   Notes receivable - net of allowance for credit losses of $115,300,
     $119,500 and $41,000 at August 31, 1998, May 31, 1998 and 1997,
     respectively, (includes receivables from related parties of
     $39,402, $44,060 and $29,247)                                              422,270          448,115      451,309
                                                                          -------------     ------------   ----------
              Total other assets                                              1,325,708        1,399,935    1,445,854
                                                                          -------------     ------------   ----------

TOTAL ASSETS                                                              $   3,888,643     $  3,928,198   $3,984,088
                                                                          =============     ============   ==========


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                               MAY 31,
                                                                      AUGUST 31,    ----------------------------
                                                                         1998           1998            1997
                                                                     ------------   -------------  -------------
                                                                     (Unaudited)
CURRENT LIABILITIES:

     Current maturities of long-term debt                            $     44,438   $      42,437  $     235,240
     Accounts payable                                                     132,848         127,314        207,316
     Accrued expenses and other current liabilities                        41,022          32,135          8,147
     Income taxes payable                                                    -             62,313        141,510
                                                                     ------------   -------------  -------------
         Total current liabilities                                        218,308         264,199        592,213
                                                                     ------------   -------------  -------------
OTHER LIABILITIES:

     Long-term debt                                                       587,116         599,135        498,839
     Deferred rent payable                                                 23,437          23,437         13,679
                                                                     ------------   -------------  -------------
                                                                          610,553         622,572        512,518
                                                                     ------------   -------------  -------------
         Total liabilities                                                828,861         886,771      1,104,731
                                                                     ------------   -------------  -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

     Common stock ($.00001 par value; 950,000,000 shares
       authorized, 1,148,865 shares issued)                                    12              12             12
     Additional paid-in capital                                         2,738,015       2,738,015      2,738,015
     Retained earnings                                                    828,193         809,838        647,768
                                                                     ------------   -------------  -------------
                                                                        3,566,220       3,547,865      3,385,795
     Less: Treasury stock (199,500 shares at cost)                        506,438         506,438        506,438
                                                                     ------------   -------------  -------------
         Total stockholders' equity                                     3,059,782       3,041,427      2,879,357
                                                                     ------------   -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  3,888,643   $   3,928,198  $   3,984,088
                                                                     ============   =============  =============


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                  THREE MONTHS
                                                                 ENDED AUGUST 31,               YEARS ENDED MAY 31,
                                                             -----------------------  ----------------------------------------
                                                                1998         1997          1998           1997          1996
                                                             ----------  -----------  --------------  -------------  ---------
                                                             (Uaudited)  (Unaudited)
REVENUES:

   Royalty income (includes royalty income
     from related parties of $66,890, $73,997,
     $265,279, $301,394 and $243,760, respectively)          $ 649,421    $ 703,535   $   2,411,659   $  2,480,866  $   2,244,818
   Consulting income                                           178,405        2,100         208,694            640           -
   Interest, dividends and other income                         20,153       29,922          88,825        106,592         99,621
   Sub-license income (includes sub-license income
     from related parties of $-0-, $-0-, $37,186,
     $41,588 and $-0-, respectively)                               -         41,721         179,556        159,697           -
                                                             ---------  -----------   -------------   ------------  -------------
         Total revenues                                        847,979      777,278       2,888,734      2,747,795      2,344,439
                                                             ---------  -----------   -------------   ------------  -------------

EXPENSES:

   Payroll and related costs                                   276,335      145,389         773,945        453,573        362,554
   Other general and administrative                            375,251      231,944       1,137,061      1,015,607        703,011
   Amortization                                                 33,825       49,385         212,455        197,541        197,541
   Bad debt expense                                             43,000       40,000         274,677        189,173         97,469
   Advertising                                                  76,446       30,096         144,699         78,544         73,538
   Interest                                                     12,767       14,439          70,292         61,039         68,558
                                                             ---------  -----------   -------------   ------------  -------------
         Total expenses                                        817,624      511,253       2,613,129      1,995,477      1,502,671
                                                             ---------  -----------   -------------   ------------  -------------

INCOME FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                 30,355      266,025         275,605        752,318        841,768

INCOME TAXES                                                    12,000      110,000         113,535        311,168        328,324
                                                             ---------  -----------   -------------   ------------  -------------

INCOME FROM CONTINUING OPERATIONS                               18,355      156,025         162,070        441,150        513,444

DISCONTINUED OPERATIONS:

   Income from operations of travel agency
     disposed of (net of income taxes of $-0-, $-0-,
     $-0-, $10,000 and $8,000, respectively)                     -            -               -             19,942         19,996
                                                             ---------  -----------   -------------   ------------  -------------

NET INCOME                                                   $  18,355  $   156,025   $     162,070   $    461,092  $     533,440
                                                             =========  ===========   =============   ============  =============


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (CONTINUED)

                                          THREE MONTHS
                                              ENDED
                                            AUGUST 31,                 YEARS ENDED MAY 31,
                                    ---------------------------   ----------------------------
                                       1998           1997         1998       1997       1996
                                    -----------     -----------   ------     ------     ------
                                    (Unaudited)     (Unaudited)
EARNINGS PER SHARE:
   Basic:
     Continuing operations          $     .02       $    .16      $  .17     $  .46     $  .46
     Discontinued operations              -              -           -          .02        .02
                                    ---------       --------      ------     ------     ------
         Net income                 $     .02       $    .16      $  .17     $  .48     $  .48
                                    =========       ========      ======     ======     ======

   Diluted:
     Continuing operations          $     .02       $    .15      $  .16     $  .43     $  .44
     Discontinued operations              -              -           -          .02        .02
                                    ---------       --------      ------     ------     ------
         Net income                 $     .02       $    .15      $  .16     $  .45     $  .46
                                    =========       ========      ======     ======     ======


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED MAY 31, 1998, 1997 AND 1996
            AND THE THREE MONTHS ENDED AUGUST 31, 1998 (UNAUDITED)


                                            COMMON STOCK,
                                             $.00001 PAR
                                          VALUE, AUTHORIZED
                                         950,000,000 SHARES         ADDITIONAL       RETAINED       TREASURY STOCK
                                     --------------------------      PAID-IN         EARNINGS      ----------------
                                         SHARES        AMOUNT        CAPITAL         (DEFICIT)      SHARES   AMOUNT       TOTAL
                                     -------------  ---------  ------------------  -------------   -------- --------     --------
BALANCE - MAY 31, 1995
  as previously reported                1,148,865       $ 12        $ 2,761,727      $(370,476)         -     $     -    $ 2,391,263

Prior period adjustment - error in
  recording cumulative equity of
  minority interest in losses                -            -             (23,712)        23,712          -           -           -
                                       ----------       ----        -----------      ---------       -------  ----------  ----------

BALANCE - May 31, 1995 -
  as restated                           1,148,865         12          2,738,015       (346,764)         -           -      2,391,263

Repurchase of common stock                   -            -                -              -          179,500    (451,323)  (451,323)

Net income for the year ended
  May 31, 1996                               -            -                -           533,440          -           -        533,440
                                       ----------       ----        -----------      ---------       -------  ----------  ----------

BALANCE - MAY 31, 1996                  1,148,865         12          2,738,015        186,676       179,500    (451,323)  2,473,380

Repurchase of common stock                   -           -                 -              -           20,000     (55,115)   (55,115)

Net income for the year ended
  May 31, 1997                               -           -                 -           461,092          -           -        461,092
                                       ----------       ----        -----------      ---------       -------  ----------  ----------

BALANCE - MAY 31, 1997                  1,148,865         12          2,738,015        647,768       199,500    (506,438)  2,879,357

Net income for the year ended
  May 31, 1998                               -           -                 -           162,070          -           -        162,070
                                       ----------       ----        -----------      ---------       -------  ----------  ----------

BALANCE - MAY 31, 1998                  1,148,865         12          2,738,015        809,838       199,500    (506,438)  3,041,427

Net income for the three months
  ended August 31, 1998
  (unaudited)                                -           -                 -            18,355          -           -         18,355
                                       ----------       ----        -----------      ---------       -------  ----------  ----------

BALANCE - AUGUST 31, 1998               1,148,865       $ 12        $ 2,738,015      $ 828,193       199,500  $(506,438)  $3,059,782
                                       ==========       ====        ===========      =========       =======  =========   ==========


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                                               AUGUST 31,                          YEARS ENDED MAY 31,
                                                      ----------------------------      ------------------------------------------
                                                         1998            1997              1998           1997            1996
                                                      ------------  --------------      -----------    ----------      -----------
                                                      (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                         $    18,355    $    156,025       $   162,070    $  461,092      $  533,440
   Income from discontinued operations                       -               -                 -          (19,942)        (19,996)
   Adjustments to reconcile net income to net
     cash provided by (used in) not rating
     activities:
       Expenses (income) not requiring the use
         of cash:
         Provision for losses on accounts and
           notes receivable                                43,000          40,000           274,677       189,173          97,469
         Depreciation                                       3,508           3,918            17,294         9,322           1,430
         Amortization of licenses                          33,825          49,385           212,455       197,541         197,541
         Gain on sale of office                              -               -               (2,100)         -               -
         Interest expense - imputed                        12,767          10,440            52,873        45,043          52,048
         Interest income - imputed                         (1,736)         (5,038)          (14,886)      (13,167)         (6,403)
         Deferred income taxes                            (17,000)        (17,000)           19,000       (62,000)         89,000
       Changes in assets and liabilities:
         Accounts receivable                             (203,369)        (42,167)          (30,518)     (210,324)       (141,548)
         Prepaid expenses and miscellaneous
           receivables                                     27,845          (6,439)         (125,799)      (50,424)         18,988
         Prepaid income taxes                             (57,351)           -                 -             -               -
         Cash overdraft                                      -               -                 -          (18,044)         18,044
         Accounts payable and other current
           liabilities                                    (47,892)       (128,672)         (135,211)      225,322         (82,009)
         Deferred rent payable                               -               -                9,758        (1,040)         10,319
         Net assets of discontinued operations               -               -                 -           (1,580)        (21,814)
                                                      -----------    ------------       -----------    ----------      ----------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES                                             (188,048)         60,452           439,613       750,972         746,509
                                                      -----------    ------------       -----------    ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of short-term investments                     (1,294)           (600)         (108,908)      (55,426)       (302,138)
   Redemption of short-term investments                      -               -               55,426        53,146         699,868
   Increase (decrease) in due from related
     parties                                              (20,611)        (41,543)            2,114        17,038         231,961
   Acquisition of fixed assets                             (3,946)         (4,713)          (14,837)      (40,122)        (21,461)
   Acquisition of offices                                    -               -              (48,955)         -               -
   Additions to notes receivable                             -            (65,472)         (192,556)     (690,492)        (20,000)
   Payments of notes receivable                            23,675          41,323           144,074       217,468          63,249
   Security deposits                                       14,995            -                 -          (18,643)          1,900
   Net assets of discontinued operations                     -               -                 -            2,200            (500)
                                                      -----------    ------------       -----------    ----------      ----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES                                               12,819         (71,005)         (163,642)     (514,831)        652,879
                                                      -----------    ------------       -----------    ----------      ----------


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                               THREE MONTHS ENDED
                                                              AUGUST 31,                         YEARS ENDED MAY 31,
                                                     -----------------------------  ---------------------------------------------
                                                          1998           1997           1998            1997           1996
                                                     -------------  --------------  -------------  -------------  ---------------
                                                       (Unaudited)  (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on debt                         $   (22,785)   $   (14,700)    $   (280,850)  $    (98,000)   $   (168,000)
   Repurchase of common stock                                -              -                -           (55,115)       (451,323)
                                                      -----------    -----------     ------------   ------------    ------------

NET CASH USED IN FINANCING ACTIVITIES                     (22,785)       (14,700)        (280,850)      (153,115)       (619,323)
                                                      -----------    -----------     ------------   ------------    ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                  (198,014)       (25,253)          (4,879)        83,026         780,065

CASH AND CASH EQUIVALENTS - beginning                   1,693,220      1,698,099        1,698,099      1,615,073         835,008
                                                      -----------    -----------     ------------   ------------    ------------
CASH AND CASH EQUIVALENTS - ending
   (includes cash of discontinued operations
   of $-0-, $-0-, $-0-, $-0- and $55,957,
   respectively)                                      $ 1,495,206    $ 1,672,846     $  1,693,220   $  1,698,099    $  1,615,073
                                                      ===========    ===========     ============   ============    ============

SCHEDULES OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES:
     Receipt of notes receivable on sale of
       investment                                     $      -       $      -        $     14,438   $       -       $       -
                                                      ===========    ===========     ============   ============    ============
     Additional license costs through issuance
       of long-term debt                              $      -       $      -        $    135,470   $       -       $       -
                                                      ===========    ===========     ============   ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
   Cash paid during the period for:
     Interest                                         $    12,767    $    14,439     $     66,292   $     61,039    $     68,558
     Income taxes                                         113,806        176,500          207,302        316,313         238,876


        The accompanying notes are an integral part of these statements

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations

     Bernard Haldane Associates, Inc. ("Haldane") through its wholly-owned subsidiary, DRB Ltd. ("DRB") owns the worldwide licensing rights to the Bernard Haldane name and system of career consulting. Haldane is the franchiser of 76 career consulting offices operating in the United States, Canada and the United Kingdom. First Career Corp. ("FCC"), a wholly-owned subsidiary, has developed a specifically designed career consulting program for graduating college students. During the year ended May 31, 1998, two new wholly-owned subsidiaries, DRB Management and Consulting Services, Inc. ("DRB Mgmt.") and Career Advisory and Management Services, Inc. ("Career Advisory"), began operating four offices in the United States, one of which was sold in May 1998. On May 31, 1996, another subsidiary, Quantum Tours International, Inc. ("QT") discontinued its full service travel agency. All other subsidiaries are inactive.

     After giving effect to the restatement for discontinued operations, Haldane's operations consist of only one business segment, career consulting and advisory services.

     Principles of Consolidation

     The consolidated financial statements include the accounts of Haldane and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     The Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Concentrations of Credit Risk

     The Companies maintain their cash balances with various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate approximately $1,619,000 and $1,615,000 at May 31, 1998 and 1997, respectively.

     The Companies' short-term investments include certificates of deposit of financial institutions with high credit ratings, which mature within one year. This investment policy limits the Companies' exposure to concentrations of credit risk.

     DRB sells franchises to individuals and corporations for both cash and notes. In the event of default in payment of the notes or royalties, DRB can repossess the office. DRB has historically experienced losses and has provided allowances against its notes and royalty receivables.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Equipment, Fixtures and Leasehold Improvements

     Equipment and fixtures are being depreciated on an accelerated basis over lives of five to seven years. Leasehold improvements are being amortized over the lives of the leases.

     Deferred Rent Payable

     Deferred rent payable represents the excess of recognized rent expense over scheduled lease payments which will be credited to future operations.

     Revenue Recognition

     DRB through its sale of franchise offices recognizes revenues (sub-license) at the time the contract is completed and when no further services are required. DRB also recognizes royalty revenue based on a percentage (5% to 6%) of gross collections of counseling fees by the franchisee or the minimum royalty fee, whichever is greater. Allowances for doubtful accounts have been provided for potential losses. FCC, DRB Mgmt. and Career Advisory recognize consulting revenue based on collections, rather than when the contract is entered into, due to the uncertain nature of collectibility of the contract fees.

     QT recognized revenue when the tour commenced. Revenue received prior to the commencement of the tour was deferred and recorded as unearned revenue.

     Intangible Assets

     The Bernard Haldane licenses acquired (approximately $1,200,000) are being amortized over a ten year period using the straight-line method. The cost of acquisitions in excess of fair value of assets acquired which has been allocated to licenses (approximately $1,385,000, which has been adjusted in 1998 for an inflation factor in the acquisition notes) is being amortized over the greater of a twenty year period (the general term of the sub-license) or 5% of royalty income and 50% of sub-licensing income for that particular year.

     Advertising Costs

     All costs associated with advertising and promotion are expensed in the year incurred.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Foreign Exchange

     DRB converts its foreign currency transactions at budgeted rates which historically approximate the actual exchange rates for balance sheet and statement of income items. The amount of foreign currency exchange gains and losses are insignificant to the consolidated financial statements.

     Impairment of Long-Lived Assets

     Effective June 1, 1996, the Companies adopted Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Companies believe that no material impairment existed as of May 31, 1998.

     Earnings Per Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings Per Share" which is effective for periods ending after December 15, 1997. The Companies have adopted this new standard for the year ended May 31, 1998. Prior period earnings per share were restated to conform to this new pronouncement.

     Stock Options

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." The Companies have adopted the disclosure-only provisions of SFAS No. 123 but apply Accounting Principles Board Opinion No. 25 (APB Opinion No. 25), "Accounting for Stock Issued to Employees" and related interpretations in accounting for granting of stock options.

     Realizability of a Deferred Tax Asset

     The Companies have recorded a deferred tax asset of $126,000 as of May 31, 1998. Realization is dependent on generating sufficient taxable income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if future taxable income is not sufficient.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Reclassifications

     Certain reclassifications have been made to the consolidated financial statements for the years ended May 31, 1997 and 1996 in order to conform with the current year's presentation.

NOTE 2 - ACQUISITIONS/DISPOSITIONS

     In 1989, Haldane acquired 80% of the outstanding shares of Career Services Management Corp. ("CSM") for $800. CSM acquired 100% of DRB for $1,250,000 consisting of $1,000,000 in cash and a note payable of $250,000. The balance of the note was fully paid in March 1998. On February 2, 1995, Haldane acquired the remaining 20% of the outstanding shares of CSM for 75,000 shares of its own common stock. CSM is currently inactive.

     In April 1995, Haldane sold approximately 96% of its 80% investment in Andover Equities Corp. ("Andover"). The sale consisted of cash and notes (see Note 3). During the year ended May 31, 1998, the notes receivable were deemed uncollectible and written off as bad debts. Haldane's investment in Andover which represents approximately a 3% ownership is carried at cost and is insignificant.

     The acquisitions were accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 3 - NOTES RECEIVABLE

     Notes receivable at May 31, consist of the following:

                                                                                    1998           1997
                                                                                -------------  ------------
     Various non-interest bearing notes receivable in connection
       with the sale of sub-licenses                                              $  221,400     $  177,300
     LaSalle Consulting - receivable in equal monthly installments
       of $2,097 through April 2002, with interest at 24% per annum                   64,336         72,909
     Note receivable - employee/stockholder in equal monthly
       installments of $608 through April 2001, including
       interest at 6% per annum                                                       19,444          9,444
     Notes receivable in connection with the sale of Andover stock,
       originally due April 1997, written off in May 1998                               -            30,000
     Note receivable - sub-licensee in equal monthly installments of
       $1,000 through December 1997, $2,000 from January 1998 through December
       1998 and $3,000 from January 1999 through December 2002 with a final payment of approximately $1,800
       in January 2003 including interest at 7% per annum                            168,795        176,795
     Note receivable in equal monthly installments of $5,000 through
       2001 with interest at 7% per annum                                            195,000        215,000
     Note receivable - sub-licensee, in connection with the sale of the
       Oklahoma City office, in equal monthly installments of $1,000 commencing January 2000 through April 2001, with a final
       payment of $1,500 in May 2001                                                  17,500           -
     Note receivable in equal monthly installments of $200 through
       March 1998 with the balance due April 1999, with interest at
       8% per annum; secured by stock in an affiliated company                        33,030         34,130
                                                                                  ----------     ----------
                                                                                     719,505        715,578
     Less:  Unamortized discounted interest imputed at 7% to 8.5%
                  on the above non-interest bearing notes                             47,035         50,189
                                                                                  ----------     ----------
                                                                                     672,470        665,389
     Less:  Allowance for credit losses on the above notes (see below)               134,500         65,000
                                                                                  ----------     ----------
                                                                                     537,970        600,389
     Less:  Current portion                                                           89,855        149,080
                                                                                  ----------     ----------
                                                                                  $  448,115     $  451,309
                                                                                  ==========     ==========

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 3 - NOTES RECEIVABLE (CONTINUED)

     The amounts due over the next five years, net of imputed interest of $47,035 and allowance for credit losses of $134,500, are as follows:

             Year Ending May 31,
             -------------------
                    1999                                    $   89,855
                    2000                                        83,324
                    2001                                       122,423
                    2002                                        76,665
                    2003                                        45,018
                    Subsequent                                 120,685
                                                            ----------
                                                            $  537,970

     The Companies utilize Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS No. 114) and Statement of Financial Accounting Standards No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (SFAS No. 118) which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at market price or the fair value of the collateral if the loan is collateral dependent. Notes receivable at May 31, consist of the following:

                                                            1998         1997
                                                        ----------   ----------

        Notes receivable - impaired                     $  527,255   $  406,492
        Less: Allowance for credit losses                  134,500       65,000
                                                        ----------   ----------
                                                           392,755      341,492

        Notes receivable - not impaired
         and no allowance for credit losses                145,215      258,897
                                                        ----------   ----------
                                                        $  537,970   $  600,389
                                                        ==========   ==========

     Changes in the allowance for credit losses for the years ended May 31, are as follows:

                                      1998         1997       1996
                                    --------     --------   --------

     Balance - beginning of year    $ 65,000     $ 35,000   $ 19,000
     Additions                        73,310       30,000     16,000
     Direct write-offs                (3,810)        -          -
                                    --------     --------   --------
     Balance - end of year          $134,500     $ 65,000   $ 35,000
                                    ========     ========   ========

     The Companies recognize interest income on impaired loans on actual cash received with interest imputed at 8 1/2%.

     The average recorded investment in impaired loans and the interest income recognized during the years ended May 31, 1998 and 1997 were approximately $467,000 and $29,000 and $265,000 and $24,000, respectively.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 4 - LONG-TERM DEBT

     Long-term debt at May 31, consists of the following:

                                                                                     1998          1997
                                                                                 ------------  ------------
         B&E Partnership - payable in monthly installments of $7,000 through
           June 2006. Commencing July 1997, monthly payments are adjusted annually by a rate of 5% to reflect an inflation factor. Secured
           by a license agreement.  This note is non-interest bearing.           $    891,694  $    756,000
         Dan R. Bruce - principal amount of $200,000 due February
           1998 with interest due in monthly payments of $1,333.
           The note is secured by a license agreement and
           bears interest at an annual rate of eight percent.                            -          200,000
                                                                                 ------------  ------------
                  Total debt obligations                                              891,694       956,000

           Less:  Unamortized discounted interest imputed at eight
                     percent on the above non-interest bearing loan.                  250,122       221,921
                                                                                 ------------  ------------
                  Total present value of debt                                         641,572       734,079

           Less:  Current portion                                                      42,437       235,240
                                                                                 ------------  ------------
                                                                                 $    599,135  $    498,839
                                                                                 ============  ============

     Long-term debt as of May 31, 1998 is payable as follows:

              Year Ending May 31,
              -------------------
                    1999                          $   42,437
                    2000                              50,743
                    2001                              59,979
                    2002                              70,232
                    2003                              81,599
                    Subsequent                       336,582
                                                  ----------
                                                  $  641,572
                                                  ==========
                                     F-16

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 5 - COMMITMENTS AND CONTINGENCIES

     Leases

     Haldane leases its executive offices in New York City under two separate leases. Both leases have terms of ten years, one expiring in September 2005, and the other expiring in October 2006. Approximately 61% of the space is sublet to related entities. FCC leases office space in Syracuse, New York for a term of one year expiring in April 1999.

     The following is a schedule by years of future minimum rental payments and sublease income under these leases (rounded to thousands):

                                            Minimum
                                             Rental            Sublease
          Year Ending May 31,               Payments            Income
          -------------------             ------------        ----------
                1999                      $    174,000        $  101,000
                2000                           163,000           101,000
                2001                           181,000           112,000
                2002                           186,000           115,000
                2003                           186,000           115,000
                Subsequent                     493,000           303,000
                                          ------------        ----------
                                          $  1,383,000        $  847,000
                                          ============        ==========

     Rent expense, net of rental income of approximately $103,000, $96,000 and $30,000, charged to operations for the years ended May 31, 1998, 1997 and 1996 amounted to approximately $117,000, $48,000, and $31,000, respectively.

     Licensing

     In those states where the granting of a license for the right to operate a Haldane office may constitute a franchise arrangement, DRB intends to register as a franchisor. DRB may also be subject to regulatory sanctions in these states for failing to register as a franchisor prior to the granting of a franchise license. DRB intends to enter into franchise agreements with current licensees, and if necessary under the state statutes, DRB will offer current licensees the right of rescission. Management is of the opinion that the potential liability for violation of any state or federal statute relating to the sale of a franchise and in the aggregate is not material to the consolidated financial statements. The Companies to date have incurred approximately $58,000 of legal costs in connection with this matter. The Companies expect to incur no additional costs of any significance relating to this matter.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Consulting Agreements

     On August 1, 1995, Haldane entered into a consulting agreement with a company whose president was Haldane's former president, for a period of five years. Compensation under the agreement is as follows: $62,000 the first year, $69,000 the second year, $74,000 the third year, $83,000 the fourth year and $90,000 the fifth year. In addition, Haldane agreed to provide to the consultant a leased automobile and reimburse all approved expenses. For the years ended May 31, 1998, 1997 and 1996, Haldane recorded compensation expense of $73,167, $67,832 and $51,667, respectively.

     Tax Contingencies

     During fiscal 1997, the Internal Revenue Service commenced audits of the Companies' consolidated federal tax returns for the years ended May 31, 1995 and 1996 and is questioning the deductibility of amortization taken on intangible assets. The outcome of the audits cannot be readily determined, however, it is not expected to have a material impact on the Companies' consolidated financial statements. In addition, in June 1998, the Companies were notified by the State of New York that the consolidated New York State tax returns for the years ended May 31, 1995, 1996 and 1997 have been selected for audit. Management believes that the outcome of such audits would have no material effect on the Companies' consolidated financial statements.

     Going Private

     In February 1998, the Companies filed an application to withdraw its common shares from the public market. Such application is under review by the Securities and Exchange Commission.

     Certain of the Companies' stockholders offered to purchase the shares of common stock owned by the public investors at $3 per share, which represents the valuation made by a financial advisory company in its fairness opinion. The number of shares to be purchased is 217,695 shares or $653,085.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 6 - COMMON STOCK OPTIONS

     The stock option transactions for the three fiscal years ended May 31, 1998 are summarized as follows:

                                                                                         Weighted-
                                                                                          Average
                                                                        Number           Exercise         Total
                                                                       of Shares           Price          Price
                                                                       ----------        ---------      ----------
       Outstanding - May 31, 1995 (exercisable at a price of
         $.25 to $3.50 per share)                                         326,000        $   2.26       $  737,250
       Granted at $2.50 per share                                          60,000            2.50          150,000
                                                                       ----------                       ----------
       Outstanding - May 31, 1996 (exercisable at a price of
         $.25 to $3.50 per share)                                         386,000            2.30          887,250
       Granted at $2.50 per share                                          60,000            2.50          150,000
       Terminated                                                        (161,000)           2.95         (474,750)
                                                                       ----------                       ----------
       Outstanding - May 31, 1997 and 1998 (exercisable at
         a price range of $.25 to $2.50 per share)                        285,000            1.97       $  562,500
                                                                       ==========                       ==========
       Exercisable Options -
         May 31, 1996                                                     386,000        $   2.30       $  887,250
         May 31, 1997                                                     285,000            1.97          562,500
         May 31, 1998                                                     285,000            1.97          562,500

     During the years ended May 31, 1998, 1997 and 1996, options to acquire -0-, 60,000 and 60,000 shares, respectively, were granted to directors and employees of the Companies at market value.

     The Companies apply APB Opinion No. 25 in accounting for its stock options and, accordingly, no compensation cost has been recognized for stock options in the consolidated financial statements. Had the Companies determined compensation expense for stock options granted based on the method presented by SFAS No. 123, net income and earnings per share would have been changed to the pro forma amounts indicated below:

                                                                             Year Ending May 31,
                                                                   -------------------------------------
                                                                       1998         1997         1996
                                                                   -----------  -----------   ----------
      Net income - as reported                                      $  162,070   $  461,092    $ 533,440
      Net income - pro forma                                        $  162,070   $  416,092    $ 497,440
      Earnings per share - basic - as reported                            $.17         $.48         $.48
      Earnings per share - basic - pro forma                              $.17         $.44         $.45
      Earnings per share - diluted - as reported                          $.16         $.45         $.46
      Earnings per share - diluted - pro forma                            $.16         $.41         $.43

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 6 - COMMON STOCK OPTIONS (CONTINUED)

     The fair value of the stock options used to compute proforma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing method with the following weighted average assumptions for 1997 and 1996: expected volatility of 11.9% and 3.8%; a risk-free interest rate of 6.7% and 6.8% and an expected holding period of 10 and 7 years, respectively.

NOTE 7 - TREASURY STOCK

     In October 1995, March and June 1996, the Board of Directors authorized Haldane to repurchase outstanding shares of its common stock at fair market value from various shareholders. As of May 31, 1998 and 1997, Haldane repurchased 199,500 shares, (20,000 and 179,500 shares during the years ended May 31, 1997 and 1996, respectively), at fair market value with prices ranging from $2.49 to $2.75 per share.

NOTE 8 - INCOME TAXES

     Deferred Income Taxes

     The Companies utilize Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur.

     Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. The deferred tax assets of $126,000 and $145,000 as of May 31, 1998 and 1997 (consisting solely of allowances for doubtful accounts and credit losses) are shown as current assets in the consolidated balance sheets. No valuation allowance has been provided.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 8 - INCOME TAXES (CONTINUED)

     Income Taxes

     Provision for income taxes for the years ended May 31, consists of the following:

                                        1998         1997        1996
                                    ----------   ----------   ----------
         Current:

           Federal                  $   66,803   $  267,457   $  163,448
           State and local              27,732      105,711       75,876
                                    ----------   ----------   ----------
                                        94,535      373,168      239,324
         Deferred:

           Federal                      14,000      (51,000)      93,000
           State and local               5,000      (11,000)      (4,000)
                                    ----------   ----------   ----------
                                    $  113,535   $  311,168   $  328,324
                                    ==========   ==========   ==========

     Reconciliation of statutory rate to effective income tax rate on continuing operations for the years ended May 31, is as follows:


                                                                             1998        1997           1996
                                                                          ---------   ----------   ----------
         At federal statutory rates                                           34.0%        34.0%        34.0%
         Effect of:
             State income taxes, net of federal benefit                        8.1          8.2          7.9
             Permanent differences                                             1.3          1.2           .7
             Tax benefit of operating loss carryforwards                       -            -           (2.6)
             Overaccrual of prior year taxes                                  (2.2)        (2.0)        (1.0)
                                                                           -------     --------      -------

                      Total                                                   41.2%        41.4%        39.0%
                                                                           =======     ========      =======

     The Companies file consolidated tax returns and had available at May 31, 1995 unused operating loss carryforwards of approximately $400,000 for income tax reporting purposes which were utilized to offset 1996 taxable income. The only significant differences between income tax and financial reporting are the allowances for doubtful accounts and credit losses.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 9 - RETIREMENT PLANS

     The Companies have simplified employee pension (SEP) agreements with all full-time employees who are at least twenty-one years old and have performed services for at least three of the preceding five years. Such agreements provide for discretionary contributions by the employer. For the years ended May 31, 1998, 1997 and 1996, the Companies contributed $36,000, $21,000 and $29,750, respectively.

NOTE 10 - GEOGRAPHIC AREAS

     The Companies earned royalty income and sub-licensee income from five Canadian franchisees and one franchisee located in the United Kingdom for the years ended May 31, as follows:

                                                       Royalty Income                 Sub-Licensee Income
                                          --------------------------------------  ----------------------------
                                              1998         1997         1996        1998       1997       1996
                                          -----------  -----------   -----------  --------   --------   ------
         Canada                           $   167,594  $   201,148   $   158,572  $   -      $ 18,559   $   -
                                          ===========  ===========   ===========  ========   ========   =====
         United Kingdom                   $    36,292  $    12,123   $      -     $ 37,186   $   -      $   -
                                          ===========  ===========   ===========  ========   ========   =====

     All other revenues are from United States sources.

     Included in accounts receivable and notes receivable at May 31, are amounts owed by the Canadian and United Kingdom franchisees, as follows:

                                  Accounts Receivable      Notes Receivable
                                ----------------------  ----------------------
                                   1998         1997       1998         1997
                                ---------     --------  ---------     --------
         Canada                 $  57,191     $ 78,047  $   4,895     $ 15,963
                                =========     ========  =========     ========
         United Kingdom         $  38,481     $  2,189  $  37,186     $   -
                                =========     ========  =========     ========


NOTE 11 - RELATED PARTY TRANSACTIONS

     As of May 31, 1998, 1997 and 1996, a principal officer and director of Haldane owned and operated offices as follows:

                                           1998       1997       1996
                                         ---------  ---------  ------

        Canada                                 5         5          5
        United States                          2         2          4
        United Kingdom                         2         1          -
                                            ----       ---        ---
              Total offices                    9         8          9
                                            ====       ===        ===

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 11 - RELATED PARTY TRANSACTIONS (CONTINUED)

     During 1997, three United States offices were transferred to an unrelated existing owner of other Haldane offices and two new offices were acquired; one in the United States and one in the United Kingdom.

     During 1998, one new office in the United Kingdom was acquired.

     From time to time the Companies advance funds to several entities whose officer and director is also an officer and director of Haldane. The average monthly balance during fiscal 1998 and 1997 of such advances amounted to approximately $377,000 and $373,000, respectively. At both May 31, 1998 and 1997, the balance of such advances was $-0-. In addition, at May 31, 1998 and 1997, the Companies were owed approximately $8,900 and $11,000, respectively, for miscellaneous reimbursable expenses from these entities.

     Interest earned on advances for the years ended May 31, 1998 and 1997 at 8% per annum amounted to approximately $30,000 for each year.

NOTE 12 - DISCONTINUED OPERATIONS

     On May 31, 1996, Haldane adopted a plan to terminate its travel agency operations which ceased in February 1997.

     The operating results of the travel agency segment for the years ended May 31, 1998, 1997 and 1996 are shown separately in the accompanying consolidated income statement. Net revenues of the travel agency segment for 1998, 1997 and 1996 amounted to $-0-, $67,027 and $95,474, respectively.

     At May 31, 1998 and 1997, there were no net assets remaining from the travel agency operations.

     There was no gain or loss on disposal of this segment.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 13 - EARNINGS PER SHARE

     Net Earnings Per Common
       and Common Equivalent Share

     Earnings per share for the years ended May 31, were calculated using the modified treasury stock method as follows:

                                                              1998           1997            1996
                                                          -------------  -------------  -------------
     Numerator

       Income from continuing operations                   $    162,070   $    441,150   $    513,444

       Impact of potential common shares                           -              -              -
                                                           ------------   ------------   ------------

       Income available to common stockholders
         after assumed conversion of dilutive securities   $    162,070   $    441,150   $    513,444
                                                           ============   ============   ============

       Income from discontinued operations                 $       -      $     19,942   $     19,996
                                                           ============   ============   ============

     Denominator

       Weighted average number of common shares
         outstanding used in basic EPS                          949,365        950,903      1,105,442

       Impact of potential common shares:
         Stock options                                           64,662         69,532         62,503
                                                           ------------   ------------   ------------

       Weighted number of common share and dilutive
         potential common shares used in dilutive EPS         1,014,027      1,020,435      1,167,945
                                                           ============   ============   ============

     Basic EPS

       Continuing operations                                    $   .17        $   .46         $  .46
       Discontinued operations                                      -              .02            .02
                                                                -------        -------         ------
                  Net income                                    $   .17        $   .48         $  .48
                                                                =======        =======         ======

     Diluted EPS

       Continuing operations                                    $   .16        $   .43         $  .44
       Discontinued operations                                      -              .02            .02
                                                                -------        -------         ------
                  Net income                                    $   .16        $   .45         $  .46
                                                                =======        =======         ======

     Options to purchase 225,000 shares of common stock, at prices ranging from $2.50 to $3.50 per share, were outstanding during the year ended May 31, 1996, but were not included in the computation of diluted EPS because the options' exercise prices were greater than the average market price for the common shares.

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The amounts at which cash, accounts receivable, notes receivable, due from related parties, accounts payable, current liabilities and long-term debt are presented in the balance sheets approximate their fair value.

NOTE 15 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                            1st            2nd           3rd             4th
                                                       ----------      ----------    ----------      ----------
     1998

       Revenues                                        $  798,628      $  718,300    $  605,895      $  765,911
                                                       ==========      ==========    ==========      ==========
       Income (loss) from operations
         before income taxes                           $  266,025      $  189,129    $  (94,785)     $  (84,764)
       Income taxes                                       110,000          76,800        43,276          29,989
                                                       ----------      ----------    ----------      ----------
       Net income (loss)                               $  156,025      $  112,329    $  (51,509)     $  (54,775)
                                                       ==========      ==========    ==========      ==========

       Net earnings (loss) per common share:
         Basic:
           Continuing operations                           $  .16         $   .12       $  (.05)         $ (.06)
           Discontinued operations                            -               -             -               -
                                                           ------         -------       -------          ------
                  Net income (loss)                        $  .16         $   .12       $  (.05)         $ (.06)
                                                           ======         =======       =======          ======

         Diluted:
           Continuing operations                           $  .15         $   .11       $  (.05)         $ (.05)
           Discontinued operations                            -               -             -               -
                                                           ------         -------       -------          ------
                  Net income (loss)                        $  .15         $   .11       $  (.05)         $ (.05)
                                                           ======         =======       =======          ======

       Market price per share:
         High                                              $ 3.25         $  3.00       $  3.00          $ 3.00
         Low                                                 2.25            2.31          2.19            2.38

               BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MAY 31, 1998, 1997 AND 1996

NOTE 15 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                            1st            2nd           3rd             4th
                                                       ----------      ----------    ----------      ----------
     1997

       Revenues                                        $  649,981      $  687,556    $  649,042      $  761,216
       Income from continuing operations
         before income taxes                              264,999         248,111       146,257          92,951
       Income taxes                                       106,000          99,000        43,368          62,800
       Income from continuing operations                  158,999         149,111       102,889          30,151
       Income (loss) from discontinued
         operations                                       (10,241)         28,204           (21)          2,000
       Net income                                         148,758         177,315       102,868          32,151

       Net earnings (loss) per share:
         Basic:
           Continuing operations                           $  .17         $   .16       $   .11          $  .03
           Discontinued operations                           (.01)            .03           -               -
                                                           ------         -------       -------          ------
                  Net income                               $  .16         $   .19       $   .11          $  .03
                                                           ======         =======       =======          ======

         Diluted:
           Continuing operations                           $  .16         $   .15       $   .10          $  .03
           Discontinued operations                           (.01)            .03           -               -
                                                           ------         -------       -------          ------
                  Net income                               $  .15         $   .18       $   .10          $  .03
                                                           ======         =======       =======          ======

       Market price per share:
         High                                              $ 2.87         $  2.44       $  2.75          $ 2.50
         Low                                                 2.43            2.44          2.25            2.25

     There were no dividends for either year.

NOTE 16 - PRIOR PERIOD ADJUSTMENT


     Additional paid-in capital and retained earnings at May 31, 1995 have been adjusted to record the cumulative equity of minority interests in losses through February 1995. At that time such interests were purchased through the issuance of 75,000 shares of common stock valued at the current market price of $2.50 per share totalling $187,500. The error had no effect on net income for years subsequent to May 31, 1995.

                                                                         ANNEX I



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of December 15, 1997, by and between Bernard Haldane Acquisition Corporation, a Florida corporation ("Newco"), and Bernard Haldane Associates, Inc., a Florida corporation (the "Company"), (Newco and the Company are hereinafter collectively referred to as the Constituent Corporations").

         WHEREAS, the Board of Directors of the Company has (i) determined that the Merger (as defined below) is fair to the shareholders of the Company and in the best interests of such shareholders and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption of this Agreement by the shareholders of the Company; and

         WHEREAS, the Boards of Directors of Newco and the Company, deeming it advisable for the respective benefit of Newco and the Company and their respective shareholders that Newco merge with the Company on the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement in accordance with the 1989 Business Corporation Act of the State of Florida (the "FBCA");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations, and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. The Merger. On the Effective Date (as defined in Section 1.2), Newco shall be merged with and into the Company in accordance with the applicable provisions of the laws of the State of Florida and the separate existence of Newco shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Florida. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and each and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed, lease or otherwise, in either Constituent Corporation, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

         SECTION 1.2. Certificate of Merger. As promptly as practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will cause an appropriate certificate of merger ("Certificate of Merger") (a form of which is attached hereto as Exhibit A) in such form or forms as required by, and executed in accordance with, the relevant provisions of the FBCA to be filed with the Department of State of the State of Florida. The Merger shall become effective upon the filing of the Certificate of Merger and such date and time is hereinafter referred to as the "Effective Date."

         SECTION 1.3. Shareholders' Meeting. The Company shall take all action necessary, in accordance with the FBCA and the Company's Certificate of Incorporation and By-laws, to duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as promptly as practicable to consider and vote upon the adoption of this Agreement and the Merger. The Company shall use its best efforts to solicit from holders of common shares, par value $.00001 per share (the "Common Shares"), of the Company, entitled to vote thereon proxies in favor of adoption and approval of this Agreement and the Merger and to take all other action necessary or, in the reasonable judgment of the Company, helpful to secure the vote of holders of Common Shares required by law to effect the Merger and the other transactions contemplated hereby. At any such meeting Newco shall vote, or cause to be voted, all of the Common Shares then owned by Newco or any subsidiary or affiliate of Newco and entitled to vote thereon in favor of the Merger.

         SECTION 1.4. Approval by Newco. The shareholders of Newco have approved this Agreement and the Merger in accordance with the FBCA.

                                   ARTICLE II

                     NAME, CERTIFICATE OF INCORPORATION, AND
                      BY-LAWS OF THE SURVIVING CORPORATION

         SECTION 2.1. Name. The name of the surviving corporation shall be Bernard Haldane Acquisition Corporation.

         SECTION 2.2. Certificate of Incorporation. The Certificate of Incorporation of the Company as may be amended by the Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation.

         SECTION 2.3. By-Laws. The By-laws of the Company as in effect on the Effective Date shall be the By-laws of the Surviving Corporation.

         SECTION 2.4. Directors and Officers. The Directors and Officers of the Company on the Effective Date shall be the directors and officers of the Surviving Corporation and shall serve in accordance with the By-laws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1. Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

         (a) Each Common Share of the Company held by the Company as treasury shares or owned by Newco shall be cancelled.

         (b) Each other outstanding Common Share of the Company, except those held by shareholders of the Company who have validly demanded and perfected rights of dissent under Section 607.1320 of the FBCA and have not effectively withdrawn or lost such rights, shall be converted into the right to receive $3.00 in cash, without interest.

         (c) Each issued and outstanding share of capital stock of Newco shall be converted into one validly issued, fully paid, and non-assessable common share of the Surviving Corporation.

         (d) Each outstanding Common Share of the Company, the holder of which has demanded and perfected his right to payment of "fair value" for his shares in accordance with Section 607.1320 of the FBCA and has not effectively withdrawn or lost his right to such payment, shall not be converted into or represent a right to receive cash hereunder, but the holder thereof shall be entitled only to such rights as are granted by the FBCA. The Company shall give Newco prompt notice upon receipt by the Company of any written objection to the Merger and any such written demands for rights to payment of fair value, withdrawal of demands for such rights and any other instruments served pursuant to the FBCA Section
607.1320 (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). The Company agrees that it will not, except with the prior written consent of Newco, voluntarily make any payment with respect to, or settle or offer to settle, any such demands. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the FBCA Section 607.1320, to payment for his Common Shares shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such law) and such Common Shares shall be cancelled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, his Common Shares shall thereupon be deemed to have been converted into the right to the cash consideration to be issued in the Merger as provided in this Agreement.

         SECTION 3.2. Payment for Common Shares. After the Effective Date, a bank or trust company having combined capital, surplus, and undivided profits of at least $10,000,000, to be designated by the Company shall act as paying agent (the "Paying Agent") in effecting the payment of cash for certificates which, immediately prior to the Effective Date, represented Common Shares of the Company entitled to payment pursuant to Section 3.1(b). As soon as practicable after the Effective Date, the Paying Agent shall mail a transmittal form (the "Letter of Transmittal") to each holder (other than the Company and Newco) of certificates theretofore representing Common Shares advising such holder of the procedure for surrendering to the Paying Agent such Common Share certificates for payment. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall have any liability to a holder of certificates theretofore representing Common Shares for the payment of the amount to be paid pursuant to
Section 3.1(b) in respect of such Common Shares if such amount is paid to a public official pursuant to any applicable abandoned property, escheat, or similar law. Upon the surrender of a certificate or certificates in accordance with the requirements of the Letter of Transmittal, the holder shall be paid, without interest thereon, the amount of cash equal to the product of the number of Common Shares represented by such certificates and $3.00, less any amount required to be withheld under applicable federal income tax regulations ("Backup Withholding"), and such certificate(s) shall forthwith be cancelled. Until so surrendered, each such certificate shall represent solely the right to receive $3.00, less any Backup Withholding, without interest, and the Surviving Corporation shall not be required to pay the holder thereof the cash to which such holder otherwise would be entitled under Section 607.1320 of the FBCA. If payment for Common Shares is to be made in a name other than that in which the certificate or certificates for such Common Shares is registered on the stock transfer books of the Company as of the Effective Date, it will be a condition of such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Paying Agent and that person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates so surrendered. On the Effective Date, the Company shall make available to the Paying Agent, in accordance with the terms and conditions of a Paying Agent Agreement to be entered into by the Company and the Paying Agent, sufficient cash to permit the conversions and exchanges provided for in Section 3.1 and this Section 3.2 to be made; provided, however, that in the event the Surviving Corporation deposits cash with the Paying Agent hereunder and any portion of such cash remains in escrow with the Paying Agent and has not been delivered upon exchanges in accordance with this Section at the expiration of 90 days from the Effective Date, the cash and any interest accumulated thereon shall be returned immediately by the Paying Agent to the Surviving Corporation; and provided further, that if at any time prior to the expiration of such 90-day period any Dissenting Shareholder shall have demanded in writing from the Surviving Corporation payment of the value of his Common Shares in accordance with Section 607.1320 of the FBCA, and in the event cash remains in escrow with the Paying Agent, the cash and any interest accumulated thereon deposited in escrow with the Paying Agent in respect to such Common Shares shall be returned immediately by the Paying Agent to the Surviving Corporation upon receipt of notice from the Surviving Corporation of such demand. If any certificate or certificates representing Common Shares are thereafter surrendered to the Paying Agent in accordance with the requirements of the Letter of Transmittal, the Paying Agent shall promptly notify the Surviving Corporation which shall promptly deposit with the Paying Agent an amount equal to $3.00 multiplied by the number of Common Shares represented by such surrendered certificate or certificates, and the Paying Agent shall promptly pay to the holder thereof such amount, without interest, less any Backup Withholding. If any of the consideration due to be paid or delivered in the Merger is not paid or delivered in the Merger within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, the Surviving Corporation shall be entitled to dispose of any such consideration in accordance with applicable laws concerning abandoned property, escheat or similar laws.

         SECTION 3.2.A. Stock Options and Related Matters. As of the Effective Date of the Merger, all rights with respect to the Common Shares of the Company issuable pursuant to the exercise of stock options ("Company Options") granted by the Company under stock option plans of the Company (the "Company Stock Option Plans") or otherwise issued, and held by each participant thereunder or holder thereof, which Company Options are listed and described in Disclosure
Schedule 3.2.A. hereof and which are outstanding at the Effective Date of the Merger, whether or not such Company Options are then exercisable, shall be terminated and canceled as of the Effective Date of the Merger and shall be converted into the right of the holders thereof to receive $3.00 in cash for each Common Share of the Company subject to the Company Options held by such holder. Such holder of the Company Options so surrendered shall execute a cancellation agreement pursuant to which the rights held by such holder shall be surrendered and the Company Options held by such holder shall be canceled and shall be of no further force or effect upon the payment of the consideration stated above.

         SECTION 3.3. Taking of Necessary Action; Further Action. Newco and the Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and interest in all assets, property, rights, privileges, powers, and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

         SECTION 3.4. Closing of the Company's Transfer Books. On the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Common Shares shall thereafter be made. If, after the Effective Date, certificates representing Common Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash in accordance with this Article III.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco represents and warrants to the Company as follows:

         SECTION 4.1. Organization. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and any business in which it contemplates engaging.

         SECTION 4.2. Capitalization. The authorized capital stock of Newco consists of 2,000,000 shares of common stock, par value $.01 per share ("Newco Shares"), of which, as of the date hereof, 731,670 Newco Shares are issued and outstanding. All the issued and outstanding Newco Shares are validly issued, fully paid, and nonassessable, and are not owned or held in violation of any preemptive right of shareholders, and are owned of record as follows:

Name of Shareholder                                          Number of Shares
-------------------                                          ----------------
Taylor Management Money --                                        5,000
   Purchase Plan

Taylor Management Profit                                          7,300
   Sharing Plan

Jerold Weinger,                                                  11,900
  SEP/Individual Retirement Account

Jerold & Lilli Weinger, as joint                                  6,145
  tenants with the rights of survivorship

Jerold Weinger, as custodian                                     21,350
  under the Uniform Gift to
  Minors Act (f/b/o Seth Weinger)

Jerold Weinger,                                                   5,500
  Individual Retirement Account

Jerold Weinger                                                   64,550

Jerold Weinger, SEP/Individual Re-
tirement Account                                                  9,000

Jerold Weinger, as custodian
  under the Uniform Gift to                                      22,550
  Minors Act (f/b/o Allison Weinger)

Lilli Weinger,                                                   11,500
  Individual Retirement Account

Jerold Weinger,                                                  23,125
  Individual Retirement Account

Renee M. Nadel, Irrevocable Trust                               262,500
  dated December 28, 1997

Seth Weinger                                                      5,000

Lilli Weinger                                                   276,250

         There are no options, warrants or other rights, agreements, or commitments obligating Newco to issue shares of its capital stock.

         SECTION 4.3. Authority Relative to this Agreement. Newco has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Newco's Board of Directors and shareholders, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement and the transactions contemplated hereby. Newco is not subject to or obligated under any charter, by-law, or any order or decree, which would be breached or violated by its executing and carrying out this Agreement. The execution and delivery of this Agreement by Newco and the consummation of the transactions contemplated hereby will not violate any applicable law, rule, or regulation binding on Newco. This Agreement is a legal, valid, and binding obligation of Newco enforceable against Newco in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity.

         SECTION 4.4. Operations of Newco. Newco was formed on November 5, 1997, for the purpose of the Merger and has conducted no activities and incurred no liabilities other than in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated herein.

         SECTION 4.5. Proxy Statement and Schedule 13E-3. None of the information supplied by Newco for inclusion in the proxy statement or similar materials distributed to the Company's shareholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement") or the Rule 13E-3 Transaction Statement (the "Schedule 13E-3") will, at the respective times that the Proxy Statement and the Schedule 13E-3 or any amendments or supplements thereto are filed with the Securities and Exchange Commission (the "SEC") or, at the time the Proxy Statement is mailed to the Company's shareholders for the Shareholders' Meeting, or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.6. Brokers and Finders. Neither Newco nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Newco as follows:

         SECTION 5.1. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         SECTION 5.2. Capitalization. The authorized capital stock of the Company consists of 950,000,000 Common Shares, $.00001 par value, of which, as of the close of business on December 1, 1997, 949,365 shares were issued and outstanding. All the issued and outstanding Common Shares are validly issued, fully paid, and nonassessable and are not owned or held in violation of any preemptive right of shareholders. There are no options, warrants, or other rights, agreements or commitments obligating the Company to issue shares of its capital stock, except those set forth on Schedule 5.2 hereto.

         SECTION 5.3. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for approval by its shareholders as set forth in Section 6.3, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Neither the Company nor any of its properties is subject to or obligated under any charter, by-law, or provision of any material contract or any license, franchise, or permit, or any order or decree which would be breached or violated or in respect of which a right of acceleration would be created by its executing, delivering, and carrying out this Agreement. Except as referred to herein and except for compliance with the provisions of applicable securities laws, there is no legal impediment to the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity.

         SECTION 5.4. Proxy Statement and Schedule 13E-3. None of the information supplied by the Company for inclusion in the Proxy Statement or the
Schedule 13E-3 will, at the respective times that the Proxy Statement and the
Schedule 13E-3 or any amendments or supplements thereto are filed with the SEC or, at the time the Proxy Statement is mailed to the Company's shareholders for the Shareholders' Meeting, or at the Effective Date, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.5. Brokers and Finder. Neither the Company nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the trans-actions contemplated herein.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. Conduct of Business by the Company Pending the Merger. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Date, the Company and each of its subsidiaries will conduct its operations in the ordinary and usual course, consistent with past practice, and the Company and each of its subsidiaries will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it. Without limited the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Date, neither the Company nor any of its subsidiaries will, without the prior written consent of Newco:

         (a)      amend its certificate of incorporation or by-laws;

         (b) split, combine, or reclassify any outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash, stock, or property or make any other distributions with respect to shares of its capital stock;

         (c) issue, sell, pledge, dispose of, or encumber, or authorize, or propose the issuance, sale, pledge, disposition or encumbrance of (i) additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such convertible securities or (ii) any other securities in respect of or in substitution for any outstanding shares of its capital stock;

         (d) acquire or dispose of any assets, other than in the ordinary course of business;

         (e) incur any amount of indebtedness for borrowed money or enter into any other transaction other than in the ordinary course of business other than in connection with the Merger;

         (f) redeem, purchase, or acquire or offer to acquire any shares of its capital stock;

         (g) enter into any employment agreement or collective bargaining agreement or amend or extend any existing agreement of that nature or grant severance or termination pay or increases in compensation other than severance or termination pay or compensation increases which are mandated by the terms of existing agreements or are in the ordinary course of business and consistent with past practice and are not, individually or in the aggregate, material in amount;

         (h) change any of the accounting principles or practices used by it;

         (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (j) make any tax election or settle or compromise any material income tax liability;

         (k) adopt, or amend to increase any benefits payable under, any bonus, profit sharing, pension, stock option, or similar plan, trust or other arrangement for the benefit of employees, including, but not limited to, any action to vest any benefits in any such plan in any of the participants thereunder to the extent not otherwise vested pursuant to said plan as in effect on the date hereof;

         (l) make, or enter into any agreement or understanding to make, any capital expenditures during the period commencing on the date hereof and ending on April 1, 1998, which in aggregate amount shall exceed $50,000 during such period; and

         (m) engage in any transaction or take any other action which, if engaged in or taken on the date of this Agreement, would have caused or resulted in a breach of any representation or warranty of the Company set forth in
Article V hereof.

         SECTION 6.2. Access and Information. (a) The Company shall afford to Newco, its affiliates and its accountants, counsel, other representatives and prospective lenders full access during normal business hours throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns and accountants' work papers) and, during such period, shall furnish promptly to any of them (i) a copy of each report, schedule, and other document filed or received by it pursuant to the requirements of federal or sate securities laws, and (ii) all other information concerning its business, properties and personnel as they may reasonably request.

         (b) In the event of the termination of this Agreement, Newco will, and will cause its affiliates, its accountants, counsel, and other representatives to, deliver to the Company all documents, work papers and other material and information, and all copies thereof, obtained by them as a result of Section 6.2(a) of this Agreement. Such information will be held by Newco in confidence until such time as such information is otherwise publicly available or required to be disclosed in connection with the transactions contemplated by this Agreement or otherwise pursuant to law.

         SECTION 6.3. Shareholders' Approval. The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to obtain approval of this Agreement and the Merger by the requisite number of outstanding Common Shares of the Company. In connection therewith, the Company will convene a Shareholders' Meeting as soon as is reasonably practicable at which the Company will submit this Agreement to, and recommend approval of this Agreement and the Merger by, its shareholders. In connection with the Shareholders' Meeting, the Company shall prepare, as promptly as practicable, a Proxy Statement with respect to the Merger and shall submit the Proxy Statement to Newco for its review and comments. The Company shall file the Proxy Statement with the SEC and promptly respond to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof. The Company shall thereafter mail the Proxy Statement to its shareholders in order to solicit proxies in favor of the Merger.

         SECTION 6.4. Expenses. Whether or not the Merger is consum-mated, all costs and expenses incurred by the Company or Newco in connection with this Agreement and the Merger shall be paid by the Company.

         SECTION 6.5. Additional Arrangements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to assure the performance or satisfaction of each condition to, and to consummate and make effective, the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings (including, but not limited to, the execution and filing of a Certificate of Merger, the filing and mailing of the Proxy Statement and Schedule 13E-3 and any amendments or supplements thereto and the execution of any additional instruments necessary to consummate the transactions contemplated hereby).

         SECTION 6.6. Agreement to Defend and Indemnify. [(a) For three years after the Effective Date, the Surviving Corporation shall use its good faith efforts to provide officers' and directors' liability insurance covering each present and former director and officer of the Company who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Date (the "Indemnified Parties") with respect to actions and omissions occurring prior to the Effective Date, on terms no less favorable to such officers and directors than such insurance maintained in effect by the Company on the date hereof in terms of coverage and amounts.]

         (b) For six years and one hundred and eighty days after the Effective Date, the Surviving Corporation shall indemnify and hold harmless the Indemnified Parties against any losses, claims, damages, liabilities, costs, expenses, judgments, and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("Indemnifiable Claim") arising out of or pertaining to any action or omission occurring prior to the Effective Date (including, without limitation, any which arise out of or relate to the Merger or other transactions contemplated by this Agreement) [to the extent not covered by the officers' and directors' liability insurance policy referred to above and] to the full extent required by the Company's By-laws as presently in effect. Any Indemnifiable Party wishing to claim indemnification under this
Section 6.6, upon learning of any such Indemnifiable Claim, shall notify the Surviving Corporation thereof and shall deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that he did not act in accordance with the standards set forth in Section 607.0830 of the FBCA or the Company's Certificate of Incorporation and By-Laws. The Indemnified Party, or the Indemnified Parties, as a group, may retain only one law firm to represent them with respect to any Indemnifiable Claim unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. This Section 6.6 shall survive the Merger, shall continue for six years and one hundred and eighty days after the Effective Date of the Merger and is intended to benefit each of the Indemnified Parties, each of whom shall be entitled to enforce this Section 6.6 against the Surviving Corporation.

         SECTION 6.7. Public Announcements. Newco and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

         SECTION 6.8. Notification of Certain Matters. The Company shall give prompt notice to Newco and Newco shall give prompt notice to the Company of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company, or Newco, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

         (a) This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with the FBCA.

         (b) No preliminary or permanent injunction or other order by any Federal of state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agrees to use its best efforts to have any such injunction lifted).

         (c) No action shall have been taken nor any statute, rule, or regulation have been enacted by the government (or any governmental body or agency) of the United States or any state thereof that makes the consummation of the Merger illegal.

         SECTION 7.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions (unless waived):


         (a) The representations and warranties of Newco contained in this Agreement shall be true in all material respects on and as of all times prior to the Effective Date with the same force and effect as though made on and as of such times, except as affected by the transactions contemplated hereby and except that any such representation and warranty made as of a specified date shall have been true on and as of such date.

         (b) Newco shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed or complied with by it hereunder on or before the Effective Date.

         (c) The Company shall have received from an investment banking firm acceptable to the Company opinions, one dated the date of the Proxy Statement and suitable for transmission therewith, and another dated the Effective Date, to the effect that the $3.00 to be paid to the public shareholders of the Company in the Merger is fair to the public shareholders of the Company from a financial point of view.

         SECTION 7.3. Conditions to Obligation of Newco to Effect the Merger. The obligation of Newco to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions (unless waived):

         (a) The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of all times prior to the Effective Date with the same force and effect as though made on and as of such times, except as affected by the transactions contemplated hereby and except that any such representation or warranty made as of a specified date shall have been true on and as of such date.

         (b) The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed or complied with by it hereunder on or before the Effective Date.

         (c) There shall not have been instituted or threatened any proceedings in law or equity relating to, or seeking to prohibit or otherwise challenging the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages with respect thereto.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENTS, AND WAIVER

         SECTION 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

         (a) by mutual consent of the Boards of Directors of Newco and the Company;

         (b) by the Company or Newco if the Merger shall not have been consummated prior to April 1, 1998 or such later date as may be established by the parties hereto;

         (c) upon termination of the Organization Agreement among Newco and Mme. Weinger and Nadel and the persons and entities identified in Section 4.2 hereof; or

         (d) by the Company or Newco if any court of competent jurisdiction in the Untied States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         SECTION 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers, or shareholders, other than the provisions of this Section
8.2 and Sections 6.4, 6.6, and 8.3 and Article IX. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or duly authorized committees thereof, at any time before or after approval hereby by the shareholders of the Company, but, after any such approval, no amendment shall be made which reduces the price paid per Common Share or changes the medium of payment therefor or which in any materially adversely affects the rights of such shareholder without the further approval of the shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.4. Waiver. At any time prior to the Effective Date, any term, provision, or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the other party hereto may be extended) by the party which is, or the party the shareholders which are, entitled to the benefits thereof. Any agreement on the part of a party hereto to any such extension or wavier shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Date.

         SECTION 9.2. Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005 or such other place as the parties may agree, as promptly as practicable after the satisfaction or wavier of the conditions set forth in Article VII.

         SECTION 9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Newco:

                  c/o Bernard Haldane Associates, Inc.
                  192 Lexington Avenue
                  New York, New York 10016
                  Attention: Jerold P. Weinger

                  With copies to:

                  Gusrae, Kaplan & Bruno
                  120 Wall Street
                  New York, New York 10005
                  Attention: Robert Perez, Esq.

         (b)      If to the Company:

                  Bernard Haldane Associates, Inc.
                  192 Lexington Avenue
                  New York, New York 10016
                  Attention: Jerold P. Weinger

                  With copies to:

                  Schoeman, Marsh & Updike
                  60 East 42nd Street
                  New York, New York 10165
                  Attention: Michael Schoeman, Esq.

         SECTION 9.4. Notice of Breach. Each party will promptly give written notice to the other party upon becoming aware of the occurrence, or impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties, or covenants contained or referred to in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         SECTION 9.5. Assignment. Newco may not assign any of its rights and obligations under this Agreement without the consent of the Company.

         SECTION 9.6. Interpretation. When a reference is made in this Agreement to subsidiary, the word "subsidiary" means any corporation more than 50% of the outstanding voting securities of which are directly or indirectly owned by the Company or Newco, as the case may be. When a reference is made in this Agreement to affiliate, the word "affiliate" means with respect to any person (as hereinafter defined), any Person that directly or indirectly though one or more intermediaries controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement, "Persons" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.

         SECTION 9.7. Separability. Any term or provisions of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         SECTION 9.8. Specific Performance. Each of Newco and the Company acknowledges that (i) neither will have any adequate remedy at law if the other fails to perform any of its obligations hereunder and (ii) each shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any of the obligations of the other under this Agreement if the other shall fail to perform any of its obligations hereunder.

         SECTION 9.9. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties,or any of them, with respect to the subject matter hereof; and (b) except for the provisions set forth in Section
6.6 hereof, is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns and does not confer on any other person any obligations or rights or remedies under or by reason of this Agreement. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         SECTION 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, Newco and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         BERNARD HALDANE ACQUISITION
                                         CORPORATION


Attest:  /s/ Jeffrey G. Klein            By: /s/ Jerold P. Weinger
       --------------------------           -----------------------------
         Jeffrey G. Klein                    Jerold P. Weinger
         Secretary                           President



                                         BERNARD HALDANE ASSOCIATES, INC.


Attest:  /s/ Jeffrey G. Klein            By: /s/ Jerold P. Weinger
       --------------------------           -----------------------------
            Jeffrey G. Klein                 Jerold P. Weinger
            Secretary                        President

                            AMENDMENT TO AGREEMENT
                                      AND
                                PLAN OF MERGER

         THIS AMENDMENT TO AN AGREEMENT AND PLAN OF MERGER (this "Amendment") is made effective as of the 1st day of November 1998, by BERNARD HALDANE ACQUISITION CORPORATION, A FLORIDA CORPORATION ("Newco"), and BERNARD HALDANE ASSOCIATES, INC., a Florida corporation (the "Company"), amending that certain Agreement and Plan of Merger between the parties dated as of December 15, 1997 (the "Agreement").

         1.  Section 8.1(b) of the Agreement is amended to read as follows:

                  (b) by the Company or Newco if the Merger shall not have been consummated prior to April 1, 1999 or such later date as may be established by the parties hereto;

         2. Except for this Amendment, the Agreement remains unchanged, and is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                         BERNARD HALDANE ACQUISITION
                                         CORPORATION

Attest:  /s/ Jeffrey G. Klein            By:  /s/ Jerold P. Weinger
       ----------------------               -----------------------
       Jeffrey G. Klein                     Jerold P. Weinger
       Secretary                            President

                                         BERNARD HALDANE ASSOCIATES, INC.

Attest:  /s/ Jeffrey G. Klein            By:  /s/ Jerold P. Weinger
       ----------------------               -----------------------
       Jeffrey G. Klein                     Jerold P. Weinger
       Secretary                            President

                                                                       ANNEX II

                                STATE OF FLORIDA

                               ARTICLES OF MERGER

                                       OF

                     BERNARD HALDANE ACQUISITION CORPORATION

                              A FLORIDA CORPORATION

                                      INTO

                        BERNARD HALDANE ASSOCIATES, INC.

                              A FLORIDA CORPORATION



         Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following articles of merger:

         FIRST: The plan of merger is as follows:

         (A) On the Effective Date of the Merger, Bernard Haldane Acquisition Corporation shall be merged with and into Bernard Haldane Associates, Inc. in accordance with the applicable provisions of the laws of the State of Florida and the separate existence of Bernard Haldane Acquisition Corporation shall cease, and Bernard Haldane Associates, Inc., as the surviving corporation in the Merger shall continue its corporate existence under the laws of the State of Florida;

         (B) As of the Effective Date of the Merger and by virtue of the Merger:
(i) Each Common Share of Bernard Haldane Associates, Inc. held by Bernard Haldane Associates, Inc. as treasury shares or owned by Bernard Haldane Acquisition Corporation shall be cancelled; (ii) Each other outstanding Common Share of Bernard Haldane Associates, Inc. shall be converted into the right to receive $3.00 in cash, without interest; (iii) Each issued and outstanding share of capital stock of Bernard Haldane Acquisition Corporation shall be converted into one validly issued, fully paid, and non-assessable Common Share of Bernard Haldane Associates, Inc.; and (iv) All rights with respect to the Common Shares of Bernard Haldane Associates, Inc. issuable pursuant to the exercise of stock options ("Options") granted by Bernard Haldane Associates, Inc. under its stock option plans (the "Stock Option Plans") or otherwise issued, and held by each participant thereunder or holder thereof, and which are outstanding at the Effective Date of the Merger, whether or not such Options are then exercisable, shall be terminated and canceled as of the Effective Date of the Merger and shall be converted into the right of the holders thereof to receive $3.00 in cash, without interest for each Common Share of Bernard Haldane Associates, Inc.

         SECOND: The Effective Date of the Merger is the date on which these Articles of Merger are filed with the Secretary of State of the State of Florida.

         THIRD: The plan of merger was adopted by the shareholders of Bernard Haldane Acquisition Corporation, a Florida corporation, on the ___ day of __________ 1998, and was adopted by the shareholders of Bernard Haldane Associates, Inc., a Florida corporation, on the ___ day of __________, 1998.


         Signed this ________ day of ______________, 1998.



                                        BERNARD HALDANE ASSOCIATES, INC.
                                        (Name of Surviving Corporation)



                               By:      _______________________________
                                        Jerold P. Weinger, President



                                        BERNARD HALDANE ACQUISITION
                                          CORPORATION
                                        (Name of Merged Corporation)



                               By:      _______________________________
                                        Jerold P. Weinger, President

                                                                       ANNEX III


                                                              August 11, 1997



Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
192 Lexington Avenue
New York, New York 10016


Members of the Board:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders ("Public Shareholders") of Common Stock $0.001 par value ("Company Common Stock") of Bernard Haldane Associates, Inc. (the "Company" or "Haldane"), other than Jerold P. Weinger, Renee Nadel or certain of their affiliates (the "Managing Shareholders"), of the terms of the proposed merger (the "Merger") with a newly organized corporation, Haldane Acquisition Corp. ("Newco"), which is wholly owned by the Managing Shareholders. The Merger will be effected pursuant to an agreement and a plan of merger with between Newco and Haldane (the "Merger Agreement"). For the purpose of its opinion, Laidlaw defined the price of the Company's Common Stock as the closing bid price ($2.25) on July 9, 1997. We understand that under the terms of the Merger Agreement, the Public Shareholders would be entitled to receive the sum of $3.00 ("Merger Price") for each share of Company Common Stock.

         In connection with rendering our opinion, we have considered such financial and other factors as we deemed appropriate under the circumstances including, among others, the follows:

         (1)      The financial terms and conditions of the Merger Agreement;

         (2) Certain historical business information relating to Bernard Haldane Associates, Inc., including the Annual Reports on Form 10-K of the Company for the period ended May 31, 1992, 1993, 1994, 1995 and 1996, and the Quarterly Reports on Form 10-Q of the Company for the period ended August 31, 1996, November 30, 1996, and February 28, 1997;

Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
August 11, 1997
Page -2-



         (3) Various financial forecasts and other data provided by the Company;

         (4) Public information with respect to certain other companies in lines of business we believe to be comparable in certain respects to the Company, and the trading markets for such other companies securities;

         (5) The financial terms of certain other merger agreements involving the acquisition of minority interest of other public companies.

         (6)      The stock price and trading volume history of the Company.

         We have also met with certain officers and employees of the Company to discuss the foregoing, including the past and current business operations, financial condition and prospects of the Company, as well as other matters we believe relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

         In our review and analysis and in arriving at our opinion, we have assumed and relief upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. With respect to the financial projections of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We further relied upon the assurance of management of Haldane that they were unaware of any facts that would make such information incomplete or misleading. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company.

         We have also taken into account our assessment of general economic, market and financial conditions and our general knowledge of securities valuation. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion as expressed below does not imply any conclusion as to

Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
August 11, 1997
Page -3-


the likely value of the Company following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the value of a company. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Agreement and does not constitute a recommendation to the Public Shareholders of Company's Common Stock with respect to the Merger Agreement. Our opinion also does not address the decision of the directors and executive officers of the Company to enter into an indemnification agreement or give effect to any liabilities they may have incurred thereby.

         In rendering our opinion we have assumed that the Merger will be consummated on the terms described in the agreement without any waiver of any material terms and conditions by the Company and that no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Public Shareholders. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

         As you are aware, we will receive a fee from the Company for delivery of this fairness opinion, the full payment of which is contingent upon consummation of the Merger.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid to the Public Shareholders in the Merger Agreement is fair from a financial point of view.


                                      Very truly yours,

                                      LAIDLAW GLOBAL SECURITIES, INC.




                                By:   s/ Faith Griffin
                                      --------------------------------
                                      Faith Griffin, Managing Director

                                                                        ANNEX IV

                             ORGANIZATION AGREEMENT

         AGREEMENT effective as of November 15, 1997,by and among those persons and entities identified on the signature page hereof (collectively referred to as the "Shareholders" or individually as a "Shareholder") and BERNARD HALDANE ACQUISITION CORPORATION, a Florida corporation (the "Corporation").

                              W I T N E S S E T H :

         WHEREAS, the Corporation was incorporated under the laws of the State of Florida on November 5, 1997, for the initial purpose of acquiring approximately 77% of the common shares, $.00001 par value (the "BHA Shares"), of Bernard Haldane Associates, Inc., a Florida corporation ("Associates"), and entering into a proposed Agreement and Plan of Merger between the Corporation and Associates, providing for the merger (the "Merger") of the Corporation into Associates;

         WHEREAS, the total authorized common shares of the Corporation consists of 2,000,000 shares, $.01 par value (the "Common Shares"), none of which shares has been issued;

         WHEREAS, the Shareholders have agreed to transfer certain property to the Corporation in exchange for Common Shares of the Corporation;

         WHEREAS, the Shareholders and the Corporation desire to enter into certain agreements with respect to the capitalization of the Corporation and certain other aspects of its operations;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Representations and Warranties. Each of the Shareholders represents and warrants to each of the other parties hereto that he is not a party to or bound by or subject to any agreement or fiduciary or other obligation restricting his/her activities with respect to the Merger or otherwise which will conflict with his/her obligations to the Corporation set forth herein or arising by reason of his position, if any, as a director or officer of the Corporation.

         2. Stock Purchase Agreement. Subject to the terms and conditions hereof, and based upon the representations and warranties contained herein, the Shareholders hereby subscribe for and agree to acquire from the Corporation, and the Corporation hereby agrees to issue and transfer to the Shareholders the following numbers of Common Shares for the consideration specified:

                  (a) Each Shareholder shall acquire the number of Common Shares set forth below his or her name on the signature page of this Agreement. Each of the Shareholders shall, as promptly as practicable after the date hereof, deliver to the Corporation certificates representing the appropriate number of whole BHA Shares together with stock powers duly endorsed in blank. The Shareholders hereby represent and warrant to the Corporation that the value of the BHA Shares received by the Corporation as consideration for the issuance of the Common Shares received by the Shareholders pursuant to this Agreement is in excess of the par value of such Common Shares. Each of the Shareholders shall pay any and all transfer taxes in connection with their respective deliveries to the Corporation of BHA Shares hereunder.

                  (b) Upon receipt of the consideration therefor, the Corporation shall forthwith deliver to the Shareholders certificates representing the Common Shares acquired by them hereunder, registered in their respective names.

         3. Organizational Expenses. The Corporation shall reimburse the Shareholders for all of their reasonable out-of-pocket expenses in connection with the organization of the Corporation.

         4. Investment Representation. Each of the Shareholders represents that the Common Shares to be acquired by him pursuant to this Agreement are to be acquired for his own account for investment and not with a view to the resale or other distribution thereof and that such shares will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of without registration thereof under the Securities Act of 1933, as amended (the "Act") in the absence of an opinion of counsel for the Corporation to the effect that such registration is not required.

         5. Legends. Each stock certificate representing the Common Shares shall contain upon its face or upon the reverse side thereof legends to the following effects:

                  (i)      "THIS STOCK CERTIFICATE REPRESENTS
                           SHARES WHICH ARE SUBJECT TO THE
                           TERMS AND CONDITIONS OF AN ORGANIZA-
                           TION AGREEMENT (A COPY OF WHICH IS
                           ON FILE AT THE PRINCIPAL OFFICE OF
                           THE CORPORATION), AND NO SALE, AS-
                           SIGNMENT, TRANSFER, PLEDGE, HYPOTHE-
                           CATION OR OTHER DISPOSITION OF SUCH
                           SHARES OR ANY INTEREST THEREIN SHALL
                           BE MADE EXCEPT IN COMPLIANCE WITH

                           THE TERMS AND CONDITIONS OF SAID
                           AGREEMENT."

                                    -- and --

                  (ii)     "THESE SHARES REPRESENTED BY THIS
                           CERTIFICATE HAVE NOT BEEN REGISTERED
                           UNDER THE SECURITIES ACT OF 1933, AS
                           AMENDED.  THESE SHARES HAVE BEEN
                           ACQUIRED FOR INVESTMENT PURPOSES AND
                           NOT WITH A VIEW TO DISTRIBUTION OR
                           RESALE, AND MAY NOT BE SOLD, AS-
                           SIGNED, PLEDGED, HYPOTHECATED, OR
                           OTHERWISE TRANSFERRED WITHOUT AN
                           EFFECTIVE REGISTRATION STATEMENT FOR
                           SUCH SHARES UNDER THE SECURITIES ACT
                           OF 1933, AS AMENDED, AND APPLICABLE
                           STATE SECURITIES LAWS OR AN OPINION
                           OF COUNSEL SATISFACTORY TO THE ISSU-
                           ER OF THESE SHARES TO THE EFFECT
                           THAT REGISTRATION IS NOT REQUIRED
                           UNDER SUCH ACT AND SUCH STATE SECU-
                           RITIES LAWS."

         6. Termination. This Agreement shall terminate, and the 731,670 BHA Shares owned by the Corporation, which were previously owned by the Shareholders, shall be returned to the respective Shareholders from whom they were received, and the 731,670 Common Shares of the Corporation owned by the Shareholders shall be returned to the Corporation, if the Merger has not been consummated by April 1, 1998 (which date may be extended by mutual agreement of the Shareholders).

         7. Notices. Each notice under this Agreement to the Corporation shall be given to it at its principal office in New York, New York. Each notice to a Shareholder shall be given to him at his address as set forth in the stock transfer records of the Corporation. Notice shall be deemed to have been given or delivered upon receipt thereof.

         8. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof or the actual domiciles of the parties hereto.

                  (b) The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

                  (c) This Agreement sets forth the entire understanding of the parties hereto and no modification or amendment to this Agreement shall be binding on the parties unless in writing and signed by the parties.

                  (d) This Agreement may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one agreement, binding on the parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Organization Agreement as of the date first above written.


                         BERNARD HALDANE ACQUISITION CORPORATION


                         By:  s/ Jerold Weinger
                              ------------------------------------
                              Jerold Weinger, President


                         SHAREHOLDERS:


                         Taylor Management Money --
                           Purchase Plan


                         By:
                              ------------------------------------
                              Jerold Weinger, an Authorized Person
                              (5,000 Shares)


                         Taylor Management Profit Sharing Plan


                         By:
                              ------------------------------------
                              Jerold Weinger, an Authorized Person
                              (7,300 Shares)


                         Jerold Weinger, SEP/IRA
                           (Oppenheimer & Co., Inc.)


                         By:
                              ------------------------------------
                              Jerold Weinger, an Authorized Person
                              (11,900 Shares)

                        Jerold & Lilli Weinger, joint tenants
                          with Rights of Survivorship


                        -----------------------------------------
                        Jerold Weinger


                        -----------------------------------------
                        Lilli Weinger
                        (6,145 Shares)


                        Jerold Weinger, as custodian for
                          Seth Weinger under the Uniform Gift
                          to Minors Act (NY)


                        By:
                             ------------------------------------
                             Jerold Weinger,
                             Custodian (21,350 Shares)

                        Jerold Weinger, IRA
                          (Bear Sterns)


                        By:
                             ------------------------------------
                             Jerold Weinger, an Authorized Person
                             (5,500 Shares)


                        -----------------------------------------
                        Jerold Weinger
                        (64,550 Shares)


                        Jerold Weinger, SEP/IRA
                          (Bear Sterns)



                        By:
                             ------------------------------------
                             Jerold Weinger, an Authorized Person
                             (9,000 Shares)

                        Jerold Weinger, as custodian for
                          Allison Weinger under the Uniform Gift
                          to Minors Act (NY)


                        By:
                             -------------------------------------
                             Jerold Weinger,
                             Custodian (22,500 Shares)


                        Lilli Weinger, IRA


                        By:
                             -------------------------------------
                             Lilli Weinger, an Authorized Person
                             (11,500 Shares)


                        Jerold Weinger, IRA
                          (Merrill Lynch)


                        By:
                             -------------------------------------
                             Jerold Weinger, an Authorized Person
                             (23,125 Shares)


                        Rene M. Nadel, Irrevocable Trust
                          dated December 28, 1997


                        By:
                             ------------------------------------
                             Evan Nadel, Trustee (262,500 Shares)


                        -----------------------------------------
                        Seth Weinger (5,000 Shares)


                        -----------------------------------------
                        Lilli Weinger (267,500 Shares)

                      AMENDMENT TO ORGANIZATION AGREEMENT

         THIS AMENDMENT TO AN ORGANIZATION AGREEMENT (this "Amendment") is made effective as of the 1st day of November 1998, by AND AMONG BERNARD HALDANE ACQUISITION CORPORATION, A FLORIDA CORPORATION (the "Corporation"), and those persons and entities identified on the signature page hereof (collectively referred to as the Shareholders" or individually a "Shareholder"), amending that certain Organization Agreement between the parties dated as of November 15, 1997 (the "Agreement").

         1.       Section 6 of the Agreement is amended to read as follows:

                  6. Termination. This Agreement shall terminate, and the 731,670 BHA Shares owned by the Corporation, which were previously owned by the Shareholders, shall be returned to the respective Shareholders from whom they were received, and the 731,670 Common Shares of the Corporation owned by the Shareholders shall be returned to the Corporation, if the Merger has not been consummated by April 1, 1999 (which date may be extended by mutual agreement of the Shareholders).

         2. Except for this Amendment, the Agreement remains unchanged, and is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                 BERNARD HALDANE ACQUISITION CORPORATION


                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, President

                                 SHAREHOLDERS:

                                 Taylor Management Money --
                                 Purchase Plan

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (5,000 Shares)

                                 Taylor Management Profit Sharing Plan

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (7,300 Shares)

                                 Jerold Weinger, SEP/IRA
                                   (Oppenheimer & Co., Inc.)

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (11,900 Shares)

                                 Jerold & Lilli Weinger, joint tenants
                                   with Rights of Survivorship

                                       /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger

                                       /s/ Lilli Weinger
                                       -----------------------------------------
                                       Lilli Weinger
                                       (6,145 Shares)

                                 Jerold Weinger, as custodian for
                                 Seth Weinger under the Uniform Gift
                                 to Minors Act (NY)

                                 By:   /s/ Jerold Weinger
                                       Jerold Weinger,
                                       Custodian (21,350 Shares)

                                 Jerold Weinger, IRA
                                   (Bear Sterns)

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (5,500 Shares)

                                       /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger
                                       (64,550 Shares)

                                 Jerold Weinger, SEP/IRA
                                   (Bear Sterns)

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (9,000 Shares)

                                 Jerold Weinger, as custodian for
                                 Allison Weinger under the Uniform Gift
                                 to Minors Act (NY)

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger,
                                       Custodian (22,500 Shares)

                                 Lilli Weinger, IRA

                                 By:   /s/ Lilli Weinger
                                       -----------------------------------------
                                       Lilli Weinger, an Authorized Person
                                       (11,500 Shares)

                                 Jerold Weinger, IRA
                                   (Merrill Lynch)

                                 By:   /s/ Jerold Weinger
                                       -----------------------------------------
                                       Jerold Weinger, an Authorized Person
                                       (23,125 Shares)

                                 Rene M. Nadel, Irrevocable Trust
                                   dated December 28, 1997

                                 By:   /s/ Evan Nadel
                                       -----------------------------------------
                                       Evan Nadel, Trustee (262,500 Shares)

                                       /s/ Seth Weinger
                                       -----------------------------------------
                                       Seth Weinger (5,000 Shares)

                                       /s/ Lilli Weinger
                                       -----------------------------------------
                                       Lilli Weinger (267,500 Shares)

                                                                         ANNEX V



         607.1301 DISSENTER'S RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

         607.1302 RIGHT OF SHAREHOLDERS TO DISSENT. -- (1) Any shareholder has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

         1.  If the shareholder is entitled to vote on the merger, or

         2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

         (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

         1. Altering or abolishing any preemptive rights attached to any of his shares;

         2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

         3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

         4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

         5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

         6. Reducing the stated dividend preference of any of his preferred shares; or

         7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

         (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.-- (1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1320 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

         1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

         2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

         (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

         (a) Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the country in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                                                        ANNEX VI

                                   Background


The Special Committee of the Board of Directors of Bernard Haldane Associates, Inc. ("Haldane," "BHAL," or "the Company") has retained Laidlaw Equities, Inc. ("Laidlaw") as of April 30, 1997 to render an opinion regarding the fairness of the Merger between Haldane and Newco.

The fairness opinion of Laidlaw addresses only the fairness to the Public Shareholders from a financial point of view of the consideration (as defined below) proposed to be paid by the Managing Shareholders pursuant to the Merger Agreement and does not constitute a recommendation to any Public Shareholder. The consideration was determined through negotiations between the Managing Shareholders and the Special Committee of the Board of Directors. The Laidlaw opinion does not constitute a recommendation to any Public Shareholder with respect to such shareholder's decision whether to accept the proposed Merger Agreement.

For purpose of its opinion, Laidlaw defined the consideration to be paid to the Public Shareholders for all of the Common Stock $0.001 par value of Haldane at $3.00 per share.

Of the 1,148,743 shares outstanding, the Managing Shareholders hold 737,000 shares, or 64%, and the Public Shareholders hold 411,743 shares, or 36%. There are 1,327 shareholders of Haldane of which 47% hold less than 50 shares and 82% hold less than 100 shares. Fully diluted shares outstanding total 1,433,743. Based on the $3.00 indicated price per share, the fully diluted valuation would be $4,301,229.

Laidlaw believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In its analysis, Laidlaw made numerous assumptions with respect to Haldane, industry performance, general business, regulatory, economic, market and financial condition and other matters, many of which are beyond the control of Haldane. The estimates contained in such analyses are not necessarily indicative of actual values or of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates of actual values or future results or values are inherently subject to substantial uncertainty, Laidlaw assumes no responsibility for their accuracy.

                                Valuation Process

In arriving at its opinion, Laidlaw (1) reviewed certain available business and financial information relating to Haldane, (2) reviewed the Merger Agreement between Haldane and Newco, (3) reviewed certain other information, including financial forecasts for Haldane, provided by the Company, (4) met with management of the Company to discuss the business and prospects of Haldane and its projected performance, (5) considered certain financial and stock market data of Haldane and compared such data with similar data for other publicly held companies in businesses similar to those of Haldane, (6) considered the financial terms of certain other merger agreements for minority interest of public companies, (7) considered the cost of holding an odd lot number of shares and the historic price performance, liquidity and trade activity of the Company and (8) considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Laidlaw deemed relevant.

In connection with its review, Laidlaw did not assume any responsibility for independent verification of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, Laidlaw assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Haldane as to the future financial performance of Haldane. In addition, Laidlaw did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Haldane, nor was Laidlaw furnished with any such evaluations or appraisals. Laidlaw's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

Laidlaw reviewed and compared the financial and market performance for a selected peer group of publicly traded career services companies. Laidlaw selected such group on the basis of various factors including business characteristics, size, capitalization, and as most comparable to Haldane, and that more meaningful for purposes of its analysis. The group included Right Management Consultants, Inc. ("RMI"), which was the closest comparable, and others including Headway Corporate Resources, Inc., Franklin Covey Co, General Employ Enterprises, Inc., Romac International Inc., Concorde Career Colleges, Inc. and Winston Resources, Inc.

Laidlaw estimated Haldane value using the following methodologies, which are discussed in greater detail in the report.

o    Historical financial data analysis,  for Haldane.
o    Financial proforma and forecasts analysis,  for Haldane.
o Comparable company analysis. Valuation of publicly traded comparable companies including multiples of operating results were compared to the valuation of Haldane as a multiple of its operating results.
o Comparable merger agreement analysis. The premium paid in other mergers for minority interest of public companies.
o Stock price history. The historic liquidity and market price per common share of Haldane was compared to the price per common share contemplated by the Merger Agreement.
o Discounted Future Earnings analysis. Estimates of future earnings for Haldane on a standalone basis were discounted back to present value for comparison to the consideration contemplated in the Merger Agreement.
o Odd Lot Holdings. Compared the realizable proceeds, after processing changes, from the sale of Haldane stock at the current bid price to the Merger Price.

           Historical Financial Data Analysis and Financial Forecasts

Laidlaw reviewed and analyzed the income statement of the Company for the twelve month period ending February 28, 1997 and audited income statement for the year ending May 31, 1992, 1993, 1994, 1995 and 1996, the balance sheet as of February 28, 1997 and the audited balance sheet as of year end May 31, 1995. We reviewed the financial information for Haldane including the Annual Reports on Form 10K and the Quarterly Reports on Form 10Q and analyzed the year to year and quarter to quarter growth rates.

Laidlaw reviewed royalty revenues, sub-licence revenue, total revenue, EBITDA, pretax income and net income. It also reviewed quarterly revenue of individual offices for six periods ending August 31, 1996. Laidlaw calculated certain profitability ratios and financial rates of return based on financial results for the period ending May 31, 1992 through the period ending February 28, 1997. Laidlaw calculated certain historical growth rates and margins.

                                                       Annual Profitability
                       ---------------------------------------------------------------------------------------------------

                             FYE            FYE             FYE              FYE              FYE              LTM
                           5/31/92        5/31/93         5/31/94          5/31/95          5/31/96          2/28/97
EBITDA                       13%            22%             30%              49%              43%              41%

Pre tax income              (22%)           (9%)             9%              38%              36%              33%

Net income (1)              (22%)           (9%)            14%              38%              22%              20%
--------------------------------------------------------------------------------------------------------------------------

(1) Continuing operations, when available.


                                                         Quarterly Profitability
                -----------------------------------------------------------------------------------------------------------
    Quarter
    ending       8/94     11/94      2/95      5/95      8/95      11/95      2/96      5/96      8/96       11/96     2/97
    EBITDA        38%       52%       49%       56%       46%       38%        42%       46%       47%        42%       28%

    Pre tax       22%       38%       39%       47%       38%       36%        38%       32%       41%        36%       23%
    income

      Net         22%       38%       39%       48%       24%       24%        24%       17%       24%        22%       16%
    income

--------------------------------------------------------------------------------------------------------------------------

                                                   Year over year growth rates
                       ---------------------------------------------------------------------------------------------------
                            FYE 5/31/93         FYE 5/31/94        FYE 5/31/95         FYE 5/31/96            LTM
                                                                                                            2/28/97

Licence Revenue               -58.31              418.10               4.61                nm                  nm

Royalty Revenue               29.66%              26.55%              43.98%             28.42%              12.3%

Total Revenue                 22.97%              33.97%              45.91%             21.01%              12.2%

Pre tax income                  nm                  nm                 490%               15.5%              -7.3%

Net income                      nm                  nm               279.66%             -29.74%             -24.9%

Laidlaw reviewed with management of Haldane the proforma financial forecasts for 1997 and 1998. Laidlaw did not assume any responsibility for generating such forecast and assumed that forecast were reasonably prepared in basis reflecting the best currently available estimates and judgements of Haldane management. The forecasts take into account the slowdown in rate of growth of franchise revenues and the negative impact of the counter-cyclical trend of low unemployment which is consistent with recent experience of comparable companies. Management has indicated to Laidlaw that franchises have been established in most of the major markets throughout the United States and that future expansion will be primarily limited to secondary and tertiary markets. In addition, prices have increased at the franchise level from 8 to 12% during 1992 to 1995 and have been virtually nominal since 1996. Same unit revenue growth, excluding price increases, are relatively flat and services are now priced at or above competitive rates, limiting future price increases. The effects of full employment and slow growth in several mature markets appear to be the principal factors in the slow down in growth from the peak period in fiscal 1995.

Total revenue growth, primarily from royalty revenues, is forecast at 6% annually for the next several years reflecting the slowed growth in franchisee revenues and the uncertainty regarding new franchise territories. Interest income and sale of licenses are assumed to be relatively flat year over year. Pre-tax margins are estimated at roughly 23% of royalty revenue through fiscal 1998 because of higher expenses due to new business development of First Career Program, increasing to 26% thereafter.


In $MM except
per share numbers           Year              5/95        5/96        5/97       12/97        5/98        12/98        5/99
ended:                                                                           *                        *
Royalty Revenue                               $1.7        $2.2        $2.4       $2.51        $2.5        $2.66        $2.7
                                              5           4           3                       8                        3

Pre tax income                                .729        .842        .811       .590         .593        .651         .711

Net income (continuing operations)            .731        .513        .502       .369         .356        .391         .427

EPS (estimates based on 1.4 mil               0.60        0.42        0.35       0.26         0.25        0.27         0.30
shares)

P/E at $3.00 per share                        4.76        7.14        8.57       11.6         12.0        11.0         10.0

* Calanderized

At the proposed Merger Price of $3.00 the P/E is 8.57 for fiscal 1997, 12.0 for fiscal 1998 and 11.0 for 1998 calanderized earning estimate.

                           Comparable Company Analysis


Laidlaw reviewed and compared the financial and market performance for a selected peer group of publicly traded companies in the career consulting, human resource management and staffing services industries. Laidlaw selected the group on the basis of various factors including industry relation, business characteristics, size, capitalization, and as most comparable to Haldane, and thus more meaningful for purposes of its analysis.

Right Management, Inc. ("RMI") was the closest comparable in terms of its business model. However, several key differences differentiate the two companies and affect valuation: BHAL is a franchisor deriving all of its income from franchise fees, while RMI is an operating company deriving income from services rendered; and BHAL's franchises derive their revenue from individuals verses RMI's corporate sponsored outplacememt consulting services. Other companies in the broader group were involved with human resources management, training seminars, post secondary schools and temporary and permanent placement. This broader group includes Headway Corporate Resources, Inc., Franklin Covey Co, General Employ Enterprises, Inc., Romac International Inc., Concorde Career Colleges, Inc. and Winston Resources, Inc. (the "Group").

Laidlaw calculated recent trading multiples of revenues, net income, book value, tangible book value, estimated earnings and return on equity, tangible book value and assets for companies within the group. All forecasted sales, and pretax income were based on information contained in equity research reports and Institutional Broker's Estimate System ("IBES"). The equity values of the comparable companies used in the foregoing analysis were based on stock prices as of July 9, 1997. All financial proforma information and estimates were based on certain operating and financial forecasts provided by Haldane management.

Laidlaw reviewed and compared certain actual and forecasted financial and operating information of Haldane with comparable information for the Group to measure the fairness of the Merger Agreement.

One of the main differences between the Company and the Group is that unlike the Group, Haldane does not own any of its operations, rather it is solely a franchisor. Given the difference between franchisors and company owned operations, the more relevant ratio comparisons are as follows.

                                     BHAL (1)                    RMI                      The Group
                                    (at $3.00)              (as of 7/9/97)              (as of 7/9/97)
Price to revenue                     1.66                     0.60                       0.24- 3.18

Price to book value                  1.26                     1.53                       1.44- 6.66

Price to tangible book               1.73                     2.67                       na
value

Return on equity                     0.16                     0.16                       0.10- 0.35

(1) Assumes that $560,000 worth of options were exercised.

We compared the P/E of forecasted results with those of RMI and the group.

                       BHAL*         Yr. to yr. net        RMI               Yr. to yr. net         The Group
                    (at $3,00)       income growth         (as of            income growth       (w/out extremes)
                                                           7/9/97)
12/96                5.88x           -27.4%                7.76x              24%                   7.76x- 20.24x

LTM                  6.0x            -24.9%                9.4x               na                    9.38x- 50.00x

12/97                11.6x           -32.0%                11.3x              -17%                  9.51x- 17.0x

12/98                11.0x           5.69%                 7.5x               50%                   7.5x- 12.5x

*Calanderized, continuing operations

All forecasted information for the group companies were obtained from equity research reports and IBES. Laidlaw assumes no responsibility for generating such forecasts.

The multiple difference between the companies and BHAL reflect the higher value put on company owned operations verses franchisor income and the higher value placed on liquidity. Using comparable multiple analysis on estimated earnings, BHAL's valuation measures are within the range of the Group.

Using publicly available information, Laidlaw has analyzed the proposed transaction value of Haldane with multiples paid by RMI for certain acquisitions. These acquisitions were of franchises or other operating companies which were generally priced between 60-100% of trailing revenues or 3 to 5 time EBITDA.


   Parameter                Range of Multiples                  Midpoint
   ---------                ------------------                  --------
   Sales                    0.6 x to 1.0 x                        0.8 x
   EBITDA                   3.0 x to 5.0 x                        4.0 x

Using the mean multiple derived by the analysis described above, Laidlaw compared Haldane's transaction value as a multiple of Haldane's LTM financial results.


                                      Implied Value Range For Haldane
   Parameter                                Based on the Midpoint
   ---------                                ---------------------
   Sales                                        $2.1 million
   EBITDA                                       $4.2 million

These compare to the estimated total equity value of $4.30 million which is a 37% premium over the average of the implied value range.

                       Discounted Future Earnings Analysis

Laidlaw analyzed the ongoing business of BHAL using discounted cash flow analysis to estimate an enterprise value of BHAL per comparison to the value of the proposed transaction. Due to the lack of control at the franchisee level, a saturation of major markets, limited ability to raise prices, and investment in the start up and development of First Career over the next 12 to 24 months, management believes that accurate forecasts cannot be made beyond the period of one year.

To determine present value of potential future cash flows for BHAL, without the benefit of long-range management forecasts, Laidlaw used the most recent operating results and one-year forecasts provided by BHAL's management as a predictor for future operating results to develop a discounted cash flow scenario. Therefore, operating assumptions used by Laidlaw in its discounted cash flow analysis may not accurately reflect the operations of BHAL in the future. Actual results achieved by the combined company may vary from forecasted results, and the variations may be material.

Laidlaw calculated an equity value for BHAL based upon the present value of BHAL's 6-year stream of forecasted free cash flows and fiscal year 2002 terminal value. The fiscal year 2002 terminal value was calculated as a perpetuity of the estimated rate of return on invested capital.

When conducting its analysis, Laidlaw relied on certain assumptions relating to sales growth, operating margins and capital expenditures of BHAL's businesses provided by BHAL management. For the 6-year forecast, Laidlaw applied a discount rate of 15% to future cash flows. This analysis resulted in a valuation of $4.22 million, or $2.94 per fully diluted share of BHAL Common Stock, based on Laidlaw operating assumptions, which may or may not reflect actual future operations.

                               Stock Price History

There are currently 1,327 total shareholders on record. Of these Shareholders, 82% hold less than 99 shares and 47.4% hold less than 49 shares. These odd lots are expensive to sell with a minimum processing charge of about $50 for the transaction. 92.4% of the shares are held by 1.7% of the Shareholders. The historic bid price per common share of Haldane since June 1996 ranged from a high of $2.75 (2/27/97) to a low of $2.25 (7/9/97). The bid price as of date of announcement of the Merger Agreement was $2.25. The mean trading price over the LTM was approximately $2.60 with minimal trading volume and frequency. Of the past 240 trade days, Haldane's shares were only traded on 52 days. Monthly trading volume ranged between 1,000 and 45,000 shares with a twelve month average of less than 14,000 shares.


                                Odd Lot Holdings

Due to the high percentage of Public Shareholders that own an odd lot amount of shares, Laidlaw reviewed the actual cost of selling those shares and compared it to the Merger Price. 82% of the Public Shareholders hold less than 99 shares and there is a processing charge associated with trading those shares. The processing charge for an odd lot number of shares is approximately $50. Laidlaw divided the shareholders into 5 groups based on the number of shares held. 629 Shareholders hold less than 49 shares, 461 hold between 50 and 99, 202 hold between 100 and 499, 12 hold between 500 and 999 and 23 holders own over 1000 shares. Laidlaw assumed that each Shareholder in the group holds the maximum number of shares in the range and, after accounting for the $50 processing charge, calculated the realizable price per share available to these Shareholders and compared that to the Merger Price. For the shareholders with less than 50 shares, the Merger Price represents a 144% premium over their realizable bid price and for the holders of over 1000 shares it represents a premium of 33% over the bid price.

                     Bernard Haldane Assoc., Inc.
         Valuation Comparison of Career Consulting Companies
                                Apr-97

Company                                Franklin                 Concorde Career                   Romac
                                         Quest                     Colleges                    International
                                      -----------               ---------------                -------------
Exchange & Symbol                      NYSE - FNQ                 Nasdaq - CCDC(1)             Nasdaq - ROMC(2)
Fiscal Year                                31-Aug                        31-Dec                       31-Dec
LTM Income Statement Date               30-Nov-96                     30-Sep-96                    31-Dec-96
Balance Sheet Date                      30-Nov-96                     30-Sep-96                    31-Dec-96

Size: ($MM) LTM
Revenues                                  $342.50 / 100.00%              $40.45 /  100.00%            $94.21 / 100.00%
Gross Profit/Margin                       $184.17 /  53.77%              $15.41 /   38.10%            $40.37 /  42.85%
Operating Income/Margin                        na /      na               $2.06 /    5.09%             $8.26 /   8.77%
EBITDA/Margin
Pre-tax Income/Margin                      $58.33 /  17.03%               $1.68 /    4.15%             $9.95 /  10.56%
Net Income/Margin                          $34.26 /  10.00%               $1.31 /    3.24%             $5.98 /   6.35%


Market Data:($)
Closing Price (4/24/97)                    $21.75                         $1.44                       $21.50
Price Range - LTM                          $28.00 - $17.13                $2.25 -   $0.56             $32.00 - $16.06
Current Shares Outstanding (MM)             19.75                          6.96                        11.77
Weighted Avg. Shares Out.(MM)
Total Market Value (MM)                   $429.58                        $10.01                      $253.14

EPS: LTM/Projected FY                        1.64 /   1.96                 0.07 /      na               0.50 /   0.73
PE: LTM/Projected FY                        13.26 /  11.12                20.54 /      na              43.00 /  29.45

Revenue Per Share                           17.34                          5.81                         8.00
Price/Revenue Per Share                      1.25                          0.25                         2.69

Book Value Per Share                        12.12                          0.98                         6.05
Price/Book Value Per Share                   1.80                          1.47                         3.55


Balance Sheet Data: ($MM)
Current Assets                             118.00                         22.50                        59.25
Current Liabilities                         25.60                         18.80                         5.03
Total Assets                               272.50                         29.70                        77.56
Total Liabilities                           33.20                         22.90                         6.28
Long-Term Debt                               7.50                          4.10                         1.25

Stockholders' Equity                       239.30                          6.80                        71.28
                                      -----------                   -----------                  -----------
Total Capitalization                       246.80                         10.90                        72.53
                                      ===========                   ===========                  ===========

LT Debt/Total Capitalization                 0.03                          0.38                         0.02
Debt to Equity                               0.14                          3.37                         0.09
Debt to Assets                               0.12                          0.77                         0.08
Current Ratio                                4.61                          1.20                        11.79
Asset Turnover                                 na                          1.36                         1.21

Return on Stockholders' Equity               0.14                          0.19                         0.08

Return on Assets                             0.13                          0.04                         0.08

Historical Growth:
EPS (Fully Diluted) - $
Latest Twelve Months                         1.64                          0.07                         0.50
Latest Fiscal Year                           1.71                          0.18                         0.36
1 Year Prior                                 1.40                          0.00                        -0.09
2 Years Prior                                1.10                          0.06                         0.10
3 Years Prior                                  na                         -1.38                           na
Compound Annual Growth Rate                    na                       -150.71%                          na

Revenues/Net Income: ($) MM.
Latest Twelve Months                      $342.50 / $34.26               $40.45 /   $1.31             $94.21 /  $5.98
Latest Fiscal Year                         277.10 /  38.70                39.30 /    1.60              45.66 /   3.01
1 Year Prior                               215.90 /  30.90                35.00 /    0.00              40.79 /  -0.60
2 Years Prior                              165.50 /  23.40                34.80 /    0.40              40.30 /   0.60
3 Years Prior                                  na /     na                42.60 /   -9.60                 na /     na
Compound Annual Growth Rate                    na /     na                -2.65%/ -155.03%                na /     na

Business Description:                 Offers training seminars          Owns/operates post           Provides temporary/
                                      & products designed to            secondary schools            permanent placement
                                      enhance productivity              offering career              of professional/
                                      through effective                 training. Schools            technical personnel
                                      management                        throughout the U.S.          under the ROMAC name.



Company                                   General                        Winston
                                         Employment                    Resources
                                      ---------------                  -----------
Exchange & Symbol                          NYSE - JOB                   AMER - WRS
Fiscal Year                                    30-Sep                       31-Dec
LTM Income Statement Date                   31-Dec-96                    30-Sep-96
Balance Sheet Date                          31-Dec-96                    30-Sep-96

Size: ($MM) LTM
Revenues                                       $24.15 / 100.00%             $37.30 /  100.00%
Gross Profit/Margin                             $6.64 /  27.49%              $1.40 /    3.75%
Operating Income/Margin                            na /      na                 na /       na
EBITDA/Margin
Pre-tax Income/Margin                           $2.90 /  12.01%              $0.10 /    0.27%
Net Income/Margin                               $1.75 /   7.25%             ($0.14)/   -0.38%


Market Data:($)
Closing Price (4/24/97)                        $10.38                        $3.88
Price Range - LTM                              $16.20 -  $7.61               $6.25 -   $1.50
Current Shares Outstanding (MM)                  2.65                         3.18
Weighted Avg. Shares Out.(MM)
Total Market Value (MM)                        $27.49                       $12.31

EPS: LTM/Projected FY                            0.67 /   0.75                0.34 /      na
PE: LTM/Projected FY                            15.53 /  13.83               11.40 /      na
Revenue Per Share                                9.11                        11.74
Price/Revenue Per Share                          1.14                         0.33

Book Value Per Share                             1.91                         1.07
Price/Book Value Per Share                       5.42                         3.63

Balance Sheet Data: ($MM)
Current Assets                                   7.50                         7.51
Current Liabilities                              2.88                         3.78
Total Assets                                     8.34                         8.14
Total Liabilities                                3.27                         4.76
Long-Term Debt                                   0.00                         0.55

Stockholders' Equity                             5.07                         3.39
                                          -----------                  -----------
Total Capitalization                             5.07                         3.94
                                          ===========                  ===========

LT Debt/Total Capitalization                     0.00                         0.14
Debt to Equity                                   0.64                         1.40
Debt to Assets                                   0.39                         0.58
Current Ratio                                    2.60                         1.99
Asset Turnover                                   2.90                         4.58

Return on Stockholders' Equity                   0.35                        -0.04

Return on Assets                                 0.21                        -0.02

Historical Growth:
EPS (Fully Diluted) - $
Latest Twelve Months                             0.67                         0.34
Latest Fiscal Year                               0.42                        -0.15
1 Year Prior                                     0.26                         0.20
2 Years Prior                                    0.03                         0.07
3 Years Prior                                   -0.25                        -0.16
Compound Annual Growth Rate                   -218.50%                       -2.13%

Revenues/Net Income: ($) MM.
Latest Twelve Months                           $24.15 /  $1.75              $37.30 /  ($0.14)
Latest Fiscal Year                              16.74 /   1.07               30.99 /   -0.43
1 Year Prior                                    14.20 /   0.66               24.30 /    0.64
2 Years Prior                                   10.85 /   0.06               18.28 /    0.23
3 Years Prior                                      na /     na                  na /      na
                                                   na /     na                  na /      na
Compound Annual Growth Rate

Business Description:                       Provides employment                Recruits and places
                                            services via network               permanent personnel.
                                            of offices through-
                                            out U.S. Incl
                                            permanent placement,
                                            contract & temporary
                                            service.

(1) Delisted from small cap 1-23-93 (bid price below min)
(2) IPO 8/15/95  1.6 mil shares at $12.50

                         Bernard Haldane Assoc., Inc.
             Valuation Comparison of Career Consulting Companies
                                    May-97

Company                                Bernard                        Headway Corporate                  Right
                                       Haldane                            Resources                    Management
                                     -----------                      -----------------                ----------
Exchange & Symbol                      OTC - BHAL                     Nasdaq - HDWY(3)                 Nasdaq - RMCI(4)
Fiscal Year                            31-May                         31-Dec                           31-Dec
LTM Income Statement Date              28-Feb-97                      31-Mar-97                        31-Dec-96
Balance Sheet Date                     28-Feb-97                      31-Mar-97                        31-Mar-97

Size: ($MM) LTM
Revenues                               $2.59 / 100.00%                $74.85 / 100.00%                 $122.86 / 100.00%
Gross Profit/Margin                       na /                            na /     na                       na /     na
Operating Income/Margin                $0.51 /  19.73%                 $3.54 /   4.73%                  $13.33 /  10.85%
EBITDA/Margin                          $1.05 /  40.58%                 $4.41 /   5.89%                  $18.53 /  15.08%
Pre-tax Income/Margin                  $0.85 /  32.82%                 $3.35 /   4.47%                  $13.48 /  10.97%
Net Income/Margin                      $0.53 /  20.46%                 $2.14 /   2.85%                   $7.99 /   6.50%
                                       Income from
                                       continuing operations

Market Data:($)
Closing Price (5/23/97)                $3.00                           $3.66                            $10.00
Price Range - LTM                      $3.25 -  $2.25                  $6.25 -  $2.63                   $27.50 -  $8.75
Current Shares Outstanding (MM)         1.01                            6.90                              6.60
Weighted Avg. Shares Out. (MM)
Total Market Value (MM)                $3.04                           $25.23                           $65.99

EPS: LTM/Projected FY                   0.52 /  na                       0.08 /  na                       1.20 /   1.00
PE: LTM/Projected FY                    5.77 /  na                      45.70 /  na                       8.33 /  10.03

Revenue Per Share                       2.55                            10.85                            18.62
Price/Revenue Per Share                 1.18                             0.34                             0.54

Book Value Per Share                    2.81                             2.17                             7.35
Price/Book Value Per Share              1.07                             1.69                             1.36
Tangible Book Value Per Share           1.90                            -0.46                             4.22
Price/Tangible Book Value Per Share     1.58                            -7.96                             2.37

Balance Sheet Data: ($MM)
Current Assets                          2.67                           15.72                             35.85
Current Liabilities                     0.59                           13.65                             13.08
Total Assets                            3.96                           42.24                             69.04
Total Liabilities                       1.12                           27.29                             20.56
Long-Term Debt                          0.51                           12.38                              5.70
Tangible Book Value                     1.93                           -3.17                             27.84
Stockholders' Equity                    2.85                           14.95                             48.48
                                       -----                          ------                           -------
Total Capitalization                    3.36                           27.33                             54.18
                                       =====                          ======                           =======

LT Debt/Total Capitalization            0.15                            0.45                              0.11
Debt to Equity                          0.39                            1.83                              0.42
Debt to Assets                          0.28                            0.65                              0.30
Current Ratio                           4.53                            1.15                              2.74
Asset Turnover                          0.65                            1.77                              1.78

Return on Stockholders' Equity          0.19                            0.14                              0.16
Return on Net Tangible Book Value       0.27                           -0.67                              0.29
Pretax Return on Assets                 0.21                            0.08                              0.20
Total Return on Assets                  0.13                            0.05                              0.12

Historical Growth:
EPS (Fully Diluted) - $
Latest Twelve Months                    0.52                            0.08 (5)                          1.20
Latest Fiscal Year                      0.43                            0.00                              1.45
1 Year Prior                            0.61                            0.13                              1.24
2 Years Prior                           0.20                              na                              0.93
3 Years Prior                          -0.09                              na                              0.56
Compound Annual Growth Rate          -268.43%                             na                             37.32%

Revenues / Net Income: ($) MM.
Latest Twelve Months                   $2.59 / $0.53                  $74.85 / $2.14                   $122.86 / $7.99
Latest Fiscal Year                      2.34 /  0.53                   57.20 /  1.18                    125.27 /  9.68
1 Year Prior                            1.94 /  0.70                   15.49 / -1.09                    114.00 /  7.80
2 Years Prior                           1.40 /  0.20                   19.59 /  0.94                     89.10 /  5.70
3 Years Prior                           1.00 / -0.10                      na /    na                     70.70 /  3.30
Compound Annual Growth Rate            32.76%  -274.35%                   na      na                     21.01%  43.15%

Business Description:                 Offers career consulting        Int'n provider of human         Assists employees w/
                                      and job search services in      resources management and        termination issues & helps
                                      the US and Canada.              advisory.                       them develop skills to find
                                      Has 70 franchise offices.                                       a new job. It's outplacement.
                                                                                                      systems.

(3) Name changed from AFGI Intl' 11/15/96.
(4) Stock split 3 for 2 on 7/29/96.
(5) Primary earnings per share for LTM, last yr and 1 yr prior were .02, (.08) and .15.

                                                                                               Net Sales    Net Income
Ticker                                                                                             (A)         (A)       Recent P/E
Symbol     Company Name                  Descrip of Business (Abbv)                                 0Y          0Y          Ratio
------     --------------------          -----------------------------------------------       --------    ----------   -----------
AMPBA      American Pacific Bank         Co. is engaged in general banking business in            4.26         0.25         9.38
                                         which provides personal and efficient service
                                         to customers living throughout Oregon and
                                         Southwest Washington in the areas of construction
                                         lending, commercial loans, permanent mortgages,
                                         business financing, and consumer loans.
                                         Member of Federal Reserve System and Federal
                                         Deposit Insurance Corporation.

AUTO       Autoinfo Inc.                 Co.'s sole remaining operating business provides         4.80         8.33         1.91
                                         long distance telephone communications services.

BHWK       Black Hawk Gaming & Dev       Co.'s primary activities are in the casino               1.19         1.77         9.92
                                         gaming industry.

CDIM       Capitol Multimedia Inc.       The Company provides multimedia services to              4.35         2.98         3.18
                                         commercial, industrial, broadcast and educational
                                         customers. The Company specializes in video and
                                         audio production, post production, film to tape
                                         transfer, electronic graphics creation and the
                                         design and engineering of software for various
                                         multimedia formats, particularly Compact Disc
                                         Interactive (CD-I).

CFS        Comforce Corp.                Co. is a provider of technical staffing and              2.39       -14.89         8.04
                                         consulting services in the information technology
                                         and telecommunications sectors. Its operations
                                         are currently conducted through its operating
                                         subsidiary, COMFORCE Global.

CSLR       Consulier Engineering Inc.    Co.'s principal businesses are the distribution          2.70         0.94         8.01
                                         of automobile and truck parts in the automotive
                                         and truck after-market, the development of
                                         advanced engineering products, and investment
                                         activities.


                                                                                               Net Sales    Net Income
Ticker                                                                                             (A)         (A)       Recent P/E
Symbol     Company Name                  Descrip of Business (Abbv)                                 0Y          0Y          Ratio
------     --------------------          -----------------------------------------------       --------    ----------   -----------

CRG        Craig Corp.                   Co. is a diversified company whose primary               3.13         3.46         2.11
                                         business activity is the ownership and strategic
                                         management of its significant holdings, which
                                         include a 50% ownership interest in the common
                                         stock of Stater Bros. Holdings Inc. and
                                         approximately 49% of the outstanding stock of
                                         Reading Company. In addition, Co. owns a 39.4%
                                         interest in Citadel Holding Corporation.

DVLN       DVL, Inc.                     Co. is a commercial finance company which manages        3.24         2.12         0.27
                                         numerous properties and partnerships, from many
                                         of which DVL holds commercial mortgage loans.

FIVD       Fifth Dimension Inc.         Co. designs, manufactures and markets a family            4.15        -0.09         6.00
                                         of mercury switches and relays to various
                                         military and commercial users and two types of
                                         signal processing and data handling devices.

GTSX       Golf Training Systems Inc.    Co. specializes in the marketing of golf improvement     0.65        -2.82         2.46
                                         and learning products professionally designed to
                                         promote proper training, fitness and swing
                                         mechanics for both the beginning and advanced
                                         golfer. Co. currently markets "The Leadbetter
                                         Collection", a group of mechanically, literary,
                                         video and other products, endorsed by world renowned
                                         golf instructor, David Leadbetter.

HOLA       Holco Mortgage Acceptance     Co. is engaged in the business of investing in           0.93         0.05         4.61
                                         multifamily GNMA Certificates.

IMH        Imperial Cr Mtg Hldgs Inc     Co. operates as a real estate investment trust.          4.58         2.06         9.61

JTAX       Jackson Hewitt Inc.           Co. operates, and franchises others to operate, a        4.34         0.84         6.82
                                         system of offices engaged in the business of
                                         computerized preparation of federal and state
                                         individual income tax returns under the name
                                         Jackson Hewitt Tax Service.

JAHI       Jordan American Holdings I    Co. provides investment advisory and portfolio           3.39        -1.06         8.33
                                         management services. Co. also is engaged in the
                                         business of selling capital goods, principally
                                         furniture, to the church maket.

                                                                                               Net Sales    Net Income
Ticker                                                                                             (A)         (A)       Recent P/E
Symbol     Company Name                  Descrip of Business (Abbv)                                 0Y          0Y          Ratio
------     --------------------          -----------------------------------------------       --------    ----------   -----------
KREN       Kings Road Entertainment I    Co. is engaged primarily in the development,             4.28        -0.40         1.42
                                         financing, production and distribution of motion
                                         pictures for theatrical exhibition (when practical)
                                         and for subsequent distribution to pay, network and
                                         syndicated television, on home video, and in other
                                         ancillary media in the United States (the domestic
                                         market) and all other countries and territories of
                                         the world (the international market).

LNDC       Landec Corp.                  Co. designs, develops, manufactures and sells            1.40        -2.76         9.75
                                         temperature-activated polymer products for a
                                         variety of industrial, medical and agricultural
                                         applications.

PANRA      Panhandle Royalty Co.         Co. engages in the acquisition, management, and          3.12         0.57         9.25
                                         development of fee mineral acreage and in the
                                         exploration for, production of, and sale of
                                         crude oil and natural gas.

REF        Refac Technology Developm     Co. establishes, acquires and administers                3.98         2.34         9.95
                                         international manufacturing licenses and joint
                                         ventures.

RMMI       Rocky Mountain Minerals In    Co. is engaged primarily in the acquisition,             0.03        -0.19         0.06
                                         development, exploration and operation of
                                         mineral properties through the location, lease,
                                         or purchase of patented and unpatented lode
                                         mining and placer mining claims.

SKYL       Skyline Multimedia Entertai   Co. is engaged in the development and proposed           2.19        -2.23         9.46
                                         operation of state-of-the-art movie-based
                                         simulator attractions at established tourist
                                         sites throughout the world.

TIRTZ      Tidelands Royalty Trust "B    The Trust's wholly-owned subsidiary, Tidelands           0.98         0.97         7.50
                                         Royalty "B" Corp., holds title to interests in
                                         properties situated offshore of Louisiana.
                                         Ninety-five  percent of all oil, gas and other
                                         mineral royalties collected by this subsidiary
                                         are paid to the Trust. The subsidiary, like the
                                         Trust, is prohibited from engaging in a trade or
                                         business and only does those things necessary for
                                         the administration and liquidation of its properties.
                                         The Trust has only a single industry segment or
                                         purpose, that being the administration and
                                         collection of royalties.

UIHI A     United Int'l Holdings         Co. is engaged in providing multi-channel                1.61       -30.61         4.29
                                         television services outside the U.S.

                                                                                               Net Sales    Net Income
Ticker                                                                                             (A)         (A)       Recent P/E
Symbol     Company Name                  Descrip of Business (Abbv)                                 0Y          0Y          Ratio
------     --------------------          -----------------------------------------------       --------    ----------   -----------

UTDL       United Leisure Corp.          Co. subleases, on a long term basis, to                  3.20        -0.64         7.03
                                         entertainment and leisure oriented sublessees, and
                                         is pursuing alternative uses for its leasehold and
                                         related improvements and equipment.

VIPIS      Vinings Investment Properti   Co. is a finite-life real estate investment trust        4.16         0.87         9.11
                                         which invests in participating, shared appreciation,
                                         convertible and fixed-rate mortgages and joint
                                         venture financings secured by office, industrial and
                                         retail and research and development facilities
                                         located throughout the United States.

VIST       Vista 2000 Inc.               Co., through its wholly owned subsidiary, designs,       1.97        -0.33         1.11
                                         develops, manufactures, and markets a broad range of
                                         personal safety and home security products for
                                         sale to consumers.

WMIC       Western Microwave Inc.        From 1962 until the sale of substantially all of its     2.15         0.34         4.25
                                         operating assets in 1995, the Co. was engaged in
                                         the design, development, manufacture and sale of a
                                         wide range of microwave devices and components, as
                                         well as vertically integrated subsystems which are
                                         used in both military and commercial microwave
                                         electronic systems.

XPLR       Xplor Corp.                   Co. is primarily engaged in the business of acquiring,   0.56         1.21         4.24
                                         evaluating developing and operating oil and gas
                                         properties, acreage and production in eight states.

Summar                                                                                            2.73        -1.00         5.85


                          Bernard Haldane Assoc., Inc.
              Valuation Comparison of Career Consulting Companies
                                     May-97

Company                               Bernard                 Headway Corporate                Right
                                      Haldane                     Resources                 Management
                                      ---------                -----------------           -----------
Exchange & Symbol                       OTC - BHAL                    Nasdaq - HDWY(3)          Nasdaq - RMCI(4)
Fiscal Year                             31-May                        31-Dec                    31-Dec
LTM Income Statement Date               28-Feb-97                     31-Dec-96                 31-Dec-96
Balance Sheet Date                      28-Feb-97                     31-Dec-96                 31-Dec-96

Size: ($MM) LTM
Revenues                                $2.59 /  100.00%              $57.20 / 100.00%         $125.27 / 100.00%
Gross Profit/Margin                        na /                           na /      na              na /      na
Operating Income/Margin                 $0.51 /   19.73%               $2.94 /   5.14%          $16.24 /  12.96%
Pre-tax Income/Margin                   $0.85 /   32.82%               $1.88 /   3.29%          $16.28 /  12.99%
Net Income/Margin                       $0.53 /   20.46%               $1.18 /   2.07%           $9.68 /   7.72%
                                        Income from
                                        continuing operations

Market Data:($)
Closing Price (5/23/97)                 $3.00                          $3.66                    $10.00
Price Range - LTM                       $3.25  -  $2.44                $6.25 -   $2.63          $27.50 -   $8.75
Current Shares Outstanding (MM)          1.01                           6.15 -                    6.57
Weighted Avg. Shares Out. (MM)
Total Market Value (MM)                 $3.04                         $22.49                    $65.71

EPS: LTM/Projected FY                    0.52 /  na                    -0.08 /      na            1.44 /    1.00
PE: LTM/Projected FY                     5.77 /  na                      neg /      na            6.96 /   10.03

Revenue Per Share                        2.55                           9.30                     19.06
Price/Revenue Per Share                  1.18                           0.39                      0.52

Book Value Per Share                     2.81                           2.18                      7.27
Price/Book Value Per Share               1.07                           1.68                      1.37
Tangible Book Value Per Share            1.90                           0.11                      4.18
Price/Tangible Book Value Per Share      1.58                          33.98                      2.39

Balance Sheet Data: ($MM)
Current Assets                           2.67                          14.36                     42.71
Current Liabilities                      0.59                          12.72                     17.37
Total Assets                             3.96                          34.67                     73.94
Total Assets Previous Period            10.93                          10.93                     10.93
Total Liabilities                        1.12                          21.25                     26.13
Long-Term Debt                           0.51                           7.25                      6.90
Tangible Book Value                      1.93                           0.66                     27.49
Stockholders' Equity                     2.85                          13.42                     47.80
                                       ------                        -------                  --------
Stockholders' Equity Previous Period     6.90                           6.90                      6.90
Total Capitalization                     3.36                          20.67                     54.70
                                       ======                        =======                   =======

LT Debt/Total Capitalization             0.15                           0.35                      0.13
Debt to Equity                           0.39                           1.58                      0.55
Debt to Assets                           0.28                           0.61                      0.35
Current Ratio                            4.53                           1.13                      2.46
Asset Turnover                           0.65                           1.65                      1.69

Return on Stockholders' Equity           0.19                           0.09                      0.20
Return on Net Tangible Book Value        0.27                           1.79                      0.35
Pretax Return on Assets                  0.21                           0.05                      0.22
Total Return on Assets                   0.13                           0.03                      0.13

Historical Growth:
EPS (Fully Diluted) - $
Latest Twelve Months                     0.52                          -0.08(5)                   1.44
Latest Fiscal Year                       0.43                          -0.20                      1.24
1 Year Prior                             0.61                             na                      0.93
2 Years Prior                            0.20                             na                      0.56
3 Years Prior                           -0.09                             na                      0.23
Compound Annual Growth Rate           -268.43%                            na                     76.12%

Revenues / Net Income: ($) MM.
Latest Twelve Months                   $2.59 /   $0.53               $57.20 /   $1.18         $125.27 /   $9.68
Latest Fiscal Year                      2.34 /    0.53                15.49 /   -1.09          114.00 /    7.80
1 Year Prior                            1.94 /    0.70                19.59 /    0.94           89.10 /    5.70
2 Years Prior                           1.40 /    0.20                   na /      na           70.70 /    3.30
3 Years Prior                           1.00 /   -0.10                   na /      na           53.60 /    1.30
Compound Annual Growth Rate            32.76%  -274.35%                  na /      na           28.60%    81.71%



Business Description:                  Offers career                 Intn' provider of          Assists employees w/
                                       consulting and                human resources            termination issues &
                                       job search services           management and             helps them develop skills
                                       in the US and Canada.         advisory.                  to find a new job. It's
                                       Has 70 franchise                                         outplacement. systems.
                                       offices.


(3) Name changed from AFGI intl' 11/15/96.
(4) Stock split 3 for 2 on 7/29/96
(5) Neg EPS with pos earnings due to a dividend on preferred shares

                     Bernard Haldane Assoc., Inc.
          Valuation Comparison of Career Consulting Companies
                                Apr-97

Company                    Franklin          Concorde Career             Romac              General              Winston
                            Quest               Colleges             International        Employment            Resources
                          ----------         ---------------         -------------        ----------            ---------
Exchange & Symbol         NYSE - FNQ         Nasdaq - CCDC(1)        Nasdaq - ROMC(2)      NYSE - JOB          AMER - WRS
Fiscal Year                   31-Aug                31-Dec                  31-Dec             30-Sep              31-Dec
LTM Income Statement
   Date                    30-Nov-96             30-Sep-96               31-Dec-96          31-Dec-96           30-Sep-96
Balance Sheet Date         30-Nov-96             30-Sep-96               31-Dec-96          31-Dec-96           30-Sep-96

Size: ($MM) LTM
Revenues                    $342.50 /100.00%        $40.45 / 100.00%     $94.21 /100.00%   $24.15 / 100.00%     $37.30 / 100.00%
Gross Profit/Margin         $184.17 / 53.77%        $15.41 /  38.10%     $40.37 / 42.85%    $6.64 /  27.49%      $1.40 /   3.75%
Operating Income/Margin          na /    na          $2.06 /   5.09%      $8.26 /  8.77%       na /     na          na /     na
Pre-tax Income/Margin        $58.33 / 17.03%         $1.68 /   4.15%      $9.95 / 10.56%    $2.90 /  12.01%      $0.10 /   0.27%
Net Income/Margin            $34.26 / 10.00%         $1.31 /   3.24%      $5.98 /  6.35%    $1.75 /   7.25%      (0.14)/  -0.38%

Market Data:($)
Closing Price
   (4/24/97)                 $21.75                  $1.44 /             $21.50            $10.38                $3.88
Price Range - LTM            $28.00 -$17.13          $2.25 -  $0.56      $32.00 -$16.06    $16.20 -  $7.61       $6.25 -  $1.50
Current Shares
   Outstanding (MM)           19.75                   6.96                11.77              2.65                 3.18
Total Market Value
   (MM)                     $429.58                 $10.01              $253.14            $27.49               $12.31
EPS: LTM/Projected FY          1.64 /  1.96           0.07 /     na        0.50 /  0.73      0.67 /   0.75        0.34 /     na
PE: LTM/Projected FY          13.26 / 11.12          20.54 /     na       43.00 / 29.45     15.53 /  13.83       11.40 /     na

Revenue Per Share             17.34                   5.81                 8.00              9.11                11.74
Price/Revenue Per
   Share                       1.25                   0.25                 2.69              1.14                 0.33

Book Value Per Share          12.12                   0.98                 6.05              1.91                 1.07
Price/Book Value Per
   Share                       1.80                   1.47                 3.55              5.42                 3.63

Balance Sheet Data:
   ($MM)
Current Assets               118.00                  22.50                59.25              7.50                 7.51
Current Liabilities           25.60                  18.80                 5.03              2.88                 3.78
Total Assets                 272.50                  29.70                77.56              8.34                 8.14
Total Liabilities             33.20                  22.90                 6.28              3.27                 4.76
Long-Term Debt                 7.50                   4.10                 1.25              0.00                 0.55
Stockholders' Equity         239.30                   6.80                71.28              5.07                 3.39
                          ---------                -------              -------           --------               -------
Total Capitalization         246.80                  10.90                72.53              5.07                 3.94
                          =========                =======              =======           ========               =======

LT Debt/Total
   Capitalization              0.30                   0.38                 0.02              0.00                 0.14
Debt to Equity                 0.14                   3.37                 0.09              0.64                 1.40
Debt to Assets                 0.12                   0.77                 0.08              0.39                 0.58
Current Ratio                  4.61                   1.20                11.79              2.60                 1.99
Asset Turnover                   na                   1.36                 1.21              2.90                 4.58

Return on
   Stockholders' Equity        0.14                   0.19                 0.08              0.35                -0.04
Return on Assets               0.13                   0.04                 0.08              0.21                -0.02

Historical Growth:
EPS (Fully Diluted)
   - $
Latest Twelve Months           1.64                   0.07                 0.50              0.67                 0.34
Latest Fiscal Year             1.71                   0.18                 0.36              0.42                -0.15
1 Year Prior                   1.40                   0.00                -0.09              0.26                 0.20
2 Years Prior                  1.10                   0.06                 0.10              0.03                 0.07
3 Years Prior                    na                  -1.38                   na             -0.25                -0.16
Compound Annual
   Growth Rate                   na                -150.71%                  na           -218.50%               -2.13%

Revenues/Net Income:
   ($) MM.
Latest Twelve Months        $342.50 /$34.26         $40.45 /  $1.31      $94.21 / $5.98    $24.15 /  $1.75      $37.30 / ($0.14)
Latest Fiscal Year          $277.10 / 38.70          39.30 /   1.60       45.66 /  3.01     16.74 /   1.07       30.99 /  -0.43
1 Year Prior                 215.90 / 30.90          35.00 /   0.00       40.79 / -0.60     14.20 /   0.66       24.30 /   0.64
2 Years Prior                165.50 / 23.40          34.80 /   0.40       40.30 /  0.60     10.85 /   0.06       18.28 /   0.23
3 Years Prior                    na      na          42.60 /  -9.60          na /    na        na /     na          na /     na
Compound Annual
   Growth Rate                   na      na          -2.65% -155.03%         na      na        na       na          na       na

Business Description:     Offers training           Owns/operates post    Provides tempo-      Provides employ-    Recruits and
                          seminars & products       secondary schools     rary/permanent       ment services       places
                          designed to enhance       offering career       placement of         via network of      permanent
                          productivity through      training. Schools     professional/        offices through-    personnel.
                          effective                 throughout the        technical            out U.S. Incl.
                          management                U.S.                  personnel under      permanent
                                                                          the ROMAC name.      placement,
                                                                                               contract &
                                                                                               temporary
                                                                                               service.



(1)  Delisted from small cap 1-23-93 (bid price below min)
(2)  IPO 8/15/95  1.6 mil shares at $12.50

                                  Franchises
                 Valuation Comparison of Franchise Companies
                                    Nov-96

Company                                    Ipi                            Mail                           Cadmus
                                           Inc.                           Boxes(1)                       Communications
                                           ------                         --------                       --------------
Exchange & Symbol                          Nasdaq - INST                  Nasdaq - MAIL                  Nasdaq - CDMS
Fiscal Year                                30-Nov                         30-Apr                         30-Jun
LTM Income Statement Date                  31-Aug-96                      31-Jul-96                      30-Jun-96
Balance Sheet Date                         31-Aug-96                      31-Jul-96                      30-Jun-96

Size: ($MM) LTM
Revenues                                   $10.50 / 100.00%               $ 61.01 / 100.00%              $336.65 / 100.00%
Gross Profit/Margin                        $ 6.00 /  57.14%               $ 35.53 /  58.24%              $ 92.13 /
Operating Income/Margin                    $ 2.62 /  24.95%               $ 15.33 /  25.13%              $ 30.93 /   9.19%
Pre-tax Income/Margin                      $ 2.29 /  21.81%               $ 15.09 /  24.73%              $ 10.41 /   3.09%
Net Income/Margin                          $ 1.47 /  14.00%               $  9.18 /  15.05%              $  5.71 /   1.70%

Market Data: ($)
Closing Price (07/09/96)                   $ 3.50                         $ 21.75                        $ 16.50
Price Range - LTM                          $ 3.25 - $ 4.38                $ 12.13 - $27.00               $ 12.75 - $29.88
Current Shares Outstanding (MM)              4.73                           11.14                           7.91
Total Market Value (MM)                    $16.57                         $242.30                        $130.52

EPS: LTM/Projected FY                        0.31 / na                       0.58 /   0.93                  0.87 /   1.38
PE: LTM/Projected FY                        11.29 / na                      37.50 /  23.39                 18.97 /  11.96

Revenue Per Share                            2.22                            5.48                          42.56
Price/Revenue Per Share                      1.58                            3.97                           0.39

Book Value Per Share                         2.62                            5.72                          13.60
Price/Book Value Per Share                   1.34                            3.80                           1.21

Balance Sheet Data: ($MM)
Current Assets                               6.73                           48.59                         109.73
Current Liabilities                          1.49                           12.38                          50.17
Total Assets                                13.88                           77.42                         282.76
Total Liabilities                            1.49                           13.71                         175.20
Long-Term Debt                               0.00                            1.33                         106.67
Stockholders' Equity                        12.39                           63.71                         107.57
                                           ------                          ------                        -------
Total Capitalization                        12.39                           65.04                         214.24
                                           ======                          ======                        =======
LT Debt/Total Capitalization                 0.00                            0.02                           0.50
Debt to Equity                               0.12                            0.22                           1.63
Debt to Assets                               0.11                            0.18                           0.62
Current Ratio                                4.52                            3.92                           2.19
Asset Turnover                               0.76                            0.79                           1.19

Return to Stockholders' Equity               0.12                            0.14                           0.05
Return on Assets                             0.11                            0.12                           0.02


Company                                    Consolidated                   Devon                          Geographic
                                           Graphics                       Group                          Inc.
                                           ------------                   ---------                      -----------
Exchange & Symbol                          Nasdag - COGI                  Nasdaq - DEVN                  Nasdaq - GGIT
Fiscal Year                                31-Mar                         31-Mar                         31-Mar
LTM Income Statement Date                  30-Jun-96                      30-Jun-96                      30-Jun-96
Balance Sheet Date                         30-Jun-96                      30-Jun-96                      30-Jun-96

Size: ($MM) LTM
Revenues                                   $ 93.91 / 100.00%              $251.75 / 100.00%              $23.85 /  100.00%
Gross Profit/Margin                        $ 30.69 /  32.68%              $ 99.40 /  39.48%              $10.08 /   42.26%
Operating Income/Margin                    $ 13.69 /  14.58%                   na /                      $ 3.60 /   15.09%
Pre-tax Income/Margin                      $  6.96 /   7.41%              $ 38.30 /  15.21%              $ 1.77 /    7.42%
Net Income/Margin                          $  4.50 /   4.79%              $ 23.03 /   9.15%              $ 1.17 /    4.91%

Market Data: ($)
Closing Price (07/09/96)                   $ 48.25 /                      $ 25.25                        $ 4.31
Price Range - LTM                          $ 16.25 - $49.00               $ 20.25 - $38.50               $ 2.75 -   $6.94
Current Shares Outstanding (MM)               6.13                           7.38                          9.42
Total Market Value (MM)                    $295.92                        $186.42                        $40.61

EPS: LTM/Projected FY                         0.94 /   1.47                  2.96 /   3.00                 0.15 /    0.00
PE: LTM/Projected FY                         51.33 /  32.82                  8.53 /   8.42                28.75 / 2346.62

Revenue Per Share                            15.31                          34.10                          2.53
Price/Revenue Per Share                       3.15                           0.74                          1.70

Book Value Per Share                          8.43                          15.92                          1.77
Price/Book Value Per Share                    5.73                           1.59                          2.44

Balance Sheet Data: ($MM)
Current Assets                               30.32                         100.50                         19.19
Current Liabilities                          17.82                          29.37                          7.22
Total Assets                                 98.28                         159.74                         28.51
Total Liabilities                            46.60                          42.17                         11.87
Long-Term Debt                               23.51                           1.99                          4.65
Stockholders' Equity                         51.68                         117.57                         16.64
                                            ------                        -------                      --------
Total Capitalization                         75.19                         119.56                         21.29
                                            ======                        =======                       =======
LT Debt/Total Capitalization                  0.31                           0.02                          0.22
Debt to Equity                                0.90                           0.36                          0.71
Debt to Assets                                0.47                           0.26                          0.42
Current Ratio                                 1.70                           3.42                          2.66
Asset Turnover                                0.96                           1.58                          0.84

Return on Stockholders' Equity                0.09                           0.20                          0.07
Return on Assets                              0.05                           0.14                          0.04

                                           Graphic                        Merrill                        Tufco
Company                                    Industries                     Corp.                          Technologies
                                           ----------                     -------                        ------------
Exchange & Symbol                          Nasdaq - GRPH                  Nasdaq - MRLL                  Nasdaq - TFCO
Fiscal Year                                31-Jan                         31-Jan                         30-Sep
LTM Income Statement Date                  31-Jul-96                      31-Jul-96                      30-Jun-96
Balance Sheet Date                         31-Jul-96                      30-Jun-96                      30-Jun-96

Size: ($MM) LTM
Revenues                                   $429.48 / 100.00%              $283.94 / 100.00%              $64.09 / 100.00%
Gross Profit/Margin                        $120.84 /  28.14%              $111.24 /  39.18%              $13.37 /  20.86%
Operating Income/Margin                    $ 44.72 /  10.41%              $ 39.52 /  13.92%              $ 6.30 /   9.83%
Pre-tax Income/Margin                      $ 10.24 /   2.38%              $ 26.38 /   9.29%              $ 2.89 /   4.51%
Net Income/Margin                          $  5.71 /   1.33%              $ 14.79 /   5.21%              $ 1.75 /   2.73%

Market Data: ($)
Closing Price (07/09/96)                   $  9.50                        $ 23.00                        $ 7.00
Price Range - LTM                          $  6.25 - $13.38               $ 14.25 - $26.50               $ 5.25 -   $8.25
Current Shares Outstanding (MM)              11.73                           7.90                          3.72
Total Market Value (MM)                    $111.42                        $181.70                        $26.07

EPS: LTM/Projected FY                         0.57 /   1.08                  2.00 /   2.00                 0.51 /    0.65
PE: LTM/Projected FY                         16.67 /   8.80                 11.50 /  11.50                13.73 /   10.77

Revenue Per Share                            36.62                          35.94                         17.21
Price/Revenue Per Share                       0.26                           0.64                          0.41

Book Value Per Share                          8.03                          11.02                          7.47
Price/Book Value Per Share                    1.18                           2.09                          0.94

Balance Sheet Data: ($MM)
Current Assets                              139.16                         118.14                         20.09
Current Liabilities                          55.65                          95.51                          8.65
Total Assets                                284.87                         196.15                         50.21
Total Liabilities                           190.71                         109.08                         22.41
Long-Term Debt                              119.85                           8.52                         12.43
Stockholders' Equity                         94.17                          87.07                         27.80
                                          --------                        -------                       -------
Total Capitalization                        214.02                          95.59                         40.23
                                          ========                        =======                       =======
LT Debt/Total Capitalization                  0.56                           0.09                         0.31
Debt to Equity                                2.03                           1.25                         0.81
Debt to Assets                                0.67                           0.56                         0.45
Current Ratio                                 2.50                           1.24                         2.32
Asset Turnover                                1.51                           1.45                         1.28

Return to Stockholders' Equity                0.06                           0.17                         0.06
Return on Assets                              0.02                           0.08                         0.03

                                  Franchises
                 Valuation Comparison of Franchise Companies
                                    Nov-96

Company                             Ipi                            Mail                                 Cadmus
                                    Inc.                           Boxes(1)                           Communications
                                    ------                         --------                           ------------
Historical Growth:
EPS (Fully Diluted)-$
Latest Twelve Months               0.31                            0.58                                 0.87
Latest Fiscal Year                 0.29                            0.77                                 0.76
1 Year Prior                       0.28                            0.60                                 1.21
2 Years Prior                      0.22                            0.49                                 0.86
3 Years Prior                        na                            0.56                                 0.76
Compound Annual Growth Rate          na                          11.20%                                0.00%

Revenues/Net Income: ($)MM.
Latest Twelve Months             $10.50/  $1.47                  $16.01/   $9.18                      $336.65/   $5.71
Latest Fiscal Year                10.28/   1.36                   59.10/    8.70                       336.70/    5.70
1 Year Prior                       7.97/   1.14                   50.40/    6.80                       279.60/    7.50
2 Years Prior                      6.77/   0.78                   43.90/    6.00                       247.70/    5.20
3 Years Prior                        na/     na                   39.90/    6.90                       198.10/    4.50
Compound Annual Growth Rate          na      na                   14.57%    8.03%                       19.34%    8.20%

Business Description:           Through "Insty-Print"            Franchisor of postal and             Holding co., provides
                                franchises it offers services    business communication               printing/graphic art commun
                                incl. graphic design, color      services incl. mailbox retail,       incl. periodical, promotional
                                printing, brochures, etc.        shipping, envelopes, stamps, etc.    & financial printing.

Company                       Consolidated                          Devon                             Geographic
                              Graphics                              Group                               Inc.
                              ---------                             ------                           ----------
Historical Growth:
EPS (Fully Diluted)-$
Latest Twelve Months           0.94                                 2.96                                0 .15
Latest Fiscal Year             0.72                                 3.27                                0 .16
1 Year Prior                   0.91                                 2.64                               -0 .37
2 Years Prior                  1.06                                 1.83                                0 .09
3 Years Prior                  0.74                                 1.43                                0 .07
Compound Annual Growth Rate  -0.91%                               31.75%                                31.73%

Revenues/Net Income: ($)MM.
Latest Twelve Months         $93.91/   $4.50                     $251.75/  $23.03                      $23.85/     $1.17
Latest Fiscal Year            85.10/    4.00                      249.00/   24.00                       10.20/      0.70
1 Year Prior                  57.20/    4.50                      225.70/   21.50                       9.40/      -1.60
2 Years Prior                 48.60/    3.50                      190.80/   13.20                       6.80/       0.30
3 Years Prior                 28.90/    2.10                      172.00/   10.30                       4.10/       0.20
Compound Annual Growth Rate   43.33%   23.96%                      13.12%   32.57%                     35.50%      51.83%

Business Description:        Provides general commercial         Provides graphic art services        Manufactures lettering
                             printing services in the U.S.       such as typesetting, magazine        signage, paper and graphic
                             incl. annual reports, catalogs,     and financial printing.              art products and
                             brochures, etc.                                                          distributes them.
Company                        Graphic                               Merrill                              Tufco
                              Industries                              Corp.                             Technologies
                              ----------                             -------                           ------------
Historical Growth:
EPS (Fully Diluted)-$
Latest Twelve Months             0.57                              2.00                                  0.51
Latest Fiscal Year               0.98                              1.34                                  0.51
1 Year Prior                     0.80                              1.50                                  0.37
2 Years Prior                    0.65                              1.67                                  0.37
3 Years Prior                    0.41                              1.12                                  0.37
Compound Annual Growth Rate     33.70%                             6.16%                                11.29%

Revenues/Net Income: ($)MM.
Latest Twelve Months          $429.48/   $5.71                   $283.94/  $14.79                     $64.09/   $1.75
Latest Fiscal Year             417.30/   10.60                    245.30/   10.70                      68.40/    2.30
1 Year Prior                   348.10/    8.40                    236.90/   12.00                      48.00/    1.20
2 Years Prior                  335.50/    6.50                    181.60/   13.30                      36.20/    1.00
3 Years Prior                  316.90/    4.00                    147.70/    8.60                      24.90/    0.80
Compound Annual Growth Rate     9.61%    38.38%                   18.42%     7.55%                     40.05%   42.19%

Business Description:         Offers financial, corporate &      Provides services incl.              Provides converting and
                              commercial printing, direct        typesetting, printing, and           specialty printing service.
                              mail & education services.         distribution worldwide.              Also manufactures disposable
                                                                                                      products.

(1) Name change from Intermedia Comm of Fla. - 6/3/1996

PROXY CARD FRONT


                        BERNARD HALDANE ASSOCIATES, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS



         The undersigned hereby constitutes and appoints Jeffrey G. Klein, Jeffrey Schachter and Gregg Weiss and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the shares of Common Stock of Bernard Haldane Associates, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on January 8, 1999, at 10:00 A.M. local time at the offices of the Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 and at any adjournments thereof, in the following manner:



         Management recommends that you vote FOR Proposal 1.


         1. Proposal to adopt and authorize an Agreement and Plan of Merger between the Company and Bernard Haldane Acquisition Corporation.

                  [  ] FOR         [  ] AGAINST         [  ] ABSTAIN



         2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, the Proxy is authorized to vote upon any other matter which may properly come before the Meeting.

PROXY CARD BACK
(continued from other side)



         THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



Date: December 15, 1998
     -------------------------------


------------------------------------
Signature



------------------------------------
Signature if jointly held



                                        Please date and sign exactly as your
                                        name appears hereon. If shares are
                                        jointly held, all joint owners should
                                        sign. Trustees and others signing in a
                                        representative capacity in which they
                                        sign. If the signatory is a corporation
                                        or partnership, sign the full corporate
                                        or partnership name by a duly authorized officer or partner.